Filed pursuant to Rule 424(b)(5)
File No. 333-286821

Prospectus Supplement
(To Prospectus dated April 29, 2025)
Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund
Up to 19,096,050 Common Shares

Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund (the “Fund,” “we,” or “our”) is a diversified, closed‑end management investment company that commenced operations on June 30, 2005. Our primary investment objective is to provide current income and gains, with a secondary objective of capital appreciation.
The Fund has entered into a distribution agreement dated May 1, 2025 (the “Distribution Agreement”) with Eaton Vance Distributors, Inc. (the “Distributor”) relating to the common shares of beneficial interest (the “Common Shares”) offered by this Prospectus Supplement dated May 1, 2025, and the accompanying Prospectus dated April 29, 2025. The Distributor has entered into a dealer agreement, dated May 1, 2025 (the “Dealer Agreement”) with UBS Securities LLC (the “Dealer”) with respect to the Fund relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Dealer Agreement, we may offer and sell up to 19,096,050 Common Shares, $0.01 par value per share, from time to time through the Dealer as sub‑placement agent for the offer and sale of the Common Shares. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.
Our Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ETV.” As of April 23, 2025, the last reported sale price for our Common Shares on the NYSE was $12.42 per share.
Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
The Fund will compensate the Distributor with respect to sales of the Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. The Distributor will compensate the Dealer out of this commission at a certain percentage rate of the gross proceeds of the sale of Common Shares sold under the Dealer Agreement, with the exact amount of such compensation to be mutually agreed upon by the Distributor and the Dealer from time to time. In connection with the sale of the Common Shares on the Fund’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the 1933 Act and the compensation of the Dealer may be deemed to be underwriting commissions or discounts.
The Common Shares have traded both at a premium and a discount to net asset value (“NAV”). The Fund cannot predict whether Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. The Fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Fund’s Common Shares. Shares of common stock of closed‑end investment companies frequently trade at a discount from NAV, which may increase investors’ risk of loss.

Investing in our securities involves certain risks. You could lose some or all of your investment. See “Investment Objectives, Policies and Risks” beginning on page 26 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s Common Shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated May 1, 2025

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely information about the Fund that you should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in our securities. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated April 29, 2025 as supplemented from time to time, containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement that we filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering (as described below), including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 63 of the accompanying Prospectus, or a free copy of our annual and semi-annual reports to shareholders, obtain other information or make shareholder inquiries, by calling toll-free 1‑800‑262‑1122 or by writing to the Fund at One Post Office Square, Boston, Massachusetts 02109. The Fund’s SAI and annual and semi-annual reports also are available free of charge on our website at http://www.eatonvance.com and on the SEC’s website (http://www.sec.gov). You may also obtain these documents, after paying a duplication fee, by electronic request at the following email address: publicinfo@sec.gov.
Our securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

You should rely only on the information contained in, or incorporated by reference into, this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. The Fund has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate only as of the dates on their covers. The Fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus Supplement or the date of its description in the accompanying Prospectus.

Prospectus Supplement
Prospectus Supplement Summary	1
Capitalization	2
Summary of Fund Expenses	3
Market and Net Asset Value Information	4
Use of Proceeds	4
Plan of Distribution	5
Legal Matters	5
Incorporation by Reference	5
Available Information	6

Prospectus
Prospectus Summary	7
Summary of Fund Expenses	22
Financial Highlights and Investment Performance	23
The Fund	25
Use of Proceeds	26
Investment Objectives, Policies and Risks	26
Management of the Fund	43
Plan of Distribution	46
Distributions	47
U.S. Federal Income Tax Matters	48
Dividend Reinvestment Plan	51
Description of Capital Structure	51
Custodian and Transfer Agent	55
Legal Matters	55
Reports to Shareholders	55
Independent Registered Public Accounting Firm	56
Potential Conflicts of Interest	56
Additional Information	58
Incorporation by Reference	59
The Fund’s Privacy Policy	60
Table of Contents for the Statement of Additional Information	63
All dealers that buy, sell or trade the Common Shares, whether or not participating in this offering, may be required to deliver the accompanying Prospectus and this Prospectus Supplement. This requirement is in addition to the dealers’ obligation to deliver the accompanying Prospectus and this Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Investment Objectives, Policies and Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Investment Objectives, Policies and Risks” section of the accompanying Prospectus. We urge you to review carefully that section for a more detailed discussion of the risks of an investment in our securities.

Prospectus Supplement Summary
The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the SAI.
THE FUND
Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund (the “Fund,” “we,” or “our”) is a diversified, closed‑end management investment company that commenced operations on June 30, 2005. The Fund seeks to provide current income and gains, with a secondary objective of capital appreciation. Investments are based on Eaton Vance Management’s (“Eaton Vance” or the “Adviser”) and Parametric Portfolio Associates LLC’s (“Parametric” or the “Sub‑Adviser”) internal research and proprietary modeling techniques and software. An investment in the Fund may not be appropriate for all investors. There is no assurance that the Fund will achieve its investment objectives.
THE ADVISER AND SUB‑ADVISER
Eaton Vance acts as the Fund’s investment adviser under an Investment Advisory Agreement (the “Advisory Agreement”). The Adviser’s principal office is located at One Post Office Square, Boston, MA 02109. Eaton Vance has engaged its affiliate, Parametric, as a sub‑adviser to the Fund. Parametric’s principal office is located at 800 Fifth Avenue, Suite 2800, Seattle, WA 98104. Eaton Vance and Parametric are each an indirect, wholly owned subsidiary of Morgan Stanley. Eaton Vance, its affiliates and predecessor organizations have been managing assets since 1924 and managing mutual funds since 1931. Parametric has been providing investment advisory services since its formation in 1987.
Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of March 31, 2025, Morgan Stanley’s asset management operations had aggregate assets under management or supervision of approximately $1.6 trillion.
Under the general supervision of the Fund’s Board, the Adviser is responsible for managing the Fund’s overall investment program and executing the Fund’s options strategy. The Adviser also is responsible for providing the Sub‑Adviser with research support and supervising the performance of the Sub‑Adviser. The Sub‑Adviser is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax‑management techniques, relying in part on the fundamental research and analytical judgments of the Adviser. The Adviser will furnish to the Fund investment advice and office facilities, equipment and personnel for servicing the investments of the Fund. The Adviser will compensate all Trustees and officers of the Fund who are members of the Adviser’s organization and will also compensate all other Adviser personnel who provide services related to research and investment activities to the Fund. Pursuant to the Advisory Agreement, the Fund has agreed to pay the Adviser an investment advisory fee, payable on a monthly basis, at an annual rate of 1.000% of the average daily gross assets of the Fund up to and including $1.5 billion, 0.980% of the average daily gross assets of the Fund over $1.5 billion up to and including $3 billion, 0.960% of the average daily gross assets of the Fund over $3 billion up to and including $5 billion, and 0.940% of the average daily gross assets of the Fund over $5 billion. Gross assets of the Fund means total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. During periods in which the Fund is using leverage, the fees paid to the Adviser for investment advisory services will be higher than if the Fund did not use leverage because, as discussed above, the fees paid will be calculated on the basis of the Fund’s gross assets, including proceeds from any borrowings and from the issuance of preferred shares. The Fund is responsible for all expenses not expressly stated by another party (such as the expenses required to be paid pursuant to an agreement with the investment adviser, sub‑adviser or administrator). Under the Sub‑Advisory Agreement between Eaton Vance and Parametric, Eaton Vance (and not the Fund) pays Parametric a portion of the adviser fee for sub‑advisory services provided to the Fund.
THE OFFERING
The Fund has entered into a distribution agreement dated May 1, 2025 (the “Distribution Agreement”) with Eaton Vance Distributors, Inc. (the “Distributor”) relating to the common shares of beneficial interest (the “Common Shares”), offered by this Prospectus Supplement dated May 1, 2025 and the accompanying Prospectus dated April 29, 2025 (the “Offering”). The Distributor has entered into a dealer agreement dated May 1, 2025 (the “Dealer Agreement”) with UBS Securities LLC (the “Dealer”) with respect to the Fund relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Dealer Agreement, the Fund may offer and sell up to 19,096,050 Common Shares, par value $0.01 per Common Share, from time to time through the Dealer as sub‑placement agent for the offer and sale of the Common Shares.
Offerings of the Common Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed‑end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of the company’s common shares, absent shareholder approval or under certain other circumstances.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange. The Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of a Prospectus and an accompanying Prospectus Supplement describing the method and terms of the offering of Common Shares.
LISTING AND SYMBOL
The Fund’s currently outstanding Common Shares are listed on the NYSE under the symbol “ETV.” Any new Common Shares offered and sold hereby are expected to be listed on the NYSE and trade under this symbol. The net asset value of the Common Shares on April 23, 2025 was $13.26 per share. As of April 23, 2025, the last reported sale price for the Common Shares was $12.42.
USE OF PROCEEDS
The Fund currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus Supplement in accordance with its investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives, Policies and Risks” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the Fund anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash and/or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to the holders of Common Shares (“Common Shareholders”) or result in a distribution consisting principally of a return of capital.
Capitalization
We may offer and sell up to 19,096,050 of our Common Shares, $0.01 par value per share, from time to time through the Dealer as sub‑placement agent under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of our Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that we will sell 19,096,050 Common Shares at a price of $12.42 per share (the last reported sale price per share of our Common Shares on the NYSE on April 23, 2025). Actual sales, if any, of our Common Shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $12.42 per share, depending on the market price of our Common Shares at the time of any such sale. To the extent that the market price per share of our Common Shares on any given day is less than the net asset value per share on such day, we will instruct the Dealer not to make any sales on such day.
The following table sets forth our capitalization:

•	on a historical basis as of December 31, 2024 (audited); and

•
on a pro forma as adjusted basis to reflect the assumed sale of 19,096,050 Common Shares at $12.42 per share (the last reported sale price for our Common Shares on the NYSE on April 23, 2025), in an offering under this Prospectus Supplement and the accompanying Prospectus, after deducting the assumed commission of $2,371,729 (representing an estimated commission to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares, of which a certain percentage will be paid to the Dealer in connection with sales of Common Shares effected in this Offering).

	As of December 31, 2024 (audited)	Pro Forma (unaudited)
	Actual	As adjusted
Net Assets	$1,745,593,073	$1,980,394,285
$0.01 par value per share of common shares outstanding	$1,167,546	$1,358,506
Additional paid‑in capital	$387,191,108	$621,992,320
Distributable earnings	$1,357,234,419	$1,357,043,459
Net Assets	$1,745,593,073	$1,980,394,285
Net asset value per share	$14.95	$14.58
Common shares issued and outstanding	116,754,568	135,850,618

Summary of Fund Expenses
The purpose of the table below is to help you understand all fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. Unless otherwise noted, the table shows Fund expenses as a percentage of net assets attributable to Common Shares for the year ended December 31, 2024.

Common Shareholder transaction expenses
Sales load paid by you (as a percentage of offering price)	1.00%	(1)
Offering expenses (as a percentage of offering price)	0.08%	(2)
Dividend reinvestment plan fees	$5.00	(3)

Annual expenses	Percentage of net assets attributable to Common Shares(4)
Investment adviser fee	1.00	%(5)
Other expenses	0.08%

Total annual Fund operating expenses	1.08%

(1)
Represents the estimated commission with respect to the Fund’s Common Shares being sold in this Offering. There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of the Fund’s Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” above. In addition, the price per share of any such sale may be greater or less than the price set forth under “Capitalization” above, depending on market price of the Fund’s Common Shares at the time of any such sale.

(2)
Represents estimated Offering expenses as a percentage of the offering price of Common Shares based on the last reported sale price for Common Shares on the NYSE on April 23, 2025. Offering expenses generally include, but are not limited to, the preparation, review and filing with the SEC of the Fund’s registration statement (including this Prospectus Supplement and the accompanying Prospectus and the SAI), the preparation, review and filing of any associated marketing or similar materials, costs associated with the printing, mailing or other distribution of this Prospectus Supplement, the accompanying Prospectus, SAI and/or marketing materials, associated filing fees, NYSE listing fees, and legal and auditing fees associated with the Offering.

(3)	You will be charged a $5.00 service charge and pay brokerage charges if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.
(4)	Stated as a percentage of average net assets attributable to Common Shares for the year ended December 31, 2024.
(5)
The investment adviser fee paid by the Fund to Eaton Vance is based on the average daily gross assets of the Fund, including all assets attributable to any form of investment leverage that the Fund may utilize. Accordingly, if the Fund were to utilize investment leverage in the future, the investment adviser fee will increase as a percentage of net assets. Pursuant to the investment advisory agreement between the Fund and the Adviser, the investment adviser fee is payable monthly and computed at an annual rate of 1.000% of the average daily gross assets of the Fund up to and including $1.5 billion, 0.980% of the average daily gross assets of the Fund over $1.5 billion up to and including $3 billion, 0.960% of the average daily gross assets of the Fund over $3 billion up to and including $5 billion, and 0.940% of the average daily gross assets of the Fund over $5 billion.

EXAMPLE
The following Example illustrates the expenses that Common Shareholders would pay on a $1,000 investment in Common Shares, assuming (i) total annual expenses of 1.08% of net assets attributable to Common Shares in years 1 through 10; (ii) a sales load of 1.00%; (iii) a 5% annual return; and (iv) all distributions are reinvested at NAV:

1 Year	3 Years	5 Years	10 Years
$ 21	$ 44	$ 69	$ 140
The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund’s Common Shares. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund” in the accompanying Prospectus. In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Fund’s dividend reinvestment plan may receive Common Shares purchased or issued at a price or value different from NAV. See “Distributions” and “Dividend Reinvestment Plan” in the accompanying Prospectus. The example does not include estimated offering costs, which would cause the expenses shown in the example to increase.
The example should not be considered a representation of past or future expenses, and the Fund’s actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Market and Net Asset Value Information
Our Common Shares are listed on the NYSE under the symbol “ETV.” Our Common Shares commenced trading on the NYSE in 2005.
Our Common Shares have traded both at a premium and a discount to net asset value or NAV. We cannot predict whether our shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. Our issuance of Common Shares may have an adverse effect on prices in the secondary market for our Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for our Common Shares. Shares of Common Stock of closed‑end investment companies frequently trade at a discount from NAV. See “Prospectus Summary— Special Risk Considerations—Discount from or premium to NAV” on page 13 of the accompanying Prospectus.
The following table sets forth for the period indicated the high and low closing market prices for Common Shares on the NYSE, and the corresponding NAV per share and the premium or discount to NAV per share at which the Fund’s Common Shares were trading as of the same date. NAV is determined no less frequently than daily, generally on each day of the week that the NYSE is open for trading. See “Determination of Net Asset Value” on page 24 of the accompanying SAI for information as to the determination of the Fund’s net asset value.

	Market Price		NAV per Share on Date of Market Price		NAV Premium/(Discount) on Date of Market Price
Fiscal Quarter Ended	High	Low	High	Low	High	Low
March 31, 2025	$14.63	$13.21	$15.24	$13.87	(4.00)%	(4.76)%
On April 23, 2025, the last reported sale price, NAV per Common Share and percentage premium/(discount) to NAV per Common Share, were $12.42, $13.26 and (6.33)%, respectively. As of April 23, 2025, the Fund had 116,754,568 Common Shares outstanding and net assets of $1,548,533,175.
The following table provides information about our outstanding Common Shares as of April 23, 2025:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares	Unlimited	0	116,754,568
Use of Proceeds
Sales of our Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of our Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of our Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth below in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of our Common Shares at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. Assuming the sale of all of the Common Shares offered under this Prospectus Supplement and the accompanying Prospectus, at the last reported sale price of $12.42 per share for our Common Shares on the NYSE as of April 23, 2025 we estimate that the net proceeds of this Offering will be approximately $234,801,212 after deducting the estimated sales load and the estimated offering expenses payable by the Fund, if any.
Subject to the remainder of this section, the Fund currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus Supplement in accordance with its investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives, Policies and Risks” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the Fund anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash and/or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders or result in a distribution consisting principally of a return of capital.

4

Plan of Distribution
Under the Dealer Agreement between the Distributor and the Dealer, upon written instructions from the Distributor, the Dealer will use its reasonable best efforts, to sell, as sub‑placement agent, the Common Shares under the terms and subject to the conditions set forth in the Dealer Agreement. The Dealer’s solicitation will continue until the Distributor instructs the Dealer to suspend the solicitations and offers. The Distributor will instruct the Dealer as to the amount of Common Shares to be sold by the Dealer. The Distributor may instruct the Dealer not to sell Common Shares if the sales cannot be effected at or above the price designated by the Distributor in any instruction. To the extent that the market price per share of the Fund’s Common Shares on any given day is less than the net asset value per share on such day, the Distributor will instruct the Dealer not to make any sales on such day. The Distributor or the Dealer may suspend the offering of Common Shares upon proper notice and subject to other conditions.
The Dealer will provide written confirmation to the Distributor following the close of trading on the day on which Common Shares are sold under the Dealer Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Distributor to the Dealer in connection with the sales.
The Fund will compensate the Distributor with respect to sales of the Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. The Distributor will compensate the Dealer for its services in acting as sub‑placement agent in the sale of Common Shares out of this commission at a certain percentage rate of the gross proceeds of the sale of Common Shares sold under the Dealer Agreement, with the exact amount of such compensation to be mutually agreed upon by the Distributor and the Dealer from time to time. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be conducted at a price that is greater or less than the last reported sale price set forth in this Prospectus Supplement, depending on the market price of Common Shares at the time of any such sale. Eaton Vance will pay the expenses of the Offering (other than the applicable commissions).
Settlement for sales of Common Shares will occur on the first trading day following the date on which such sales are made, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Distributor has agreed to provide indemnification and contribution to the Dealer against certain civil liabilities, including liabilities under the 1933 Act.
The Dealer Agreement will remain in full force and effect unless terminated by either party upon 5 days’ written notice to the other party.
The principal business address of the Dealer is 1285 Avenue of the Americas, New York, NY 10019.
The Dealer and its affiliates hold or may hold in the future, directly or indirectly, investment interests in the Distributor and its funds. The interests held by the Dealer or its affiliates are not attributable to, and no investment discretion is held by, the Dealer or its affiliates.
Legal Matters
Certain legal matters in connection with the Common Shares will be passed upon for the Fund by internal counsel for Eaton Vance.
Incorporation by Reference
This Prospectus Supplement is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

5

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the Offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

•	The Fund’s SAI, dated April 29, 2025, filed with the accompanying Prospectus;

•	The Fund’s annual report on Form N‑CSR for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025; and

•
The description of the Fund’s common shares contained in its Registration Statement on Form 8‑A filed with the SEC on May 18, 2005, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus Supplement, the accompanying Prospectus, and the SAI. You should direct requests for documents by calling (800) 262‑1122.
The Fund makes available this Prospectus Supplement, the accompanying Prospectus, the SAI and the Fund’s annual and semi-annual reports, free of charge, at http://www.eatonvance.com. You may also obtain this Prospectus Supplement, the accompanying Prospectus, the SAI, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus Supplement, the accompanying Prospectus or the SAI.
Available Information
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the SEC. These documents are available on the SEC’s EDGAR system.
This Prospectus Supplement, the accompanying Prospectus and the SAI do not contain all of the information in our registration statement, including amendments, exhibits, and schedules that the Fund has filed with the SEC (File No. 333‑286821). Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.
Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N‑2 filed with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.
As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual shareholder reports are no longer being sent by mail unless you specifically request paper copies of the reports. Instead, the reports are being made available on the Fund’s website (funds.eatonvance.com/closed‑end‑fund‑and‑term‑trust‑documents.php), and you will be notified by mail each time a report is posted and provided with a website address to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. If you hold shares at the Fund’s transfer agent, Equiniti Trust Company, LLC (“EQ”), you may elect to receive shareholder reports and other communications from the Fund electronically by contacting EQ. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary to sign up. You may elect to receive all future Fund shareholder reports in paper free of charge. If you hold shares at EQ, you can inform EQ that you wish to continue receiving paper copies of your shareholder reports by calling 1‑866‑439‑6787. If you own these shares through a financial intermediary, you must contact your financial intermediary or follow instructions included with this disclosure, if applicable, to elect to continue to receive paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds held with EQ or to all funds held through your financial intermediary, as applicable.

6

BASE PROSPECTUS
Up to 19,096,050 Shares
Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund
Common Shares

Investment Objectives and Policies. Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund (the “Fund”) is a diversified, closed‑end management investment company that commenced operations on June 30, 2005. The Fund’s primary investment objective is to provide current income and gains, with a secondary objective of capital appreciation. In pursuing its investment objectives, the Fund will evaluate returns on an after‑tax basis, seeking to minimize and defer shareholder U.S. federal income taxes.
Investment Adviser and Sub‑Adviser. The Fund’s investment adviser is Eaton Vance Management (“Eaton Vance” or the “Adviser”). Eaton Vance has engaged its affiliate, Parametric Portfolio Associates LLC (“Parametric” or the “Sub‑Adviser”), as a sub‑adviser to the Fund. The Adviser’s principal office is located at One Post Office Square, Boston, Massachusetts 02109. Eaton Vance and its predecessor organizations have been managing assets since 1924 and managing mutual funds since 1931. Eaton Vance is an indirect, wholly-owned subsidiary of Morgan Stanley.
Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of March 31, 2025, Morgan Stanley’s asset management operations had aggregate assets under management or supervision of approximately $1.6 trillion.
Eaton Vance is responsible for managing the Fund’s overall investment program and executing the Fund’s options strategy. Eaton Vance is also responsible for providing research support to the Sub‑Adviser and supervising the performance of the Sub‑Adviser. Parametric is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax‑management techniques, relying in part on the fundamental research and analytical judgments of the Adviser.
The Offering. The Fund may offer, from time to time, in one or more offerings (each, an “Offering”), the Fund’s common shares of beneficial interest, $0.01 par value (“Common Shares”). Common Shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the Offering identifies any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale. The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular Offering of the Common Shares.
The Common Shares have traded both at a premium and a discount to net asset value (“NAV”). The Fund cannot predict whether Common Shares will trade in the future at a premium or discount to NAV. The provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. The Fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Fund’s Common Shares. Shares of common stock of closed‑end investment companies frequently trade at a discount from NAV, which may increase investors’ risk of loss.

Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund	1	Prospectus dated April 29, 2025

Investing in shares involves certain risks. See “Investment Objectives, Policies and Risks – Additional Risk Considerations” beginning at page 35 for a discussion of the principal risks of investing in the Fund. Certain of these risks are summarized in “Prospectus Summary – Special Risk Considerations” beginning at page 13. You should consider carefully these risks together with all of the other information contained in this Prospectus and the accompanying Prospectus Supplement before making a decision to purchase the Fund’s Common Shares.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

2

(continued from previous page)
Portfolio Contents. Under normal market conditions, the Fund’s investment program consists primarily of: (1) owning a diversified portfolio of common stocks, a segment of which (“Segment One”) seeks to exceed the total return performance of the S&P 500® Index (the “S&P 500®”) and a segment of which (“Segment Two”) seeks to exceed the total return performance of the NASDAQ‑100® Index (the “NASDAQ‑100®”); and (2) selling on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two.
Under normal market conditions, the Fund invests at least 80% of its total assets in a diversified portfolio of common stocks, designated segments of which seek to exceed the total return performance of the S&P 500® and the NASDAQ‑100®. Over time, the percentages of the Fund’s stock portfolio invested in each Segment may vary as a result of relative changes in the indices, the Adviser’s evaluation of equity market conditions and other factors. Due to tax considerations, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. The Fund’s stock holdings may include stocks not included in either index. The Fund invests primarily in common stocks of U.S. issuers.
The Fund seeks to generate current earnings in part by employing an options strategy of writing (selling) index call options on the S&P 500® and the NASDAQ‑100®. The Fund seeks to generate gains from option premiums and from the sale of equity securities it holds in Segment One and Segment Two of its portfolio. Under normal market conditions, the Fund expects to sell on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two. Under normal market conditions, at least 80% of the value of the Fund’s total assets are subject to written index call options. Writing index call options involves a tradeoff between the option premiums received and reduced participation in potential future price appreciation of the Fund’s portfolio of common stocks.
During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objectives, principal strategies and other policies.
Exchange Listing. As of April 23, 2025, the Fund had 116,754,568 Common Shares outstanding. The Fund’s Common Shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “ETV.” As of April 23, 2025, the last reported sale price of a Common Share of the Fund on the NYSE was $12.42. Common Shares offered and sold pursuant to this Registration Statement will also be listed on the NYSE and trade under this symbol.
The Fund’s NAV and distribution rate will vary and may be affected by numerous factors, including changes in stock prices, option premiums, market interest rates, dividend rates and other factors. An investment in the Fund may not be appropriate for all investors. There is no assurance that the Fund will achieve its investment objectives.

Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund	3	Prospectus dated April 29, 2025

This Prospectus, together with any applicable Prospectus Supplement, sets forth concisely information you should know before investing in the shares of the Fund. Please read and retain this Prospectus for future reference. A Statement of Additional Information (“SAI”) dated April 29, 2025, has been filed with the SEC and is incorporated by reference into this Prospectus. You may request a free copy of the SAI, the table of contents of which is on page 63 of this Prospectus, a free copy of our annual and semi-annual reports to shareholders (when available), obtain other information or make shareholder inquiries, by calling toll-free 1‑800‑262‑1122 or by writing to the Fund at One Post Office Square, Boston, Massachusetts 02109. The Fund’s SAI and annual and semi-annual reports also are available free of charge on our website at http://www.eatonvance.com and on the SEC’s website (http://www.sec.gov). You may also obtain these documents, after paying a duplication fee, by electronic request at the following email address: publicinfo@sec.gov.
The Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, any accompanying Prospectus Supplement and the SAI, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus as well as in any accompanying Prospectus Supplement. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Investment Objectives, Policies and Risks” section of this Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement or the SAI are made as of the date of this Prospectus or the accompanying Prospectus Supplement or the SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus, any accompanying Prospectus Supplement and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “1933 Act”).
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Investment Objectives, Policies and Risks” section of this Prospectus. We urge you to review carefully that section for a more detailed discussion of the risks of an investment in our securities.
Prospectus dated April 29, 2025

Prospectus Summary
The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus, in any related Prospectus Supplement, and in the SAI.
THE FUND
Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund (the “Fund”) is a diversified, closed‑end management investment company that commenced operations on June 30, 2005. The Fund seeks to provide current income and gains, with a secondary objective of capital appreciation. Investments are based on Eaton Vance Management’s (“Eaton Vance” or the “Adviser”) and Parametric Portfolio Associates LLC’s (“Parametric” or a “Sub‑Adviser”) internal research and proprietary modeling techniques and software. An investment in the Fund may not be appropriate for all investors. There is no assurance that the Fund will achieve its investment objectives.
THE OFFERING
The Fund may offer, from time to time, in one or more offerings (each, an “Offering”), up to 19,096,050 of the Fund’s common shares of beneficial interest, $0.01 par value (“Common Shares”), on terms to be determined at the time of the Offering. The Common Shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale. See “Plan of Distribution.” The Fund may not sell any of Common Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular Offering of Common Shares.
INVESTMENT OBJECTIVES AND POLICIES
The Fund’s primary investment objective is to provide current income and gains, with a secondary objective of capital appreciation. In pursuing its investment objectives, the Fund will evaluate returns on an after‑tax basis, seeking to minimize and defer shareholder U.S. federal income taxes. There can be no assurance that the Fund will achieve its investment objectives.
Under normal market conditions, the Fund’s investment program consists primarily of (1) owning a diversified portfolio of common stocks, a segment of which (“Segment One”) seeks to exceed the total return performance of the S&P 500® Index (the “S&P 500®”) and a segment of which (“Segment Two”) seeks to exceed the total return performance of the NASDAQ‑100® Index (the “NASDAQ‑100®”); and (2) selling on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two.
Under normal market conditions, the Fund invests at least 80% of its total assets in a diversified portfolio of common stocks, designated segments of which seek to exceed the total return performance of the S&P 500® and the NASDAQ‑100®. Over time, the percentages of the Fund’s stock portfolio invested in each Segment may vary as a result of relative changes in the indices, the Adviser’s evaluation of equity market conditions and other factors. Although the Fund will designate separate S&P 500® and NASDAQ‑100® segments, the Fund’s stock portfolio will be managed on an integrated basis. Among other portfolio considerations set forth below, the Fund seeks to minimize the projected tracking of its stock holdings versus a blend of the S&P 500® and the NASDAQ‑100® corresponding to the weightings within the Fund’s stock portfolio of Segment One and Segment Two. Due to tax considerations, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. The Fund’s stock holdings may include stocks not included in either index. The Fund invests primarily in common stocks of U.S. issuers. The Fund may invest up to 10% of its total assets in securities of foreign issuers, including securities evidenced by American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). The Fund may invest up to 5% of its total assets in securities of emerging market issuers. The Fund expects that its assets will normally be invested across a broad range of industries and market sectors. Stocks included in the S&P 500® and the NASDAQ‑100® generally have growth characteristics. Investing in NASDAQ‑100® stocks may result in significant exposure to companies in the technology sector, including software and technology services companies, companies that manufacture technology hardware and interactive media companies. The Fund may invest a portion of its assets in stocks of mid‑capitalization companies. Eaton Vance generally considers mid‑capitalization companies to be those companies having market capitalizations within the range of capitalizations for the S&P MidCap 400® Index (“S&P MidCap 400®”). As of March 31, 2025, companies in the S&P MidCap 400® had median market capitalization of approximately $6.7 billion and their market capitalization range was from $2.1 billion to $20.5 billion. Market capitalizations of companies within the S&P MidCap 400® are subject to change.

The Fund seeks to generate current earnings in part by employing an options strategy of writing (selling) index call options on the S&P 500® and the NASDAQ‑100®. Under normal market conditions, the Fund expects to sell on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two. Under normal market conditions, at least 80% of the value of the Fund’s total assets are subject to written index call options. Writing index call options involves a tradeoff between the option premiums received and reduced participation in potential future price appreciation of the Fund’s portfolio of common stocks. The Fund seeks to generate current earnings from option premiums and, to a lesser extent, from dividends on stocks held. The Fund seeks to generate gains from option premiums and from the sale of equity securities it holds in Segment One and Segment Two of its portfolio.
The Fund generally intends to sell S&P 500® and NASDAQ‑100® call options that are exchange-listed and “European style,” meaning that the options may be exercised only on the expiration date of the option. To implement its options program most effectively, the Fund may also sell index options that trade in over‑the‑counter (“OTC”) markets. Index options differ from options on individual securities in that index options (i) typically are settled in cash rather than by delivery of securities and (ii) reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.
As the seller of S&P 500® and NASDAQ‑100® call options, the Fund will receive cash (the premiums) from option purchasers. The purchaser of an S&P 500® or NASDAQ‑100® call option has the right to any appreciation in the value of the applicable index over a fixed price (the exercise price) as of a specified date in the future (the option valuation date). Generally, the Fund intends to sell S&P 500® and NASDAQ‑100® call options that are slightly “out‑of‑the‑money” (i.e., the exercise price generally will be slightly above the current level of the applicable index when the option is sold). The Fund may also sell index options that are more substantially “out‑of‑the‑money.” Such options that are more substantially “out‑of‑the‑money” provide greater potential for the Fund to realize capital appreciation on its portfolio stocks but generally would pay a lower premium than options that are slightly “out‑of‑the‑money.” By selling index options, the Fund will, in effect, sell the potential appreciation in the value of the S&P 500® or NASDAQ‑100® above the exercise price in exchange for the option premium received. If, at expiration, an S&P 500® or NASDAQ‑100® call option sold by the Fund is exercised, the Fund will pay the purchaser the difference between the cash value of the applicable index and the exercise price of the option. The premium, the exercise price and the market value of the applicable index will determine the gain or loss realized by the Fund as the seller of the index call option (after taking into consideration any transaction costs).
The Fund’s policies, under normal market conditions, to invest at least 80% of its total assets in a diversified portfolio of common stocks, designated segments of which seek to exceed the total return performance of the S&P 500® and the NASDAQ‑100®, and that at least 80% of the value of the Fund’s total assets are subject to written index call options are non‑fundamental policies and may be changed by the Fund’s Board of Trustees (the “Board”) without Common Shareholder approval following the provision of 60 days’ prior written notice to the holders of Common Shares (“Common Shareholders”).
In implementing the Fund’s investment strategy, the Adviser and Sub‑Adviser intend to employ a variety of techniques and strategies generally designed to minimize and defer the U.S. federal income taxes incurred by shareholders in connection with their investment in the Fund as described below.
The S&P 500® is an unmanaged index of 500 stocks maintained and published by Standard & Poor’s that is market-capitalization weighted and generally representative of the performance of larger stocks traded in the United States. The NASDAQ‑100® is an unmanaged index maintained by the Nasdaq Stock Market, Inc. (with its affiliates, “Nasdaq”) that includes 100 of the largest domestic and international non‑ financial companies listed on the Nasdaq based upon market capitalization. It is not possible to invest directly in an index. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s or Nasdaq. Neither Standard & Poor’s or Nasdaq has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Fund. Standard & Poor’s and Nasdaq make no representation regarding the advisability of investing in the Fund.
During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objectives, principal strategies and other policies.
INVESTMENT STRATEGIES
Eaton Vance is responsible for managing the Fund’s overall investment program and executing the Fund’s options strategy. Eaton Vance is also responsible for providing research support to the Sub‑Adviser and supervising the performance of the Sub‑Adviser. Parametric is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax‑management techniques, relying in part on the fundamental research and analytical judgments of the Adviser. Parametric has developed specialized programs and systems that are designed to provide for efficient implementation of the Fund’s strategies. The Fund’s investments are actively managed, and securities may be bought or sold on a daily basis.
The Fund’s strategy consists of owning a portfolio of common stocks and selling covered call options (a “buy‑write strategy”).

To avoid being subject to the “straddle rules” under U.S. federal income tax law, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. Under the “straddle rules,” “offsetting positions with respect to personal property” generally are considered to be straddles. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. The Fund expects that the index call options it writes will not be considered straddles because its stock holdings will be sufficiently dissimilar from the components of the S&P 500® and the NASDAQ‑100® under applicable guidance established by the Internal Revenue Service (“IRS”). Under certain circumstances, however, the Fund may enter into option transactions or certain other investments that may constitute positions in a straddle. Parametric will consider a variety of factors in constructing and maintaining the Fund’s stock portfolio, including, but not limited to, stock performance ratings as determined by the Adviser, stock dividend yields, overlap between the Fund’s stock portfolio holdings and the S&P 500® and the NASDAQ‑100®, projected tracking of the Fund’s stock holdings versus a blend of the S&P 500® and the NASDAQ‑100®, realization of loss harvesting opportunities and other tax management considerations. The Adviser’s evaluation of the future performance potential of individual stocks will be one among several considerations in portfolio construction and will not, on a standalone basis, be determinative of portfolio construction. The Adviser’s stock ratings will be based primarily on fundamental research.
The Fund’s index option strategy is designed to produce current cash flow from options premiums and to moderate the volatility of the Fund’s returns. This index option strategy is of a hedging nature and is not designed to speculate on equity market performance. The Adviser believes that the Fund’s index option strategy will moderate the volatility of the Fund’s returns because the option premiums received will help to mitigate the impact of downward price movements in the stocks held by the Fund, while the Fund’s obligations under index calls written will effectively limit the Fund’s ability to participate in upward price movements in portfolio stocks beyond certain levels.
The Fund expects to sell on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two. Under normal conditions, at least 80% of the value of the Fund’s total assets are subject to written index call options. The Adviser does not intend to sell index call options representing amounts greater than the value of the Fund’s common stock portfolio (i.e., take a “naked” position). The Adviser intends to sell S&P 500® and NASDAQ‑100® call options that are exchange-listed and “European style,” meaning that the options may only be exercised on the expiration date of the option. Exchange-traded index options are typically settled in cash and provide that the holder of the option has the right to receive an amount of cash determined by the excess of the exercise-settlement value of the index over the exercise price of the option. The exercise-settlement value is calculated based on opening sales prices of the component index stocks on the option valuation date, which is the last business day before the expiration date. Generally, the Adviser intends to sell S&P 500® and NASDAQ‑100® call options that are slightly “out‑of‑the‑money,” meaning that option exercise prices generally will be slightly above the current level of the index at the time the options are written. The Fund may also sell index options that are more substantially “out‑of‑the‑money.” Such options that are more substantially “out‑of‑the‑money” provide greater potential for the Fund to realize capital appreciation on its portfolio stocks but generally would pay a lower premium than options that are slightly “out‑of‑the‑money.” Options on broad-based equity indices that trade on a national securities exchange registered with the Securities and Exchange Commission (“SEC”) or a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission generally qualify for treatment as “Section 1256 contracts” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). Under the Code, capital gains and losses on Section 1256 contracts are generally recognized annually based on a marking‑to‑market of open positions at tax year‑end, with gains or losses treated as 60% long-term and 40% short-term, regardless of holding period.
In implementing the Fund’s investment strategy, the Adviser and the Sub‑Adviser intend to employ a variety of techniques and strategies generally designed to minimize and defer the U.S. federal income taxes incurred by Common Shareholders in connection with their investment in the Fund. These include: (1) selling index call options that qualify for treatment as Section 1256 contracts on which capital gains and losses are generally treated as 60% long-term and 40% short-term, regardless of holding period; (2) limiting the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis so that the Fund’s stock holdings and S&P 500® and NASDAQ‑100® call options are not subject to the “straddle rules;” (3) engaging in a systematic program of tax‑loss harvesting in the Fund’s stock portfolio, periodically selling stock positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund; and (4) managing the sale of appreciated stock positions so as to minimize the Fund’s net realized short-term capital gains in excess of net realized long-term capital losses. The Fund seeks to offset the 40% of gains on index options treated as short-term against Fund expenses and realized losses on other investments allocable against short-term gains. When an appreciated security is sold, the Fund generally seeks to select for sale the share lots resulting in the most favorable tax treatment, normally those with holding periods sufficient to qualify for long-term capital gains treatment that have the highest cost basis. There is no assurance the techniques and strategies the Fund employs to minimize or defer U.S. federal income tax will be successful.
In addition, the Fund seeks to earn and distribute “qualified dividend income.” Qualified dividend income received by an individual is taxed at the rates applicable to long-term capital gain. In order for a dividend received by Fund shareholders to be qualified dividend income, the Fund must meet holding period and other requirements with respect to the dividend-paying stock in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121‑day period beginning at the date which is 60 days before the date on which such share becomes ex‑dividend with respect to such dividend (or, in the case of certain equity stock, 91 days during the 181‑day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest (for purposes of the limitation on deductibility of investment interest), or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the U.S.) or (b) treated as a passive foreign investment company. Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income. In general, distributions of investment income reported by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.
The Fund may seek to enhance the level of tax‑advantaged dividend income it receives by emphasizing higher-yielding stocks in its stock portfolio and by engaging in dividend capture trading. In a dividend capture trade, the Fund sells a stock on or shortly after the stock’s ex‑dividend date and uses the sale proceeds to purchase one or more other stocks that are expected to pay dividends before the next dividend payment on the stock being sold. Through this practice, the Fund may receive more dividend payments over a given time period than if it held a single stock. In order for dividends received by the Fund to qualify for favorable tax treatment, the Fund must comply with the holding period and other requirements set forth in the preceding paragraph. By complying with the applicable holding period and other requirements while engaging in dividend capture trading, the Fund may be able to enhance the level of tax‑advantaged dividend income it receives because it will receive more dividend payments qualifying for favorable treatment during the same time period than if it simply held its portfolio stocks. The use of dividend capture trading strategies will expose the Fund to increased trading costs and potentially higher short-term gain or loss.
The foregoing policies relating to investment in common stocks and options writing are the Fund’s primary investment policies. In addition to its primary investment policies, the Fund may invest to a limited extent in other types of securities and engage in certain other investment practices. See “Investment Objectives, Policies and Risks—Additional Investment Practices.” In addition to writing index call options, the Fund may invest up to 20% of its total assets in derivative instruments acquired for hedging, risk management and investment purposes (to gain exposure to securities, securities markets, markets indices and/or currencies consistent with its investment objectives and policies), provided that no more than 10% of the Fund’s total assets may be invested in such derivative instruments acquired for non‑hedging purposes. To seek to protect against price declines in securities holdings with large accumulated gains, the Fund may use various hedging techniques (such as the purchase and sale of futures contracts on stocks and stock indices and options thereon, equity swaps, covered short sales, forward sales of stocks and the purchase and sale of forward currency exchange contracts and currency futures). By using these techniques rather than selling appreciated securities, the Fund can, within certain limitations, reduce its exposure to price declines in the securities without realizing substantial capital gains under current tax law. Derivative instruments may also be used by the Fund to enhance returns or as a substitute for the purchase or sale of securities. As a general matter, dividends received on hedged stock positions are characterized as ordinary income and are not eligible for favorable tax treatment. Dividends received on securities with respect to which the Fund is obligated to make related payments (pursuant to short sales or otherwise) will be treated as taxable ordinary income (i.e., not eligible for the favorable tax rates applicable to qualified dividend incomes received by individuals). In addition, use of derivatives may give rise to short-term capital gains and other income that would not qualify for favorable tax treatment. See “Investment Objectives, Policies and Risks.”

LISTING
As of April 23, 2025, the Fund had 116,754,568 Common Shares outstanding. The Fund’s Common Shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “ETV.” As of April 23, 2025, the last reported sale price of a Common Share of the Fund on the NYSE was $12.42. Common Shares offered and sold pursuant to this Registration Statement will also be listed on the NYSE and trade under this symbol.
INVESTMENT ADVISER, ADMINISTRATOR AND SUB‑ADVISER
Eaton Vance is the Fund’s investment adviser and administrator. Eaton Vance is an indirect, wholly owned subsidiary of Morgan Stanley.
Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of March 31, 2025, Morgan Stanley’s asset management operations had aggregate assets under management or supervision of approximately $1.6 trillion.
Eaton Vance has engaged its affiliate, Parametric, as a sub‑adviser to the Fund. Eaton Vance is responsible for managing the Fund’s overall investment program and executing the Fund’s options strategy. Eaton Vance is also responsible for providing research support to the Sub‑Adviser and supervising the performance of the Sub‑Adviser. Parametric is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax‑management techniques, relying in part on the fundamental research and analytical judgments of the Adviser. See “Management of the Fund.”
PLAN OF DISTRIBUTION
The Fund may sell the Common Shares being offered under this Prospectus in any one or more of the following ways: (i) directly to purchasers; (ii) through agents; (iii) to or through underwriters; or (iv) through dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale.
The Fund may distribute Common Shares from time to time in one or more transactions at: (i) a fixed price or prices that may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to prevailing market prices; or (iv) negotiated prices; provided, however, that in each case the offering price per Common Share (less any underwriting commission or discount) must equal or exceed the NAV per Common Share.
The Fund from time to time may offer its Common Shares through or to certain broker-dealers that have entered into selected dealer agreements relating to at‑the‑market offerings.
The Fund may directly solicit offers to purchase Common Shares, or the Fund may designate agents to solicit such offers. The Fund will, in a Prospectus Supplement relating to such Offering, name any agent that could be viewed as an underwriter under the 1933 Act, and describe any commissions the Fund must pay to such agent(s). Any such agent will be acting on a reasonable best efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Fund in the ordinary course of business.
If any underwriters or agents are used in the sale of Common Shares in respect of which this Prospectus is delivered, the Fund will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the Fund will set forth in the Prospectus Supplement relating to such Offering their names and the terms of the Fund’s agreement with them.
If a dealer is utilized in the sale of Common Shares in respect of which this Prospectus is delivered, the Fund will sell such Common Shares to the dealer, as principal. The dealer may then resell such Common Shares to the public at varying prices to be determined by such dealer at the time of resale.
The Fund may engage in at‑the‑market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) under the 1933 Act. An at‑the‑market offering may be through an underwriter or underwriters acting as principal or agent for the Fund.

Agents, underwriters and dealers may be entitled under agreements which they may enter into with the Fund to indemnification by the Fund against certain civil liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Fund in the ordinary course of business.
In order to facilitate the Offering of Common Shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Common Shares or any other Common Shares the prices of which may be used to determine payments on the Common Shares. Specifically, any underwriters may over-allot in connection with the Offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of Common Shares or of any such other Common Shares, the underwriters may bid for, and purchase, Common Shares or any such other Common Shares in the open market. Finally, in any Offering of Common Shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Shares in the Offering if the syndicate repurchases previously distributed Common Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of Common Shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
The Fund may enter into derivative transactions with third parties, or sell Common Shares not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Common Shares covered by this Prospectus and the applicable Prospectus Supplement or other offering materials, including in short sale transactions. If so, the third parties may use Common Shares pledged by the Fund or borrowed from the Fund or others to settle those sales or to close out any related open borrowings of securities, and may use Common Shares received from the Fund in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this Prospectus, will be identified in the applicable Prospectus Supplement or other offering materials (or a post-effective amendment).
The maximum amount of compensation to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) will not exceed 8% of the initial gross proceeds from the sale of any security being sold with respect to each particular Offering of Common Shares made under a single Prospectus Supplement.
Any underwriter, agent or dealer utilized in the Offering of Common Shares will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
DISTRIBUTIONS
Pursuant to an exemptive order issued by the Securities and Exchange Commission (“Order”), the Fund is authorized to distribute long-term capital gains to shareholders more frequently than once per year. Pursuant to the Order, the Fund’s Board of Trustees approved a Managed Distribution Plan (“MDP”) pursuant to which the Fund makes monthly cash distributions to Common Shareholders, stated in terms of a fixed amount per common share. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the MDP. The MDP is subject to regular periodic review by the Fund’s Board of Trustees and the Board may amend or terminate the MDP at any time without prior notice to Fund shareholders. However, at this time there are no reasonably foreseeable circumstances that might cause the termination of the MDP. The Fund may distribute more than its net investment income and net realized capital gains (if any) and, therefore, a distribution may include a return of capital. A return of capital is treated as a non‑dividend distribution for U.S. federal income tax purposes and is not subject to current tax to the extent it does not exceed the shareholder’s basis in Fund shares. A return of capital reduces a shareholder’s tax cost basis in Fund shares (but not below zero), and to the extent the distribution exceeds such basis, gives rise to gain from the sale of Fund shares. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” With each distribution, the Fund will issue a notice to shareholders and a press release containing information about the amount and sources of the distribution and other related information. The amounts and sources of distributions contained in the notice and press release are only estimates and are not provided for U.S. federal income tax purposes. The amounts and sources of the Fund’s distributions for U.S. federal income tax purposes are reported to shareholders on IRS Form 1099‑DIV for each calendar year.
Subject to its MDP, the Fund makes monthly distributions to Common Shareholders sourced from the Fund’s cash available for distribution. “Cash available for distribution” consists of the Fund’s dividends and interest income after payment of Fund expenses, net option premiums and net realized gains on stock investments. The Fund intends to distribute all or substantially all of its net realized capital gains. Distributions are recorded on the ex‑dividend date. Distributions to shareholders are determined in accordance with U.S. federal income tax law, which may differ from U.S. GAAP. As required by U.S. GAAP, only distributions in excess of tax basis earnings and profits are reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid‑in capital. For U.S. federal income tax purposes, distributions from short-term capital gains are treated as ordinary income. Distributions in any year may include a substantial return of capital component. The Fund’s distribution rate may be adjusted from time‑to‑time. The Fund’s distributions are determined by the Adviser based on its current assessment of the Fund’s long-term return potential. Fund distributions may be affected by numerous factors including changes in Fund performance, the cost of financing for leverage, portfolio holdings, realized and projected returns, and other factors. As portfolio and market conditions change, the rate of distributions paid by the Fund could change. The Board may modify this distribution policy at any time without obtaining the approval of Common Shareholders.
Common Shareholders may elect to automatically reinvest some or all of their distributions in additional Common Shares under the Fund’s dividend reinvestment plan. See “Distributions” and “Dividend Reinvestment Plan.”
DIVIDEND REINVESTMENT PLAN
The Fund has established a dividend reinvestment plan (the “Plan”). Under the Plan, a Common Shareholder may elect to have all dividend and capital gain dividend distributions automatically reinvested in additional Common Shares either purchased in the open market or newly issued by the Fund if the Common Shares are trading at or above their net asset value. Common Shareholders may elect to participate in the Plan by completing the dividend reinvestment plan application form. Common Shareholders who do not elect to participate in the Plan will receive all distributions in cash paid by check mailed directly to them by Equiniti Trust Company, LLC (“EQ”), as dividend paying agent. Common Shareholders who intend to hold their Common Shares through a broker or nominee should contact such broker or nominee to determine whether or how they may participate in the Plan. See “Dividend Reinvestment Plan.”
CLOSED‑END STRUCTURE
Closed‑end funds differ from open‑end management investment companies (commonly referred to as mutual funds) in that closed‑end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in‑flows and out‑flows that can complicate portfolio management, whereas closed‑end funds generally can stay more fully invested in securities consistent with the closed‑end fund’s investment objectives and policies. In addition, in comparison to open‑end funds, closed‑end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid investments.
However, common shares of closed‑end funds frequently trade at a discount from their NAV. Since inception, the market price of the Common Shares has fluctuated and at times traded below the Fund’s NAV, and at times has traded above NAV. In recognition of this possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of Common Shareholders, the Fund’s Board, in consultation with Eaton Vance, from time to time may review possible actions to reduce any such discount. The Board might consider, for example, open market repurchases or tender offers for Common Shares at NAV. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV per Common Share. The Board might also consider the conversion of the Fund to an open‑end investment company. At this time, however, the Board believes that the closed‑end structure is desirable, given the Fund’s investment objectives and policies. Investors should assume, therefore, that it is highly unlikely that the Board would vote to convert the Fund to an open‑end investment company.
SPECIAL RISK CONSIDERATIONS
Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or you may lose part or all of your investment.
Discount From or Premium to NAV. The Offering will be conducted only when Common Shares of the Fund are trading at a price equal to or above the Fund’s NAV per Common Share plus the per Common Share amount of commissions. As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares. The Fund’s Common Shares have traded both at a premium and at a discount relative to NAV. The shares of closed‑end management investment companies frequently trade at a discount from their NAV. This is a risk separate and distinct from the risk that the Fund’s NAV may decrease.
Secondary Market for the Common Shares. The issuance of Common Shares through the Offering may have an adverse effect on the secondary market for the Common Shares. The increase in the amount of the Fund’s outstanding Common Shares resulting from the Offering may put downward pressure on the market price for the Common Shares of the Fund. Common Shares will not be issued pursuant to the Offering at any time when Common Shares are trading at a price lower than a price equal to the Fund’s NAV per Common Share plus the per Common Share amount of commissions.
The Fund also issues Common Shares of the Fund through its dividend reinvestment plan. See “Dividend Reinvestment Plan.” Common Shares may be issued under the plan at a discount to the market price for such Common Shares, which may put downward pressure on the market price for Common Shares of the Fund.

When the Common Shares are trading at a premium, the Fund may also issue Common Shares of the Fund that are sold through transactions effected on the NYSE. The increase in the amount of the Fund’s outstanding Common Shares resulting from that offering may also put downward pressure on the market price for the Common Shares of the Fund.
The voting power of current shareholders will be diluted to the extent that such shareholders do not purchase shares in any future Common Share offerings or do not purchase sufficient shares to maintain their percentage interest. In addition, if the Adviser is unable to invest the proceeds of such offering as intended, the Fund’s per share distribution may decrease (or may consist of return of capital) and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned.
Market Discount Risk. The shares of closed‑end management investment companies often trade at a discount from their net asset value, and the Fund’s Common Shares may likewise trade at a discount from net asset value. The trading price of the Fund’s Common Shares may be less than the public offering price. The returns earned by Common Shareholders who purchased their Common Shares in this offering and sell their Common Shares below net asset value will be reduced.
Investment and Market Risk. An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the securities owned by the Fund, which are generally traded on a securities exchange or in the over‑the‑counter markets. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. In addition, by writing (selling) call options on the equity securities held in the Fund’s portfolio, the capital appreciation potential of such securities will be limited to the difference between the exercise price of the call options written and the purchase price of the equity security underlying such options. The Common Shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of distributions.
The value of investments held by the Fund may increase or decrease in response to economic, political and financial or other disruptive events (whether real, expected or perceived) in the U.S. and global markets. The frequency and magnitude of such changes in value cannot be predicted. Certain securities and other investments held by the Fund may experience increased volatility, illiquidity, or other potentially adverse effects in reaction to changing market conditions. Actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, could cause high volatility in markets. Monetary and/or fiscal actions taken by U.S. or foreign governments to stimulate or stabilize the global economy may not be effective and could lead to high market volatility. No active trading market may exist for certain investments held by the Fund, which may impair the ability of the Fund to sell or to realize the current valuation of such investments in the event of the need to liquidate such assets.
Issuer Risk. The value of securities held by the Fund may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.
Equity Risk. Under normal market conditions, the Fund invests at least 80% of its total assets in a diversified portfolio of common stocks, which are a type of equity investment. The value of equity investments and related instruments may decline in response to adverse changes in the economy or the economic outlook; deterioration in investor sentiment; interest rate, currency, and commodity price fluctuations; adverse geopolitical, social or environmental developments; issuer- and sector-specific considerations; and other factors. Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities of an issuer held by the Fund; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks and other equity securities held by the Fund. In addition, common stock of an issuer in the Fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other reasons, the issuer of the security experiences a decline in its financial condition. Common equity securities in which the Fund will invest are structurally subordinated to preferred stocks, bonds and other debt instruments in a company’s capital structure, in terms of priority to corporate income, and therefore will be subject to greater dividend risk than preferred stocks or debt instruments of such issuers. Finally, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines, the value of Fund shares will also likely decline. Although stock prices can rebound, there is no assurance that values will return to previous levels.
Preferred stocks and other hybrid securities in which the Fund may invest may also be sensitive to changes in interest rates; when interest rates rise, their value will generally fall. Hybrid securities generally possess characteristics common to both equity and debt securities. Preferred stocks, convertible securities, and certain debt obligations are types of hybrid securities. Hybrid securities generally have a preference over common stock in the event of the issuer’s liquidation and perpetual or near perpetual terms at time of issuance. Hybrid securities generally do not have voting rights or have limited voting rights. Because hybrid securities have both debt and equity characteristics, their values vary in response to many factors, including general market and economic conditions, issuer- specific events, changes in interest rates, credit spreads and the credit quality of the issuer, and, for convertible securities, factors affecting the securities into which they convert.

Risk of Selling Index Call Options. The Fund expects to sell on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two, and collectively to sell index call options on at least 80% of the value of the Fund’s total assets. The purchaser of an index call option has the right to any appreciation in the value of the index over the exercise price of the call option as of the valuation date of the option. Because their exercise is settled in cash, sellers of index call options such as the Fund cannot provide in advance for their potential settlement obligations by acquiring and holding the underlying securities. The Fund intends to mitigate the risks of its written index call positions by holding a diversified portfolio of stocks, Segment One of which is similar to the S&P 500® and Segment Two of which is similar to the NASDAQ‑100®. However, the Fund does not intend to acquire and hold a portfolio containing exactly the same stocks as the S&P 500® and the NASDAQ‑100®. Due to tax considerations, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. Consequently, the Fund bears the risk that the performance of the securities held will vary from the performance of the S&P 500® and the NASDAQ‑100®. For example, the Fund will suffer a loss if the S&P 500® appreciates substantially above the exercise price of S&P 500® call options written by the Fund while the securities held by the Fund in Segment One in the aggregate fail to appreciate as much or decline in value over the life of the written option. Index options written by the Fund are priced on a daily basis. Their value may be affected by changes in the price and dividend rates of the underlying common stocks in the S&P 500® and the NASDAQ‑100®, changes in actual or perceived volatility of the S&P 500® and the NASDAQ‑100® and the remaining time to the options’ expiration. The trading price of S&P 500® and NASDAQ‑100® call options may also be affected by liquidity considerations and the balance of purchase and sale orders.
A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived and well-executed options program may be adversely affected by market behavior or unexpected events. As the writer of S&P 500® and NASDAQ‑100® call options, the Fund will forgo, during the option’s life, the opportunity to profit from increases in the value of the applicable index above the sum of the option premium received and the exercise price of the call option, but retains the risk of loss, minus the option premium received, should the value of the applicable index decline. When a call option is exercised, the Fund will be required to deliver an amount of cash determined by the excess of the value of the applicable index at contract termination over the exercise price of the option. Thus, the exercise of index call options sold by the Fund may require the Fund to sell portfolio securities to generate cash at inopportune times or for unattractive prices.
The trading price of options may be adversely affected if the market for such options becomes less liquid or smaller. The Fund may close out a call option by buying the option instead of letting it expire or be exercised. There can be no assurance that a liquid market will exist when the Fund seeks to close out a call option position by buying the option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation (the “OCC”) may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled to discontinue the trading of options (or a particular class or series of options) at some future date. If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.
The hours of trading for options may not conform to the hours during which common stocks held by the Fund are traded. To the extent that the options markets close before the markets for securities, significant price and rate movements can take place in the securities markets that would not be reflected concurrently in the options markets. Index call options are marked to market daily and their value may be substantially affected by changes in the value and dividend rates of the securities represented in the underlying index, changes in interest rates, changes in the actual or perceived volatility of the associated index and the remaining time to the options’ expiration, as well as trading conditions in the options market.
To implement its options program most effectively, the Fund may sell index options that trade in OTC markets. Participants in these markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of “exchange based” markets. By engaging in index option transactions in these markets, the Fund may take additional credit risk with regard to parties with which it trades and also may bear additional risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Fund to additional risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is also increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate a settlement, may increase the potential for losses to the Fund.

Tax Risk. Please refer to the section entitled “U.S. Federal Income Tax Matters” for an explanation of the U.S. federal income tax consequences and attendant risks of investing in the Fund. Although the Fund seeks to minimize and defer the U.S. federal income taxes incurred by Common Shareholders in connection with their investment in the Fund, there can be no assurance that it will be successful in this regard. Market conditions may limit the Fund’s ability to generate tax losses or to generate income taxed at favorable tax rates. The Fund’s tax‑managed strategy may cause the Fund to hold a security in order to achieve more favorable tax‑treatment or to sell a security in order to create tax losses. The Fund’s ability to utilize various tax‑management techniques may be curtailed or eliminated in the future by tax legislation, regulation or interpretations. Distributions paid on the Common Shares may be characterized variously as net investment income (taxable at ordinary income rates), qualified dividends and capital gain dividends (each taxable at long-term capital gains rates to non‑corporate Common Shareholders) or return of capital (not currently taxable up to the amount of tax basis in the relevant Common Shares). The ultimate tax characterization of the Fund’s distributions made in a calendar year may not finally be determined until after the end of that calendar year. Distributions to a Common Shareholder that are a return of capital will be tax free up to the amount of the Common Shareholder’s current tax basis in his or her Common Shares, with any distribution amounts exceeding such basis treated as capital gain on a deemed sale of Common Shares. Common Shareholders are required to reduce their tax basis (not below zero) in Common Shares by the amount of tax‑free return of capital distributions received, thereby increasing the amount of capital gain (or decreasing the amount of capital loss) to be recognized upon a later disposition of the Common Shares. In order for Fund distributions of qualified dividend income to be taxable at favorable long-term capital gains rates, the Fund must meet certain holding period and other requirements with respect to the dividend-paying stock in its portfolio, and a Common Shareholder must meet certain prescribed holding period and other requirements with respect to his or her Common Shares. If positions held by the Fund were treated as “straddles” for U.S. federal income tax purposes, dividends on such positions would not constitute qualified dividend income subject to favorable income tax treatment. Gain or loss on positions in a straddle are subject to special (and generally disadvantageous) rules as described under “U.S. Federal Income Tax Matters.”
Risks of Investing in Smaller and Mid‑Sized Companies. The Fund may make investments in stocks of companies whose market capitalization is considered middle sized or “mid‑cap.” Smaller and mid‑sized companies often are newer or less established companies than larger companies. Investments in smaller and mid‑sized companies carry additional risks because earnings of these companies tend to be less predictable; they often have limited product lines, markets, distribution channels or financial resources; and the management of such companies may be dependent upon one or a few key people. The market movements of equity securities of smaller and mid‑sized companies may be more abrupt or erratic than the market movements of equity securities of larger, more established companies or the stock market in general. Historically, smaller and mid‑sized companies have sometimes gone through extended periods when they did not perform as well as larger companies. In addition, equity securities of smaller and mid‑sized companies generally are less liquid than those of larger companies. This means that the Fund could have greater difficulty selling such securities at the time and price that the Fund would like.
Risks of Growth Stock Investing. The Fund invests substantially in stocks with ‘‘growth’’ characteristics. Growth stocks can react differently to issuer, political, market, and economic developments than the market as a whole and other types of stocks. Growth stocks tend to be more expensive relative to their earnings or assets compared to other types of stocks. As a result, growth stocks tend to be sensitive to changes in their earnings and more volatile than other types of stocks.
Derivatives Risk. In addition to writing index call options, the risks of which are described above, the Fund may invest up to 20% of its total assets in other derivative investments acquired for hedging, risk management and investment purposes, provided that no more than 10% of the Fund’s total assets may be invested in such derivative instruments acquired for non‑hedging purposes. Derivative transactions including options on securities and securities indices and other transactions in which the Fund may engage (such as futures contracts and options thereon, swaps and short sales) may subject the Fund to increased risk of principal loss due to unexpected movements in stock prices, changes in stock volatility levels and interest rates, and imperfect correlations between the Fund’s securities holdings and indices upon which derivative transactions are based. The Fund also will be subject to credit risk with respect to the counterparties to any over‑the‑counter derivatives contracts entered into by the Fund as well as the clearing member(s) and clearing house(s) through which it holds its cleared derivatives positions. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.
Foreign Investment Risk. Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers. Adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Fund’s assets. Evidence of ownership of certain foreign investments may be held outside the United States, and the Fund may be subject to the risks associated with the holding of such property overseas. Trading in certain foreign markets is also subject to liquidity risk.

Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. Foreign issuers may become subject to sanctions imposed by the United States or another country against a particular country or countries, organizations, entities and/or individuals, which could result in the immediate freeze of the foreign issuers’ assets or securities. The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Fund’s ability to buy, sell, receive or deliver the securities. In addition, as a result of economic sanctions, the Fund may be forced to sell or otherwise dispose of investments at inopportune times or prices, which could result in losses to the Fund and increased transaction costs. If a deterioration occurs in a country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Fund could also be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by other restrictions on investment. The risks posed by such actions with respect to a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Fund invests significantly in the affected country or region or in issuers from the affected country that depend on global markets. Even if the Fund does not have significant investments in securities affected by sanctions, sanctions or the threat of sanctions may cause volatility in regional and global markets and may negatively impact the performance of various sectors and industries, as well as companies in other countries, including through global supply chain disruptions, increased inflationary pressures, and reduced economic activity, which could have a negative effect on the Fund’s performance. In addition, trade disputes may affect investor and consumer confidence and adversely affect financial markets and the broader economy, perhaps suddenly and to a significant degree. Events such as these and their impact on the Fund are difficult to predict. Distributions on foreign securities may not be eligible for the reduced rate of taxation applicable to qualified dividend income.
In some non‑U.S. securities markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. securities markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks it does not have in the United States.
The Fund needs a license to invest directly in securities traded in many non‑U.S. securities markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest directly is subject to the risk that the license may be terminated or suspended. In some circumstances, the receipt of a non‑U.S. license by one of Eaton Vance’s clients may prevent the Fund from obtaining a similar license. In addition, certain activities could cause the suspension or revocation of the Fund’s license.
Political events in foreign countries may cause market disruptions. For example, the United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020 (commonly known as “Brexit”). Market uncertainty remains regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are not yet fully known. If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.
Emerging Market Investments Risk. The Fund may invest up to 5% of its total assets in securities of issuers located in emerging markets. The risks of foreign investments can be more significant in emerging markets. Emerging markets may offer higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Fund’s investments in these countries and also the ability of the Fund to access markets in such countries.
Governmental actions can have a significant effect on the economic conditions in emerging market countries, which also may adversely affect the value and liquidity of the Fund’s investments. In particular, trade disputes may result in governmental actions that could have an adverse effect on investments in emerging market countries, including but not limited to restrictions on investments in, or required divestment of, particular issuers or industries. Such actions may effectively restrict or eliminate the Fund’s ability to purchase or sell investments in emerging market countries, and thus may make them less liquid or more difficult to value, or may force the Fund to sell or otherwise dispose of such investments at inopportune times or prices. In certain emerging market countries, governments participate to a significant degree, through ownership or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payments of dividends. Further, investing in the securities of issuers with economic exposure to emerging market countries may present a greater risk of loss resulting from problems in security registration and custody, substantial economic or political disruptions, terrorism, armed conflicts and other geopolitical events, and the impact of tariffs and other restrictions on trade or economic sanctions. Geopolitical events such as nationalization or expropriation could even cause the loss of the Fund’s entire investment in one or more country.
There may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting, and recordkeeping standards and requirements comparable to those to which U.S. companies are subject and, therefore, material information related to an investment may not be available or reliable. The laws of emerging market countries relating to the limited liability of corporate shareholders, fiduciary duties of officers and directors, and bankruptcy of state enterprises are generally less developed than or different from such laws in the United States. It may be more difficult to make a claim or obtain a judgment in the courts of these countries than it is in the United States. In addition, due to jurisdictional limitations, U.S. authorities (e.g., SEC and the U.S. Department of Justice) may be limited in their ability to enforce regulatory or legal obligations in emerging market countries. The possibility of fraud, negligence, undue influence being exerted by an issuer or refusal to recognize ownership exists in some emerging markets. The prices at which investments may be acquired may be affected by trading by persons with information that is not publicly available and by securities transactions by brokers in anticipation of transactions in particular securities. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Fund is heavily invested, the Fund’s ability to redeem Fund shares could become impaired. In such circumstances, the Fund may have to sell more liquid securities than it would otherwise choose to sell. Emerging market securities are also subject to speculative trading, which contributes to their volatility.
Currency Risk. Since the Fund invests in securities denominated or quoted in currencies other than the U.S. dollar, the Fund will be affected by changes in foreign currency exchange rates (and exchange control regulations) which affect the value of investments in the Fund and the accrued income and appreciation or depreciation of the investments in U.S. dollars. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and the Fund’s return on such assets as well as any temporary uninvested reserves in bank deposits in foreign currencies. In addition, the Fund will incur costs in connection with conversions between various currencies. The Fund may attempt to protect against adverse changes in the value of the U.S. dollar in relation to a foreign currency by entering into forward contracts for the purchase or sale of the amount of foreign currency invested or to be invested, or by buying or selling foreign currency options or futures contracts for such amount. Such strategies may be employed before the Fund purchases a foreign security traded in the currency which the Fund anticipates acquiring or between the date the foreign security is purchased or sold and the date on which payment therefor is made or received. Seeking to protect against a change in the value of a foreign currency in the foregoing manner does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Furthermore, such transactions reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken. Unanticipated changes in currency prices may result in poorer overall performance for the Fund than if it had not entered into such contracts.
Interest Rate Risk. The premiums from writing index call options and the amounts available for distribution from the Fund’s options activity may decrease in declining interest rate environments. Any preferred stocks paying fixed dividend rates in which the Fund invests, will likely change in value as market interest rates change. When interest rates rise, the market value of such securities generally will fall. To the extent that the Fund invests in preferred stocks, the net asset value and price of the Common Shares may decline if market interest rates rise. During periods of declining interest rates, an issuer of preferred stock may exercise its option to redeem securities prior to maturity, forcing the Fund to reinvest in lower yielding securities. This is known as call risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected payments. This may lock in a below market yield, increase the security’s duration, and reduce the value of the security. This is known as extension risk. The value of the Fund’s common stock investments may also be influenced by changes in interest rates.
Dividend Capture Trading Risk. The use of dividend capture strategies will expose the Fund to higher portfolio turnover, increased trading costs and potential for capital loss or gain, including short-term capital gain taxable as ordinary income, particularly in the event of significant short-term price movements of stocks subject to dividend capture trading.
Liquidity Risk. The Fund is exposed to liquidity risk when trading volume, lack of a market maker or trading partner, large position size, market conditions, or legal restrictions impair its ability to sell particular investments or to sell them at advantageous market prices. Consequently, the Fund may have to accept a lower price to sell an investment or continue to hold it or keep the position open, sell other investments to raise cash or abandon an investment opportunity, any of which could have a negative effect on the Fund’s performance. These effects may be exacerbated during times of financial or political stress. The financial markets in general have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some securities could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time.
Inflation Risk. Inflation risk is the risk that the purchasing power of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions thereon can decline.
Financial Leverage Risk. Although the Fund has no current intention to do so, the Fund is authorized to utilize leverage through the issuance of preferred shares and/or borrowings, including the issuance of debt securities. In the event that the Fund determines in the future to utilize investment leverage, there can be no assurance that such a leveraging strategy will be successful during any period in which it is employed. Leverage creates risks for Common Shareholders, including the likelihood of greater volatility of net asset value and market price of the Common Shares and the risk that fluctuations in distribution rates on any preferred shares or fluctuations in borrowing costs may affect the return to Common Shareholders. To the extent the income derived from securities purchased with proceeds received from leverage exceeds the cost of leverage, the Fund’s distributions will be greater than if leverage had not been used. Conversely, if the income from the securities purchased with such proceeds is not sufficient to cover the cost of leverage, the amount available for distribution to Common Shareholders will be less than if leverage had not been used. In the latter case, Eaton

Vance, in its best judgment, may nevertheless determine to maintain the Fund’s leveraged position if it deems such action to be appropriate. The costs of an offering of preferred shares and/or a borrowing program would be borne by Common Shareholders and consequently would result in a reduction of the net asset value of Common Shares. In addition, the advisory fees paid to Eaton Vance will be calculated on the basis of the Fund’s average daily gross assets, including proceeds from the issuance of preferred shares and/or borrowings, so the fees will be higher when leverage is utilized. In this regard, holders of preferred shares do not bear the investment adviser fee. Rather, Common Shareholders bear the portion of the investment adviser fee attributable to the assets purchased with the proceeds of the preferred shares offering.
Focused Investment Risk. To the extent the Fund has substantial investments in a relatively small number of securities or issuers, or a particular market, industry, group of industries, country, region, group of countries, asset class or sector, the Fund’s performance will be more susceptible to any single economic, market, political, or regulatory occurrence affecting those particular securities or issuers or that particular market, industry, group of industries, country, region, group of countries, assets class, or sector than a fund that invests more broadly.
Risks of Investing in the Technology Sector. The Fund may invest a significant portion of its assets in the technology sector. This sector can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, competition from new market entrants, and general economic conditions. The Fund’s net asset value may be affected by events that adversely affect this sector and may fluctuate more than that of a fund with broader exposure. As the percentage of the Fund’s assets invested in a particular sector increases, so does the potential for fluctuation in the net asset value of Common Shares.
Management Risk. The Fund is subject to management risk because it is actively managed. Eaton Vance, Parametric and the individual portfolio managers invest the assets of the Fund as they deem appropriate in implementing the Fund’s investment strategy. Accordingly, the success of the Fund depends upon the investment skills and analytical abilities of Eaton Vance and the individual portfolio managers to develop and effectively implement strategies that achieve the Fund’s investment objectives. There is no assurance that Eaton Vance and the individual portfolio managers will be successful in developing and implementing the Fund’s investment strategy. Subjective decisions made by Eaton Vance and the individual portfolio managers may cause the Fund to incur losses or to miss profit opportunities.
Cybersecurity Risk. With the increased use of technologies by Fund service providers to conduct business, such as the Internet, the Fund is susceptible to operational, information security and related risks. The Fund relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Fund’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial‑of‑service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken. A denial‑of‑service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Fund, such as trading, NAV calculation, shareholder accounting or fulfillment of Fund share purchases and redemptions during a denial‑of‑service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.
Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Fund from, among other things, buying or selling the Fund or accurately pricing its securities. Like other funds and business enterprises, the Fund and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Fund or its service providers.
The Fund uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures by or breaches of the Fund’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Fund invests, may disrupt and otherwise adversely affect their business operations. This may result in financial losses to the Fund, impede Fund trading, interfere with the Fund’s ability to calculate its NAV, limit a shareholder’s ability to purchase or redeem shares of the Fund or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many Fund service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. The Fund cannot control the cybersecurity plans and systems put in place by service providers to the Fund and issuers in which the Fund invests. The Fund and its shareholders could be negatively impacted as a result.

Geopolitical Risk. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in a Fund’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, health emergencies (such as epidemics and pandemics), terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, health emergencies, social and political discord, war or debt crises and downgrades, among others, may result in market volatility and may have short and/or long term effects on both the U.S. and global financial markets. Other financial, economic and other global market and social developments or disruptions may result in similar adverse circumstances, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects (which may last for extended periods). Such global events may negatively impact broad segments of businesses and populations, cause a significant negative impact on the performance of the Fund’s investments, adversely affect and increase the volatility of the Fund’s share price, exacerbate preexisting political, social and economic risks to the Fund. The Fund’s operations may be interrupted and any such event(s) could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. There is a risk that you may lose money by investing in the Fund.
Risks Associated with Active Management. The success of the Fund’s investment strategy depends on portfolio management’s successful application of analytical skills and investment judgment. Active management involves subjective decisions and there is no guarantee that such decisions will produce the desired results or expected returns.
Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.
The U.S. government and the U.S. Federal Reserve, as well as certain foreign governments and central banks, have from time to time taken steps to support financial markets. The U.S. government and the U.S. Federal Reserve may, conversely, reduce market support activities, including by taking action intended to increase certain interest rates. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. Changes in government activities in this regard, such as changes in interest rate policy, can negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Fund invests.
Some countries, including the United States, have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the UK and the EU, and the risks associated with trade negotiations between the United States and China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.
Regulators in the United States have proposed and adopted a number of changes to regulations involving the markets and issuers, some of which apply to the Fund. The full effect of various newly adopted regulations is not currently known. Additionally, it is not currently known whether any of the proposed regulations will be adopted. However, due to the scope of regulations being proposed and adopted, certain of these changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, or adversely impact performance.
Tensions, war, or open conflict between nations, such as between Russia and Ukraine, in the Middle East, or in eastern Asia could affect the economies of many nations, including the United States. The duration of ongoing hostilities and any sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.
There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.
Market Disruption. Global instability, war, geopolitical tensions and terrorist attacks in the United States and around the world have previously resulted, and may continue to result in market volatility and may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of significant future events on the global economy and securities markets. A similar disruption of the financial markets could impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to the Common Shares.

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) and Amended and Restated By‑Laws (the “By‑Laws” and, together with the Declaration of Trust, the “Organizational Documents”) include provisions that could have the effect of making it more difficult to acquire control of the Fund or to change the composition of its Board. See “Description of Capital Structure - Certain Provisions of the Organizational Documents - Anti-Takeover Provisions in the Organizational Documents.”
General Fund Investing Risk. The Fund is not a complete investment program and there is no guarantee that the Fund will achieve its investment objective. It is possible to lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Summary of Fund Expenses
The table below shows Fund expenses as a percentage of net assets attributable to Common Shares for the year ended December 31, 2024.

Common Shareholder transaction expenses
Sales load paid by you (as a percentage of offering price)	— (1)
Offering expenses (as a percentage of offering price)	— (2)
Dividend reinvestment plan fees	$5.00(3)

Annual expenses	Percentage of net assets attributable to Common Shares(4)
Investment adviser fee	1.00	%(5)
Other expenses	0.08%

Total annual Fund operating expenses	1.08%

(1)	If Common Shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load.
(2)
The Prospectus Supplement will disclose the estimated amount of offering expenses, the offering price, and the offering expenses borne by the Fund and indirectly by all of its Common Shareholders as a percentage of the offering price. Offering expenses generally include, but are not limited to, the preparation, review and filing with the SEC of the Fund’s registration statement (including its current Prospectus Supplement, the Prospectus and the Statement of Additional Information (“SAI”)), the preparation, review and filing of any associated marketing or similar materials, costs associated with the printing, mailing or other distribution of its current Prospectus Supplement, the Prospectus, SAI and/or marketing materials, associated filing fees, stock exchange listing fees, and legal and auditing fees associated with the Offering.

(3)	You will be charged a $5.00 service charge and pay brokerage charges if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.
(4)	Stated as a percentage of average net assets attributable to Common Shares for the year ended December 31, 2024.
(5)
The investment adviser fee paid by the Fund to Eaton Vance Management (“EVM”) is based on the average daily gross assets of the Fund, including all assets attributable to any form of investment leverage that the Fund may utilize. Accordingly, if the Fund were to utilize investment leverage in the future, the investment adviser fee will increase as a percentage of net assets. Pursuant to the investment advisory agreement between the Fund and EVM, the fee is payable monthly and computed at an annual rate of 1.000% of the average daily gross assets of the Fund up to and including $1.5 billion, 0.980% of the average daily gross assets of the Fund over $1.5 billion up to and including $3 billion, 0.960% of the average daily gross assets of the Fund over $3 billion up to and including $5 billion, and 0.940% of the average daily gross assets of the Fund over $5 billion.

The purpose of the table above is to help you understand all fees and expenses that you, as a holder of Common Shares (“Common Shareholder”), would bear directly or indirectly.
EXAMPLE
The following Example illustrates the expenses that Common Shareholders would pay on a $1,000 investment in Common Shares, assuming (i) total annual expenses of 1.08% of net assets attributable to Common Shares in years 1 through 10; (ii) a 5% annual return; and (iii) all distributions are reinvested at NAV:

1 Year	3 Years	5 Years	10 Years
$11	$34	$60	$132
The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund’s Common Shares. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Fund’s dividend reinvestment plan may receive Common Shares purchased or issued at a price or value different from NAV. See “Distributions” and “Dividend Reinvestment Plan.” The example does not include sales load or estimated offering costs, which would cause the expenses shown in the example to increase.
The example should not be considered a representation of past or future expenses, and the Fund’s actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Financial Highlights and Investment Performance
FINANCIAL HIGHLIGHTS
This table details the financial performance of the Common Shares, including total return information showing how much an investment in the Fund has increased or decreased each period. This information has been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The report of Deloitte & Touche LLP and the Fund’s financial statements are incorporated by reference in the Fund’s SAI and included in the Fund’s annual report, which is available upon request.
Selected data for a Common Share outstanding during the periods stated.

	Year Ended December 31,
	2024		2023		2022		2021	2020
Net asset value – Beginning of year	$13.21		$12.10		$16.13		$14.48	$14.64

Income (Loss) From Operations
Net investment income(1)	$0.03		$0.04		$0.05		$0.01	$0.07
Net realized and unrealized gain (loss)	2.89		2.21		(2.79)		2.91	1.08

Total income (loss) from operations	$2.92		$2.25		$(2.74)		$2.92	$1.15

Less Distributions
From net investment income	$(0.03)		$(0.04)		$(0.05)		$—	$(0.07)
From net realized gain	(0.93)		(0.54)		(0.40)		—	—
Tax return of capital	(0.22)		(0.56)		(0.85)		(1.33)	(1.26)

Total distributions	$(1.18)		$(1.14)		$(1.30)		$(1.33)	$(1.33)

Premium from common shares sold through shelf offering(1)	$—		$—		$0.01		$0.06	$0.02

Net asset value – End of year	$14.95		$13.21		$12.10		$16.13	$14.48

Market value – End of year	$14.41		$12.33		$12.28		$16.74	$15.35

Total Investment Return on Net Asset Value(2)	23.52%		19.58%		(17.55)%		21.39%	9.14%

Total Investment Return on Market Value(2)	27.56%		9.98%		(19.37)%		18.84%	13.30%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,745,593		$1,542,091		$1,321,452		$1,694,817	$1,327,348
Ratios (as a percentage of average daily net assets):(3)
Total expenses	1.08%		1.09%		1.08%		1.08%	1.09%
Net expenses	1.08	%(4)	1.09	%(4)	1.08	%(4)	1.08%	1.09%
Net investment income	0.19%		0.34%		0.39%		0.08%	0.55%
Portfolio Turnover	3%		8%		19%		9%	9%
(See related footnotes.)

Financial Highlights (continued)

	Year Ended December 31,
	2019	2018	2017	2016	2015
Net asset value – Beginning of year	$13.36	$15.01	$14.05	$14.57	$14.84

Income (Loss) From Operations
Net investment income(1)	$0.08	$0.08	$0.09	$0.12	$0.11
Net realized and unrealized gain (loss)	2.49	(0.44)	2.17	0.69	0.95

Total income (loss) from operations	$2.57	$(0.36)	$2.26	$0.81	$1.06

Less Distributions
From net investment income	$(0.08)	$(0.08)	$(0.09)	$(0.12)	$(0.13)
From net realized gain	—	(0.39)	—	(0.43)	(0.80)
Tax return of capital	(1.25)	(0.86)	(1.24)	(0.78)	(0.40)

Total distributions	$(1.33)	$(1.33)	$(1.33)	$(1.33)	$(1.33)

Anti-dilutive effect of share repurchase program(1)	$0.04	$0.04	$0.03	$—	$—

Net asset value – End of year	$14.64	$13.36	$15.01	$14.05	$14.57

Market value – End of year	$14.95	$13.48	$15.37	$14.84	$15.30

Total Investment Return on Net Asset Value(2)	20.23%	(2.65)%	16.93%	6.04%	7.32%

Total Investment Return on Market Value(2)	21.68%	(4.08)%	13.36%	6.58%	19.04%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,268,146	$1,039,071	$1,023,066	$898,991	$929,375
Ratios (as a percentage of average daily net assets):
Expenses(5)	1.08%	1.09%	1.08%	1.09%	1.08%
Net investment income	0.59%	0.52%	0.61%	0.85%	0.73%
Portfolio Turnover	6%	9%	4%	4%	5%

(1)	Computed using average shares outstanding.
(2)
Returns are historical and are calculated by determining the percentage change in net asset value or market value with all distributions reinvested. Distributions are assumed to be reinvested at prices obtained under the Fund’s dividend reinvestment plan.

(3)
Total expenses do not reflect amounts reimbursed and/or waived by the adviser and certain of its affiliates, if applicable. Net expenses are net of all reductions and represent the net expenses paid by the Fund.

(4)
Includes a reduction by the investment adviser of a portion of its adviser fee due to the Fund’s investment in the Liquidity Fund (equal to less than 0.005% of average daily net assets for the years ended December 31, 2024, 2023 and 2022).

(5)
Excludes the effect of custody fee credits, if any, of less than 0.005%. Effective September 1, 2015, custody fee credits, which were earned on cash deposit balances, were discontinued by the custodian.

TRADING AND NAV INFORMATION
The Fund’s Common Shares have traded both at a premium and a discount to NAV. The Fund cannot predict whether its shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. The issuance of Common Shares may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Fund’s Common Shares. Shares of common stock of closed‑end investment companies frequently trade at a discount from their NAV. See “Special Risk Considerations - Discount From or Premium to NAV”.
In addition, the Fund’s Board of Trustees has authorized the Fund to repurchase up to 10% of its outstanding common shares as of the last day of the prior calendar year‑end at market prices when shares are trading at a discount to NAV. The share repurchase program does not obligate the Fund to purchase a specific amount of shares. The results of the share repurchase program are disclosed in the Fund’s annual and semi-annual reports to shareholders. See “Description of Capital Structure—Repurchase of Common Shares and Other Discount Measures.”
The following table sets forth for each of the periods indicated the high and low closing market prices for Common Shares on the NYSE, and the corresponding NAV per share and the premium or discount to NAV per share at which the Fund’s Common Shares were trading as of such date.

	Market Price		NAV per Share on Date of Market Price		NAV Premium/(Discount) on Date of Market Price
Fiscal Quarter Ended	High	Low	High	Low	High	Low
3/31/2025	$14.63	$13.21	$15.24	$13.87	(4.00)%	(4.76)%
12/31/2024	$14.58	$13.61	$15.33	$14.38	(4.89)%	(5.94)%
9/30/2024	$13.91	$12.65	$14.52	$13.20	(4.20)%	(5.24)%
6/30/2024	$13.67	$12.52	$14.26	$13.10	(4.14)%	(6.57)%
3/31/2024	$13.13	$12.17	$13.98	$11.46	(6.08)%	(7.03)%
12/31/2023	$12.65	$11.09	$13.26	$10.53	(4.60)%	(9.10)%
9/30/2023	$13.35	$11.89	$13.41	$13.10	(0.45)%	(4.80)%
6/30/2023	$12.80	$12.06	$12.77	$11.46	0.23%	(4.89)%
3/31/2023	$13.40	$12.09	$12.70	$10.53	5.51%	0.67%
On April 23, 2025, the last reported sale price, NAV per Common Share and percentage premium/(discount) to NAV per Common Share, were $12.42, $13.26 and (6.33)%, respectively. As of April 23, 2025, the Fund had 116,754,568 Common Shares outstanding and net assets of $1,548,533,175.
The following table provides information about our outstanding Common Shares as of April 23, 2025:

Title of Class	Amount Authorized	Amount Held by the Fund for its Account	Amount Outstanding
Common Shares	Unlimited	0	116,754,568
The Fund
The Fund is a diversified, closed‑end management investment company registered under the 1940 Act. The Fund was organized as a Massachusetts business trust on March 30, 2005 pursuant to an Agreement and Declaration of Trust, as amended August 11, 2008, governed by the laws of The Commonwealth of Massachusetts. The Fund’s principal office is located at One Post Office Square, Boston, Massachusetts 02109, and its telephone number is 1‑800‑262‑1122.

Use of Proceeds
Subject to the remainder of this section, and unless otherwise specified in a Prospectus Supplement, the Fund currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus in accordance with the Fund’s investment objectives and policies within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the Fund anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash and/or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders or result in a distribution consisting principally of a return of capital.
Investment Objectives, Policies and Risks
INVESTMENT OBJECTIVES
The Fund’s primary investment objective is to provide current income and gains, with a secondary objective of capital appreciation. In pursuing its investment objectives, the Fund will evaluate returns on an after‑tax basis, seeking to minimize and defer shareholder U.S. federal income taxes. There can be no assurance that the Fund will achieve its investment objectives.
Under normal market conditions, the Fund’s investment program consists primarily of: (1) owning a diversified portfolio of common stocks, a segment of which (“Segment One”) seeks to exceed the total return performance of the S&P 500® Index (the “S&P 500®”) and a segment of which (“Segment Two”) seeks to exceed the total return performance of the NASDAQ‑100® Index (the “NASDAQ‑100®”); and (2) selling on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two.
PRIMARY INVESTMENT POLICIES
General Composition of the Fund. Under normal market conditions, the Fund invests at least 80% of its total assets in a diversified portfolio of common stocks, designated segments of which seek to exceed the total return performance of the S&P 500® and the NASDAQ‑100®. Over time, the percentages of the Fund’s stock portfolio invested in each Segment may vary as a result of relative changes in the indices, the Adviser’s evaluation of equity market conditions and other factors. Although the Fund will designate separate S&P 500® and NASDAQ‑100® segments, the Fund’s stock portfolio will be managed on an integrated basis. Among other portfolio considerations set forth below, the Fund will seek to minimize the projected tracking of its stock holdings versus a blend of the S&P 500® and the NASDAQ‑100® corresponding to the weightings within the Fund’s stock portfolio of Segment One and Segment Two. Due to tax considerations, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. The Fund’s common stock holdings may include stocks not included in either index. The Fund invests primarily in common stocks of U.S. issuers. The Fund may invest up to 10% of its total assets in securities of foreign issuers, including securities evidenced by American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). The Fund may invest up to 5% of its total assets in securities of emerging markets issuers. The Fund expects that its assets will normally be invested across a broad range of industries and market sectors. Stocks included in the S&P 500® and the NASDAQ‑100® generally have growth characteristics. Investing in NASDAQ‑100® stocks may result in significant exposure to companies in the technology sector, including software and technology services companies, companies that manufacture technology hardware and interactive media companies. The Fund may invest a portion of its assets in stocks of mid‑capitalization companies. Eaton Vance generally considers mid‑capitalization companies to be those companies having market capitalizations within the range of capitalizations for the S&P MidCap 400® Index (“S&P MidCap 400®”). As of March 31, 2025, companies in the S&P MidCap 400® had median market capitalization of approximately $6.7 billion and their market capitalization range was from $2.1 billion to $20.5 billion. Market capitalizations of companies within the S&P MidCap 400® are subject to change.
The Fund seeks to generate current earnings in part by employing an options strategy of writing (selling) index call options on the S&P 500® and the NASDAQ‑100®. Under normal market conditions, the Fund expects to sell on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two. Under normal market conditions, at least 80% of the value of the Fund’s total assets are subject to written index call options on a continuous basis. Writing index call options involves a tradeoff between the option premiums received and reduced participation in potential future price appreciation of the Fund’s portfolio of common stocks. Generally, the Fund intends to sell S&P 500® and NASDAQ‑100® call options that are slightly “out‑of‑the‑money,” meaning that option exercise prices generally will be slightly higher than the current level of the index at the time the options are written. The Fund may also sell index options that are more substantially “out‑of‑the‑money.” Such options that are more substantially “out‑of‑the‑money” provide greater potential for the Fund to realize capital appreciation on its portfolio stocks but generally would pay a lower premium than options that are slightly “out‑of‑the‑money.” The Fund seeks to generate current earnings from option premiums and, to a lesser extent, from dividends on stocks held. The Fund seeks to generate gains from option premiums and from the sale of equity securities it holds in Segment One and Segment Two of its portfolio.

The Fund generally intends to sell S&P 500® and NASDAQ‑100® call options that are exchange-listed and “European style,” meaning that the options may be exercised only on the expiration date of the option. To implement its options program most effectively, the Fund may also sell index options that trade in OTC markets. Index options differ from options on individual securities in that index options (i) typically are settled in cash rather than by delivery of securities (meaning the exercise of an index option does not involve the actual purchase or sale of securities) and (ii) reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.
As the seller of S&P 500® and NASDAQ‑100® call options, the Fund will receive cash (the premium) from options purchasers. The purchaser of an index option has the right to receive from the option seller any appreciation in the value of the index over a fixed price (the exercise price) as of a specified date in the future (the option valuation date). The exercise-settlement value of the applicable index is calculated based on opening sales prices of the component index stocks on the option valuation date, which is the last business day before the expiration date. By writing S&P 500® and NASDAQ‑100® call options, the Fund will, in effect, sell the potential appreciation in the value of the applicable index above the exercise price in exchange for the option premium received. If, at expiration, an S&P 500® or NASDAQ‑100® call option sold by the Fund is exercised, the Fund will pay the purchaser the difference between the cash value of the applicable index and the exercise price of the option. The premium, the exercise price and the market value of the applicable index will determine the gain or loss realized by the Fund as the seller of the index call option (after taking into consideration any transaction costs).
The Fund expects to maintain high turnover in index call options, based on the Adviser’s intent to sell index call options on at least 80% of the value of its total assets. For its stock holdings, the Fund’s annual portfolio turnover rate is expected to exceed that of the S&P 500® and the NASDAQ‑100® due to turnover in connection with the Fund’s tax loss harvesting, gain matching, dividend capture and other strategies. On an overall basis, the Fund’s annual turnover rate may exceed 100%. A high turnover rate (100% or more) necessarily involves greater trading costs to the Fund.
The Fund’s policies, under normal market conditions, to invest at least 80% of its total assets in a diversified portfolio of common stocks, designated segments of which seek to exceed the total return performance of the S&P 500® and the NASDAQ‑100®, and that at least 80% of the value of the Fund’s total assets are subject to written index call options, are non‑fundamental policies and may be changed by the Fund’s Board without Common Shareholder approval following the provision of 60 days’ prior written notice to Common Shareholders.
In implementing the Fund’s investment strategy, the Adviser and Sub‑Adviser intend to employ a variety of techniques and strategies generally designed to minimize and defer the U.S. federal income taxes incurred by shareholders in connection with their investment in the Fund as described below.
During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objectives, principal strategies and other policies.
The S&P 500® is an unmanaged index of 500 stocks maintained and published by Standard & Poor’s that is market-capitalization weighted and generally representative of the performance of larger stocks traded in the United States. The NASDAQ‑100® is an unmanaged index maintained by the Nasdaq Stock Market, Inc. (with its affiliates, “Nasdaq”) that includes 100 of the largest domestic and international non‑ financial companies listed on the Nasdaq based upon market capitalization. It is not possible to invest directly in an index. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s or Nasdaq. Neither Standard & Poor’s or Nasdaq has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Fund. Standard & Poor’s and Nasdaq make no representation regarding the advisability of investing in the Fund.
Investment Strategy. Eaton Vance is responsible for managing the Fund’s overall investment strategy and executing the Fund’s options strategy. Eaton Vance is also responsible for providing research support to the Sub‑Adviser and supervising the performance of the Sub‑Adviser. Parametric is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax‑management techniques, relying in part on the fundamental research and analytical judgments of the Adviser. Parametric has developed specialized programs and systems that are designed to provide for efficient implementation of the Fund’s strategies. The Fund’s investments are actively managed, and securities may be bought or sold on a daily basis. See “Management of the Fund.”
The Fund’s strategy consists of owning a portfolio of common stocks and selling covered call options (a “buy‑write strategy”).

To avoid being subject to the “straddle rules” under U.S. federal income tax law, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. Under the “straddle” rules, “offsetting positions with respect to personal property” generally are considered to be straddles. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. The Fund expects that the index call options it writes will not be considered straddles because its stock holdings will be sufficiently dissimilar from the components of the S&P 500® and the NASDAQ‑100® under applicable guidance established by the IRS. Under certain circumstances, however, the Fund may enter into option transactions or certain other investments that may constitute positions in a straddle. Parametric will consider a variety of factors in constructing and maintaining the Fund’s stock portfolio, including, but not limited to, stock performance ratings as determined by the Adviser, stock dividend yields, overlap between the Fund’s stock holdings and the S&P 500® and the NASDAQ‑100®, projected tracking of the Fund’s stock portfolio versus a blend of the S&P 500® and the NASDAQ‑100®, realization of loss harvesting opportunities and other tax management considerations. The Adviser’s evaluation of the future performance potential of individual stocks will be one among several considerations in portfolio construction and will not, on a standalone basis, be determinative of portfolio construction. The Adviser’s stock ratings will be based primarily on fundamental research.
The Fund’s index option strategy is designed to produce current cash flow from options premiums and to moderate the volatility of the Fund’s returns. This index option strategy is of a hedging nature and is not designed to speculate on equity market performance. The Adviser believes that the Fund’s index option strategy will moderate the volatility of the Fund’s returns because the option premiums received will help to mitigate the impact of downward price movements in the stocks held by the Fund, while the Fund’s obligations under index calls written will effectively limit the Fund’s ability to participate in upward price movements in portfolio stocks beyond certain levels. The Adviser expects to sell S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of the value of Segment Two. The Adviser does not intend to sell index call options representing amounts greater than the value of the Fund’s common stock portfolio (i.e., take a “naked” position).
The foregoing policies relating to investment in common stocks and index options writing are the Fund’s primary investment policies. In addition to its primary investment policies, the Fund may invest to a limited extent in other types of securities and engage in certain other investment practices. See “Investment Objectives, Policies and Risks—Additional Investment Practices.”
In addition to the intended strategy of selling index call options, the Fund may invest up to 20% of its total assets in other derivative instruments acquired for hedging, risk management and investment purposes (to gain exposure to securities, securities markets, markets indices and/or currencies consistent with its investment objectives and policies), provided that no more than 10% of the Fund’s total assets may be invested in such derivative instruments acquired for non‑hedging purposes. Derivative instruments may be used in order to help protect against a decline in the value of its portfolio securities. Derivative instruments may also be used by the Fund to enhance returns or as a substitute for the purchase or sale of securities.
Tax‑Managed Investing. Taxes are a major influence on the net after‑tax returns that investors receive on their taxable investments. In implementing the Fund’s investment strategy, the Adviser and Sub‑Adviser intend to employ a variety of techniques and strategies designed to generally skew the mix of Fund returns to the types of returns that are most advantageously taxed, thereby seeking to minimize and defer the U.S. federal income taxes incurred by Common Shareholders in connection with their investment in the Fund. Such techniques and strategies are expected to include: (1) employing a call options strategy consisting of selling S&P 500® and NASDAQ‑100® call options that qualify for treatment as “Section 1256 contracts” under the Code, on which capital gains and losses are generally treated as 60% long-term and 40% short-term, regardless of holding period; (2) limiting the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis so that the Fund’s stock holdings and S&P 500® and NASDAQ‑100® call options are not subject to the “straddle rules;” (3) engaging in a systematic program of tax‑loss harvesting in the Fund’s stock portfolio, periodically selling stock positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund; and (4) managing the sale of appreciated stock positions so as to minimize the Fund’s net realized short-term capital gains in excess of net realized long-term capital losses. The Fund seeks to offset the 40% of gains on index options treated as short-term against Fund expenses and realized losses on other investments allocable against short-term gains. When an appreciated security is sold, the Fund generally intends to select for sale the share lots resulting in the most favorable tax treatment, generally those with holding periods sufficient to qualify for long-term capital gains treatment that have the highest cost basis. There is no assurance the techniques and strategies the Fund employs to minimize or defer U.S. federal income tax will be successful.
In addition, the Fund seeks to earn and distribute “qualified dividend income.” Qualified dividend income received by an individual is taxed at the rates applicable to long-term capital gain. In order for a dividend received by Fund shareholders to be qualified dividend income, the Fund must meet certain holding period and other requirements with respect to the dividend-paying stock in its portfolio, and the shareholder must meet certain holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121‑day period beginning at the date which is 60 days before the date on which such share becomes ex‑dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181‑day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest (for purposes of the limitation on deductibility of investment interest), or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the U.S.) or (b) treated as a passive foreign investment company. Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income. In general, distributions of investment income reported by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the applicable holding period and other requirements with respect to the Fund’s shares.
The Fund may seek to enhance the level of tax‑advantaged dividend income it receives by emphasizing higher-yielding stocks in its stock portfolio and by engaging in dividend capture trading. In a dividend capture trade, the Fund sells a stock on or shortly after the stock’s ex‑dividend date and uses the sale proceeds to purchase one or more other stocks that are expected to pay dividends before the next dividend payment on the stock being sold. Through this practice, the Fund may receive more dividend payments over a given time period than if it held a single stock. In order for dividends received by the Fund to qualify for favorable tax treatment, the Fund must comply with the holding period and other requirements set forth in the preceding paragraph. By complying with the applicable holding period and other requirements while engaging in dividend capture trading, the Fund may be able to enhance the level of tax‑advantaged dividend income it receives because it will receive more dividend payments qualifying for favorable treatment during the same time period than if it simply held portfolio stocks. The use of dividend capture trading strategies will expose the Fund to increased trading costs and potentially higher short-term capital gain or loss.
Common Stocks. Under normal market conditions, the Fund will invest at least 80% of its total assets in common stocks. Common stock represents an equity ownership interest in the issuing corporation. Holders of common stock generally have voting rights in the issuer and are entitled to receive common stock dividends when, as and if declared by the corporation’s board of directors. Common stock normally occupies the most subordinated position in an issuer’s capital structure. Returns on common stock investments consist of any dividends received plus the amount of appreciation or depreciation in the value of the stock.
Although common stocks have historically generated higher average returns than fixed-income securities over the long term and particularly during periods of high or rising concerns about inflation, common stocks also have experienced significantly more volatility in returns and may not maintain their real value during inflationary periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.
Foreign Securities. The Fund may invest up to 10% of its total assets in securities of issuers located in countries other than the United States, including up to 5% of its total assets in securities of issuers located in emerging markets. The value of foreign securities is affected by changes in currency rates, foreign tax laws (including withholding or other tax), government policies (in the U.S. or abroad), relations between nations and trading, settlement, custodial and other operational risks. In addition, the costs of investing abroad are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than markets in the United States. Foreign investments also could be affected by other factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information and potential difficulties in enforcing contractual obligations.
As an alternative to holding foreign-traded securities, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the U.S. over‑the‑counter market (including depositary receipts, which evidence ownership in underlying foreign securities). Dividends received with respect to stock of a foreign corporation may qualify for the reduced rates of U.S. federal income tax rates applicable to qualified dividend income only if such corporation satisfies the requirements to be a “qualified foreign corporation” as described in the Code. The Fund may invest in ADRs, EDRs and GDRs. ADRs, EDRs and GDRs are certificates evidencing ownership of shares of foreign issuers and are alternatives to purchasing directly the underlying foreign securities in their national markets and currencies. However, they continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include foreign exchange risk as well as the political and economic risks of the underlying issuer’s country. ADRs, EDRs and GDRs may be sponsored or unsponsored. Unsponsored receipts are established without the participation of the issuer. Unsponsored receipts may involve higher expenses, may not pass through voting or other shareholder rights, and may be less liquid than sponsored receipts.
Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. There is generally less government supervision and regulation of securities exchanges, broker-dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. Payment for securities before delivery may be required. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments, which could affect investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies.
Emerging Markets. The risks of foreign investments described above apply to an even greater extent to investments in emerging markets. An emerging market country is any country determined by the investment adviser to have an emerging market economy, considering factors such as the country’s political and economic stability, and the development of its financial and capital markets. The securities markets of emerging market countries are generally smaller, less developed, less liquid and more volatile than the securities markets of the United States and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries, and enforcement of existing regulations may be extremely limited. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging market countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. The economies of these countries also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund’s income from such securities.
Index Options Generally. The Fund will pursue its objectives in part by selling on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ‑100® call options on at least 80% of value of Segment Two.
The Fund will sell S&P 500® and NASDAQ‑100® index options that are exchange-listed and that are “European style,” meaning that the options may only be exercised on the expiration date of the option. To implement its options program most effectively, the Fund may also sell index options that trade in OTC markets. Index options differ from options on individual securities in that index options (i) typically are settled in cash rather than by delivery of securities and (ii) reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.
Option contracts are originated and standardized by the OCC. The Fund will sell S&P 500® and NASDAQ‑100® call options that are generally issued, guaranteed and cleared by the OCC. S&P 500® and NASDAQ‑100® index options currently trade exclusively on the Chicago Board Options Exchange.
Selling Index Call Options. The Fund’s index option strategy is designed to produce current cash flow from options premiums and to moderate the volatility of the Fund’s returns. This index option strategy is of a hedging nature, and is not designed to speculate on equity market performance.
As the seller of S&P 500® and NASDAQ‑100® call options, the Fund will receive cash (the premium) from the purchasers thereof. The purchaser of an index option has the right to any appreciation in the value of the applicable index over a fixed price (the exercise price) as of a specified date in the future (the option valuation date). Generally, the Fund intends to sell S&P 500® and NASDAQ‑100® call options that are slightly “out‑of‑the‑money” (i.e., the exercise price generally will be slightly above the current level of the applicable index when the option is sold). The Fund may also sell index options that are more substantially “out‑of‑the‑money.” Such options that are more substantially “out‑of‑the‑money” provide greater potential for the Fund to realize capital appreciation on its portfolio stocks but generally would pay a lower premium than options that are slightly “out‑of‑the‑money.” The Fund will, in effect, sell the potential appreciation in the value of the S&P 500® or NASDAQ‑100® above the exercise price in exchange for the option premium received. If, at expiration, an S&P 500® or NASDAQ‑100® call option sold by the Fund is exercised, the Fund will pay the purchaser the difference between the cash value of the applicable index and the exercise price of the option. The premium, the exercise price and the market value of the S&P 500® or NASDAQ‑100®, as applicable, will determine the gain or loss realized by the Fund as the seller of the index call option (after taking into consideration any transaction costs).
Prior to expiration, the Fund may close an option position by making an offsetting market purchase of identical option contracts (same type, underlying index, exercise price and expiration). The cost of closing out transactions and payments in settlement of exercised options will reduce the net option premiums available for distribution to Common Shareholders by the Fund. The reduction in net option premiums due to a rise in stock prices should generally be offset, at least in part, by appreciation in the value of the Fund’s common stock portfolio and by the opportunity to realize higher premium income from selling new index options at higher exercise prices.

In certain extraordinary market circumstances, to limit the risk of loss on the Fund’s index option strategy, the Fund may enter into “spread” transactions by purchasing index call options with higher exercise prices than those of index call options written. The Fund will only engage in such transactions when Eaton Vance believes that certain extraordinary events temporarily have depressed equity prices and substantial short-term appreciation of such prices is expected. By engaging in spread transactions in such circumstances the Fund will reduce the limitation imposed on its ability to participate in such recovering equity markets that exist if the Fund only writes index call options. The premiums paid to purchase such call options are expected to be lower than the premiums earned from the call options written at lower exercise prices. However, the payment of these premiums will reduce amounts available for distribution from the Fund’s option activity.
The Fund will sell only “covered” call options. An index call option is generally considered covered if the Fund maintains with its custodian assets determined to be liquid (in accordance with procedures established by the Board) in an amount equal to the contract value of the index. An index call option also is covered if the Fund holds a call on the same index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Fund in segregated assets determined to be liquid (in accordance with procedures established by the Board).
If an option written by the Fund expires unexercised, the Fund realizes on the expiration date a capital gain equal to the premium received by the Fund at the time the option was written. If an option written by the Fund that is not a Section 1256 contract is cash settled, the Fund generally realizes a capital gain if the cash payment made by the Fund upon exercise is less than the premium received from writing the option and a capital loss if the cash payment made is more than the premium received, such capital gain or loss will be treated as short-term capital gain or loss. If the written option is repurchased, the Fund generally realizes upon the closing purchase transaction a capital gain if the cost of repurchasing the option is less than the premium received from writing the option and a capital loss if the cost of repurchasing the option is more than the premium received; subject to certain exceptions, such gain or loss generally will be short-term. Because exchange-listed S&P 500® and NASDAQ‑100® options are Section 1256 contracts, the Fund’s gains and losses thereon generally will be treated as 60% long-term and 40% short-term capital gain or loss, regardless of holding period, although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. In addition, the Fund generally will be required to “mark to market” (i.e., treat as sold for fair market value) each Section 1256 contract at the close of each taxable year (and on October 31 of each year for excise tax purposes). See “U.S. Federal Income Tax Matters.”
The principal factors affecting the market value of an option contract include supply and demand in the options market, interest rates, the current market price of the underlying index in relation to the exercise price of the option, the actual or perceived volatility associated with the underlying index, and the time remaining until the expiration date. Upon the writing of a call or a put option, the premium received by the Fund is included in the Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked‑to‑market to reflect the current market value of the option written. A written option is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices or otherwise at fair value as determined by the Board of the Fund.
The transaction costs of buying and selling options consist primarily of commissions (which are imposed in opening, closing and exercise transactions), but may also include margin and interest costs in particular transactions. The impact of transaction costs on the profitability of a transaction may often be greater for option transactions than for transactions in the underlying securities because these costs are often greater in relation to options premiums than in relation to the prices of underlying securities. Transaction costs may be especially significant in option strategies calling for multiple purchases and sales of options over short periods of time or concurrently. Transaction costs associated with the Fund’s options strategy will vary depending on market circumstances and other factors.
The standard contract size for exchange-listed S&P 500® and NASDAQ‑100® index options is the index level multiplied by $100. There are three items needed to identify a particular S&P 500® or NASDAQ‑100® index option contract: (1) the expiration month, (2) the exercise (or strike) price and (3) the type (i.e., call or put). A call option whose exercise price is above the current price of the underlying index is called “out‑of‑the‑money,” and a call option whose exercise price is below the current price of the underlying index is called “in‑the‑money.”
Writing index call options can lower the variability of potential return outcomes and can enhance returns in three of four market performance scenarios (down, flat or moderately up). Only when the level of the index at option expiration exceeds the sum of the premium received and the option exercise price would the buy‑write strategy be expected to provide lower returns than the stock portfolio-only alternative. The amount of downside protection afforded by the buy‑write strategy in declining market scenarios is limited, however, to the amount of option premium received. If the S&P 500® or NASDAQ‑100® declines by an amount greater than the option premium, a buy‑write strategy consisting of owning all of the stocks in the index and writing index options on the value thereof would generate an investment loss. The Fund’s returns from implementing a buy‑write strategy using S&P 500® and NASDAQ‑100® options will also be substantially affected by the performance of Segment One of the Fund’s portfolio versus the S&P 500® and the performance of Segment Two of the Fund’s portfolio versus the NASDAQ‑100®. The returns on these segments are unlikely to be the same as the returns on the corresponding indices. Also, the Fund’s returns from its buy‑write strategy will be affected by the level of premiums available on options written on the S&P 500® and the NASDAQ‑100®.

ADDITIONAL INVESTMENT PRACTICES
In addition to its primary investment policies, the Fund may engage in the following investment practices to a limited extent. The Fund may invest in the aggregate up to 20% of its total assets in all investments described below.
When-Issued Securities and Forward Commitments. Securities may be purchased on a ‘‘forward commitment’’ or ‘‘when-issued’’ basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction. Forward commitment or when-issued transactions will not be entered into for the purpose of investment leverage.
Restricted Securities. Securities held by the Fund may be legally restricted as to resale (such as those issued in private placements), including commercial paper issued pursuant to Section 4(a)(2) of the 1933 Act and securities eligible for resale pursuant to Rule 144A thereunder, and securities of U.S. and non‑U.S. issuers initially offered and sold outside the United States pursuant to Regulation S thereunder. Restricted securities may not be listed on an exchange and may have no active trading market. The Fund may incur additional expense when disposing of restricted securities, including all or a portion of the cost to register the securities. The Fund also may acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities that are in addition to applicable legal restrictions. In addition, if the Adviser or Sub‑Adviser receives material non‑public information about the issuer, the Fund may as a result be unable to sell the securities. Restricted securities may be difficult to value properly and may involve greater risks than securities that are not subject to restrictions on resale. It may be difficult to sell restricted securities at a price representing fair value until such time as the securities may be sold publicly. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when the Adviser or Sub‑Adviser believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Holdings of restricted securities may increase the level of Fund illiquidity if eligible buyers become uninterested in purchasing them. Restricted securities may involve a high degree of business and financial risk, which may result in substantial losses.
Illiquid Investments. It may be difficult to sell illiquid investments at a price representing their fair value until such time as such investments may be sold publicly. Where registration is required, a considerable period may elapse between a decision by the Fund to sell the investments and the time when it would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund may also acquire investments through private placements under which it may agree to contractual restrictions on the resale of such investments. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable.
At times, a portion of the Fund’s assets may be invested in investments as to which the Fund, by itself or together with other accounts managed by the Adviser and its affiliates, holds a major portion or all of such investments. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such investments when the Adviser or Sub‑Adviser believes it advisable to do so or may be able to sell such investments only at prices lower than if such investments were more widely held. It may also be more difficult to determine the fair value of such investments for purposes of computing the Fund’s net asset value.
Other Derivative Instruments. In addition to the strategy of selling index call options, the Fund may invest up to 20% of its total assets in derivative instruments (which are instruments that derive their value from another instrument, security or index) acquired for hedging, risk management and investment purposes (to gain exposure to securities, securities markets, markets indices and/or currencies consistent with its investment objectives and policies), provided that no more than 10% of the Fund’s total assets may be invested in such derivative instruments acquired for non‑hedging purposes. These strategies may be executed through the use of derivative contracts in the United States or abroad. In the course of pursuing these investment strategies, the Fund may purchase and sell equity and fixed-income indices and other instruments, purchase and sell futures contracts and options thereon, and enter into various transactions such as swaps, caps, floors or collars. In addition, derivatives may also include new techniques, instruments or strategies that are permitted as regulatory changes occur. Derivative instruments may be used by the Fund to enhance returns or as a substitute for the purchase or sale of securities.

Swaps. Swap contracts may be purchased or sold to hedge against fluctuations in securities prices, interest rates or market conditions, to mitigate non‑payment or default risk, or to gain exposure to particular securities, baskets of securities, indices or currencies. In a standard ‘‘swap’’ transaction, two parties agree to exchange the returns (or differentials in rates of return) to be exchanged or ‘‘swapped’’ between the parties, which returns are calculated with respect to a ‘‘notional amount,’’ i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, or in a particular security, ‘‘basket’’ of securities or index. The Fund will enter into swaps only on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. If the other party to a swap defaults, the Fund’s risk of loss generally consists of the net amount of payments that the Fund is contractually entitled to receive. The Fund will not enter into any swap unless the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction, but there can be no assurance that the Fund will succeed in enforcing contractual remedies. Swaps are primarily traded in the over‑the‑counter market. The use of swaps is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would be unfavorably affected.
Equity swaps. Equity swaps involve the exchange by the Fund with another party of their respective returns as calculated on a notional amount of an equity index basket of equity securities, or individual equity security.
Interest rate swaps, caps and floors. Interest rate swaps are OTC contracts in which each party agrees to make a periodic interest payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The Fund will enter into interest rate and total return swaps only on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating-rate payments). If the other party to an interest rate swap defaults, the Fund’s risk of loss generally consists of the net amount of payments that the Fund is contractually entitled to receive. The net amount of the excess, if any, of the Fund’s obligations over its entitlements will be maintained in a segregated account by the Fund’s custodian. The Fund will not enter into any interest rate swap unless the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction, but there can be no assurance that the Fund will succeed in enforcing contractual remedies.
The Fund may use interest rate swaps for risk management purposes only and not as a speculative investment and would typically use interest rate swaps to shorten the average interest rate reset time of the Fund’s holdings. The use of interest rate swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would be unfavorably affected.
Total Return Swaps. As stated above, the Fund will enter into total return swaps only on a net basis. Total return swaps are contracts in which one party agrees to make payments of the total return from the underlying asset(s), which may include securities, baskets of securities, or securities indices during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from other underlying asset(s).
Futures and Options on Futures. The Fund may purchase and sell various kinds of financial futures contracts and options thereon to seek to hedge against changes in stock prices or interest rates, for other risk management purposes or to gain exposure to certain securities, indices and currencies. Futures contracts may be based on various underlying assets. Such transactions involve a risk of loss or depreciation due to adverse changes in securities prices, which may exceed the Fund’s initial investment in these contracts. The Fund will only purchase or sell futures contracts or related options in compliance with the rules of the Commodity Futures Trading Commission. These transactions involve transaction costs. Sales of futures contracts and related options generally result in realization of short-term or long-term capital gain depending on the period for which the investment is held. To the extent that any futures contract or options on futures contract held by the Fund is a “Section 1256 contract” under the Code, the contract will be marked‑to‑market annually and any gain or loss will be treated as 60% long-term and 40% short-term, regardless of the holding period for such contract.

Short Sales. The Fund may sell a security short if it owns at least an equal amount of the security sold short or another security convertible or exchangeable for an equal amount of the security sold short without payment of further compensation (a short sale against‑the‑box). In a short sale against‑the‑box, the short seller is exposed to the risk of being forced to deliver stock that it holds to close the position if the borrowed stock is called in by the lender, which would cause gain or loss to be recognized on the delivered stock. The Fund expects normally to close its short sales against‑the‑box by delivering newly acquired stock.
The ability to use short sales against‑the‑box, certain equity swaps and certain equity collar strategies as a tax‑efficient management technique with respect to holdings of appreciated securities is limited to circumstances in which the hedging transaction is closed out not later than thirty days after the end of the Fund’s taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed. Not meeting these requirements would trigger the recognition of gain on the underlying appreciated securities position under the U.S. federal tax laws applicable to constructive sales.
Securities Lending. The Fund may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. Loans will be made only to organizations whose credit quality or claims paying ability is considered by the Adviser to be at least investment grade and when the expected returns, net of administrative expenses and any finders’ fees, justifies the attendant risk. Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned. The financial condition of the borrower will be monitored by the Adviser on an ongoing basis. The Fund will not lend portfolio securities subject to a written covered call contract.
Borrowings. The Fund may borrow money to the extent permitted under the 1940 Act as interpreted, modified or otherwise permitted by the regulatory authority having jurisdiction. Although it does not currently intend to do so, the Fund may in the future from time to time borrow money to add leverage to the portfolio. The Fund may also borrow money for temporary administrative purposes.
Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Fund temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment. The Fund may enter into such agreements when it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income. Income realized on reverse repurchase agreements will be taxable as ordinary income when distributed to shareholders.
When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Fund’s assets. As a result, such transactions may increase fluctuations in the market value of the Fund’s assets. While there is a risk that large fluctuations in the market value of the Fund’s assets could affect net asset value, this risk is not significantly increased by entering into reverse repurchase agreements, in the opinion of the Adviser. If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Fund’s yield.
The SEC has adopted new rules that will require certain reverse repurchase transactions involving U.S. Treasuries to be centrally cleared. Compliance with these new rules is currently expected to be required in mid‑2027. Although the impact of these rules on the Fund is difficult to predict, they may reduce the availability or increase the costs of such transactions and may adversely affect the Fund’s performance.
Forward Foreign Currency Exchange Contracts. A forward foreign currency exchange contract (“currency forward”) involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect against an adverse change in the relationship between currencies or to increase exposure to a particular foreign currency.
Certain currency forwards may be individually negotiated and privately traded, exposing them to credit and counterparty risks. The precise matching of the currency forward amounts and the value of the instruments denominated in the corresponding currencies will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. There is additional risk that the use of currency forwards may reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken and that currency forwards may create exposure to currencies in which the Fund’s securities are not denominated. In addition, it may not be possible to hedge against long-term currency changes. Currency forwards are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying currency forwards. As a result, available information may not be complete.

Foreign Currency Transactions Risk. The value of foreign assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. The Fund may (but is not required to) engage in transactions to hedge against changes in foreign currencies, and will use such hedging techniques when the Adviser deems appropriate. Foreign currency exchange transactions may be conducted on a spot (i.e., cash) basis at the rate currently prevailing in the foreign currency exchange market, or through entering into derivative currency transactions. Currency futures contracts are exchange-traded instruments similar in structure to futures contracts on stocks and stock indices, but change in value to reflect the movements of a currency or basket of currencies rather than a stock or stock index. Settlement is made in a designated currency. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and the Fund’s return on such assets as well as any temporary uninvested reserves in bank deposits in foreign currencies. In addition, the Fund will incur costs in connection with conversions between various currencies.
Currency transactions are dependent upon the creditworthiness of counterparties and subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying derivative currency transactions. As a result, available information may not be complete. In an over‑the‑counter trading environment, there are generally no daily price fluctuation limits. There may be no liquid secondary market to close out positions entered into until their exercise, expiration or maturity. There is also the risk of default by, or the bankruptcy of, the financial institution serving as counterparty.
Portfolio Turnover. The Fund cannot accurately predict its portfolio turnover rate, but the annual turnover rate may exceed 100% (excluding turnover of securities having a maturity of one year or less). A high turnover rate (100% or more) necessarily involves greater expenses to the Fund. The portfolio turnover rate(s) for the Fund for the fiscal years ended December 31, 2024 and 2023 were 3% and 8%, respectively.
Temporary Investments. During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objectives, principal strategies and other policies. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. government obligations. In moving to a substantial temporary investments position and in transitioning from such a position back into conformity with the Fund’s normal investment policies, the Fund may incur transaction costs that would not be incurred if the Fund had remained fully invested in accordance with such normal policies. The Fund’s investment in such temporary investments under unusual market circumstances may not be in furtherance of the Fund’s investment objectives.
ADDITIONAL RISK CONSIDERATIONS
Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or you may lose part or all of your investment.
Discount From or Premium to NAV. The Offering will be conducted only when Common Shares of the Fund are trading at a price equal to or above the Fund’s NAV per Common Share plus the per Common Share amount of commissions. As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares. The Fund’s Common Shares have traded both at a premium and at a discount relative to NAV. The shares of closed‑end management investment companies frequently trade at a discount from their NAV. This is a risk separate and distinct from the risk that the Fund’s NAV may decrease.
Secondary Market for the Common Shares. The issuance of Common Shares through the Offering may have an adverse effect on the secondary market for the Common Shares. The increase in the amount of the Fund’s outstanding Common Shares resulting from the Offering may put downward pressure on the market price for the Common Shares of the Fund. Common Shares will not be issued pursuant to the Offering at any time when Common Shares are trading at a price lower than a price equal to the Fund’s NAV per Common Share plus the per Common Share amount of commissions.
The Fund also issues Common Shares of the Fund through its dividend reinvestment plan. See “Dividend Reinvestment Plan.” Common Shares may be issued under the plan at a discount to the market price for such Common Shares, which may put downward pressure on the market price for Common Shares of the Fund.
When the Common Shares are trading at a premium, the Fund may also issue Common Shares of the Fund that are sold through transactions effected on the NYSE. The increase in the amount of the Fund’s outstanding Common Shares resulting from that offering may also put downward pressure on the market price for the Common Shares of the Fund.

The voting power of current shareholders will be diluted to the extent that such shareholders do not purchase shares in any future Common Share offerings or do not purchase sufficient shares to maintain their percentage interest. In addition, if the Adviser is unable to invest the proceeds of such offering as intended, the Fund’s per share distribution may decrease (or may consist of return of capital) and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned.
Market Discount Risk. The shares of closed‑end management investment companies often trade at a discount from their net asset value, and the Fund’s Common Shares may likewise trade at a discount from net asset value. The trading price of the Fund’s Common Shares may be less than the public offering price. The returns earned by Common Shareholders who purchased their Common Shares in this offering and sell their Common Shares below net asset value will be reduced.
Investment and Market Risk. An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the securities owned by the Fund, which are generally traded on a securities exchange or in the over‑the‑counter markets. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. Because the Fund intends to sell index call options on a continuous basis on at least 80% of its total assets, the Fund’s appreciation potential from equity market performance will be limited. The Common Shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of distributions.
The value of investments held by the Fund may increase or decrease in response to economic, political and financial or other disruptive events (whether real, expected or perceived) in the U.S. and global markets. The frequency and magnitude of such changes in value cannot be predicted. Certain securities and other investments held by the Fund may experience increased volatility, illiquidity, or other potentially adverse effects in reaction to changing market conditions. Actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, could cause high volatility in markets. Monetary and/or fiscal actions taken by U.S. or foreign governments to stimulate or stabilize the global economy may not be effective and could lead to high market volatility. No active trading market may exist for certain investments held by the Fund, which may impair the ability of the Fund to sell or to realize the current valuation of such investments in the event of the need to liquidate such assets.
Issuer Risk. The value of securities held by the Fund may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.
Equity Risk. Under normal market conditions, as least 80% of the Fund’s total assets are invested in common stocks and therefore a principal risk of investing in the Fund is equity risk. Equity risk is the risk that securities held by the Fund may decline in response to adverse changes in the economy or the economic outlook; deterioration in investor sentiment; interest rate, currency, and commodity price fluctuations; adverse geopolitical, social or environmental developments; issuer- and sector-specific considerations; and other factors. Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities of an issuer held by the Fund; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks and other equity securities held by the Fund. In addition, common stock of an issuer in the Fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other reasons, the issuer of the security experiences a decline in its financial condition. Common equity securities in which the Fund will invest are structurally subordinated to preferred stocks, bonds and other debt instruments in a company’s capital structure, in terms of priority to corporate income, and therefore will be subject to greater dividend risk than preferred stocks or debt instruments of such issuers. Finally, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines, the value of Fund shares will also likely decline. Although stock prices can rebound, there is no assurance that values will return to previous levels.
Preferred stocks and other hybrid securities in which the Fund may invest may also be sensitive to changes in interest rates; when interest rates rise, their value will generally fall. Hybrid securities generally possess characteristics common to both equity and debt securities. Preferred stocks, convertible securities, and certain debt obligations are types of hybrid securities. Hybrid securities generally have a preference over common stock in the event of the issuer’s liquidation and perpetual or near perpetual terms at time of issuance. Hybrid securities generally do not have voting rights or have limited voting rights. Because hybrid securities have both debt and equity characteristics, their values vary in response to many factors, including general market and economic conditions, issuer-specific events, changes in interest rates, credit spreads and the credit quality of the issuer, and, for convertible securities, factors affecting the securities into which they convert.
Risk of Selling Index Call Options. The Fund expects to sell S&P 500® and NASDAQ‑100® call options on a continuous basis on at least 80% of the value of its total assets. The purchaser of an index call option has the right to any appreciation in the value of the index over the exercise price of the call option as of the valuation date of the option. Because their exercise is settled in cash, sellers of index call options such as the Fund cannot provide in advance for their potential settlement obligations by acquiring and holding the underlying securities. The Fund intends to mitigate the risks of its written index call positions by holding a diversified portfolio of stocks, Segment One of which is similar to the S&P 500® and Segment Two of which is similar to the NASDAQ‑100®. However, the

Fund does not intend to acquire and hold a portfolio containing exactly the same stocks as the S&P 500® and the NASDAQ‑100®. Due to tax considerations, the Fund intends to limit the overlap between its stock portfolio holdings (and any subset thereof) and each of the S&P 500® and the NASDAQ‑100® to less than 70% on an ongoing basis. Consequently, the Fund bears the risk that the performance of the securities held will vary from the performance of the S&P 500® and the NASDAQ‑100®. For example, the Fund will suffer a loss if the S&P 500® appreciates substantially above the exercise price of the S&P 500® call options written by the Fund while the securities held by the Fund in Segment One in the aggregate fail to appreciate as much or decline in value over the life of the written option. Index options written by the Fund are priced on a daily basis. Their value may be affected by changes in the price and dividend rates of the underlying common stocks in the S&P 500® and the NASDAQ‑100®, changes in actual or perceived volatility of the S&P 500® and the NASDAQ‑100® and the remaining time to the options’ expiration. The trading price of S&P 500® and NASDAQ‑100® call options may also be affected by liquidity considerations and the balance of purchase and sale orders.
A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived and well-executed options program may be adversely affected by market behavior or unexpected events. As the writer of S&P 500® and NASDAQ‑100® call options, the Fund will forgo, during the option’s life, the opportunity to profit from increases in the value of the applicable index above the sum of the option premium received and the exercise price of the call option, but retains the risk of loss, minus the option premium received, should the value of the applicable index decline. When a call option is exercised, the Fund will be required to deliver an amount of cash determined by the excess of the value of the applicable index at contract termination over the exercise price of the option. Thus, the exercise of index call options sold by the Fund may require the Fund to sell portfolio securities to generate cash at inopportune times or for unattractive prices.

The trading price of options may be adversely affected if the market for such options becomes less liquid or smaller. The Fund may close out a call option by buying the option instead of letting it expire or be exercised. There can be no assurance that a liquid market will exist when the Fund seeks to close out a call option position by buying the option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the OCC may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled to discontinue the trading of options (or a particular class or series of options) at some future date. If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.
The hours of trading for options may not conform to the hours during which common stocks held by the Fund are traded. To the extent that the options markets close before the markets for securities, significant price and rate movements can take place in the securities markets that would not be reflected concurrently in the options markets. Index call options are marked to market daily and their value may be substantially affected by changes in the value and dividend rates of the securities represented in the underlying index, changes in interest rates, changes in the actual or perceived volatility of the associated index and the remaining time to the options’ expiration, as well as trading conditions in the options market.
To implement its options program most effectively, the Fund may sell index options that trade in OTC markets. Participants in these markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of “exchange based” markets. By engaging in index option transactions in these markets, the Fund may take additional credit risk with regard to parties with which it trades and also may bear additional risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Fund to additional risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is also increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate a settlement, may increase the potential for losses to the Fund.
Tax Risk. Please refer to the section entitled “U.S. Federal Income Tax Matters” for an explanation of the U.S. federal income tax consequences and attendant risks of investing in the Fund. Although the Fund seeks to minimize and defer the U.S. federal income taxes incurred by Common Shareholders in connection with their investment in the Fund, there can be no assurance that it will be successful in this regard. Market conditions may limit the Fund’s ability to generate tax losses or to generate income taxed at favorable tax rates. The Fund’s tax‑managed strategy may cause the Fund to hold a security in order to achieve more favorable tax‑treatment or to sell a security in order to create tax losses. The Fund’s ability to utilize various tax‑management techniques may be curtailed or eliminated in the future by tax legislation, regulation or interpretations. Distributions paid on the Common Shares may be characterized variously as net investment income (taxable at ordinary income rates), qualified dividends and capital gain dividends (each taxable at long-term capital gains rates to non‑corporate Common Shareholders) or return of capital (not currently taxable up to the amount of tax basis in the relevant Common Shares). The ultimate tax characterization of the Fund’s distributions made in a calendar year may not finally be determined until after the end of that calendar year. Distributions to a Common Shareholder that are a return of capital will be tax free up to the amount of the Common Shareholder’s current tax basis in his or her Common Shares, with any distribution amounts exceeding such basis treated as capital gain on a deemed sale of Common Shares. Common Shareholders are required to reduce their tax basis (not below zero) in Common Shares by the amount of tax‑free return of capital distributions received, thereby increasing the amount of capital gain (or decreasing the amount of capital loss) to be recognized upon a later disposition of the Common Shares. In order for Fund distributions of qualified dividend income to be taxable at favorable long-term capital gains rates, the Fund must meet certain holding period and other requirements with respect to the dividend-paying stock in its portfolio, and a Common Shareholder must meet certain prescribed holding period and other requirements with respect to his or her Common Shares. If positions held by the Fund were treated as “straddles” for U.S. federal income tax purposes, dividends on such positions would not constitute qualified dividend income subject to favorable income tax treatment. Gain or loss on positions in a straddle are subject to special (and generally disadvantageous) rules as described under “U.S. Federal Income Tax Matters.”

Risks of Investing in Smaller and Mid‑Sized Companies. The Fund may make investments in stocks of companies whose market capitalization is considered middle sized or “mid‑cap.” Smaller and mid‑sized companies often are newer or less established companies than larger companies. Investments in smaller and mid‑sized companies carry additional risks because earnings of these companies tend to be less predictable; they often have limited product lines, markets, distribution channels or financial resources; and the management of such companies may be dependent upon one or a few key people. The market movements of equity securities of smaller and mid‑sized companies may be more abrupt or erratic than the market movements of equity securities of larger, more established companies or the stock market in general. Historically, smaller and mid‑sized companies have sometimes gone through extended periods when they did not perform as well as larger companies. In addition, equity securities of smaller and mid‑sized companies generally are less liquid than those of larger companies. This means that the Fund could have greater difficulty selling such securities at the time and price that the Fund would like.
Risks of Growth Stock Investing. The Fund invests substantially in stocks with ‘‘growth’’ characteristics. Growth stocks can react differently to issuer, political, market, and economic developments than the market as a whole and other types of stocks. Growth stocks tend to be more expensive relative to their earnings or assets compared to other types of stocks. As a result, growth stocks tend to be sensitive to changes in their earnings and more volatile than other types of stocks.
Derivatives Risk. In addition to writing index call options, the risks of which are described above, the Fund may invest up to 20% of its total assets in other derivative investments acquired for hedging, risk management and investment purposes, provided that no more than 10% of the Fund’s total assets may be invested in such derivative instruments acquired for non‑hedging purposes. Derivative transactions including options on securities and securities indices and other transactions in which the Fund may engage (such as futures contracts and options thereon, swaps and short sales) may subject the Fund to increased risk of principal loss due to unexpected movements in stock prices, changes in stock volatility levels and interest rates, and imperfect correlations between the Fund’s securities holdings and indices upon which derivative transactions are based. The Fund also will be subject to credit risk with respect to the counterparties to any over‑the‑counter derivatives contracts entered into by the Fund as well as the clearing member(s) and clearing house(s) through which it holds its cleared derivatives positions. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.
Foreign Investment Risk. Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers. Adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Fund’s assets. Evidence of ownership of certain foreign investments may be held outside the United States, and the Fund may be subject to the risks associated with the holding of such property overseas. Trading in certain foreign markets is also subject to liquidity risk.
Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. Foreign issuers may become subject to sanctions imposed by the United States or another country against a particular country or countries, organizations, entities and/or individuals, which could result in the immediate freeze of the foreign issuers’ assets or securities. The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Fund’s ability to buy, sell, receive or deliver the securities. In addition, as a result of economic sanctions, the Fund may be forced to sell or otherwise dispose of investments at inopportune times or prices, which could result in losses to the Fund and increased transaction costs. If a deterioration occurs in a country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Fund could also be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by other restrictions on investment. The risks posed by such actions with respect to a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Fund invests significantly in the affected country or region or in issuers from the affected country that depend on global markets. Even if the Fund does not have significant investments in securities affected by sanctions, sanctions or the threat of sanctions may cause volatility in regional and global markets and may negatively impact the performance of various sectors and industries, as well as companies in other countries, including through global supply chain disruptions, increased inflationary pressures, and reduced economic activity, which could have a negative effect on the Fund’s performance. In addition, trade disputes may affect investor and consumer confidence and adversely affect financial markets and the broader economy, perhaps suddenly and to a significant degree. Events such as these and their impact on the Fund are difficult to predict.
In some non‑U.S. securities markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. securities markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks it does not have in the United States.

The Fund needs a license to invest directly in securities traded in many non‑U.S. securities markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest directly is subject to the risk that the license may be terminated or suspended. In some circumstances, the receipt of a non‑U.S. license by one of Eaton Vance’s clients may prevent the Fund from obtaining a similar license. In addition, certain activities could cause the suspension or revocation of the Fund’s license.
Distributions on foreign securities may not be eligible for the reduced rate of taxation applicable to qualified dividend income. Political events in foreign countries may cause market disruptions. For example, the United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020 (commonly known as “Brexit”). Market uncertainty remains regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are not yet fully known. If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.
Currency Risk. Since the Fund invests in securities denominated or quoted in currencies other than the U.S. dollar, the Fund will be affected by changes in foreign currency exchange rates (and exchange control regulations) which affect the value of investments in the Fund and the accrued income and appreciation or depreciation of the investments in U.S. dollars. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and the Fund’s return on such assets as well as any temporary uninvested reserves in bank deposits in foreign currencies. In addition, the Fund will incur costs in connection with conversions between various currencies.
The Fund may attempt to protect against adverse changes in the value of the U.S. dollar in relation to a foreign currency by entering into a forward contract for the purchase or sale of the amount of foreign currency invested or to be invested, or by buying or selling a foreign currency option or futures contract for such amount. Such strategies may be employed before the Fund purchases a foreign security traded in the currency which the Fund anticipates acquiring or between the date the foreign security is purchased or sold and the date on which payment therefor is made or received. Seeking to protect against a change in the value of a foreign currency in the foregoing manner does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Furthermore, such transactions reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken. Unanticipated changes in currency prices may result in poorer overall performance for the Fund than if it had not entered into such contracts.
Emerging Market Investments Risk. The Fund may invest up to 5% of its total assets in securities of issuers located in emerging markets. The risks of foreign investments can be more significant in emerging markets. Emerging markets may offer higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Fund’s investments in these countries and also the ability of the Fund to access markets in such countries.
Governmental actions can have a significant effect on the economic conditions in emerging market countries, which also may adversely affect the value and liquidity of the Fund’s investments. In particular, trade disputes may result in governmental actions that could have an adverse effect on investments in emerging market countries, including but not limited to restrictions on investments in, or required divestment of, particular issuers or industries. Such actions may effectively restrict or eliminate the Fund’s ability to purchase or sell investments in emerging market countries, and thus may make them less liquid or more difficult to value, or may force the Fund to sell or otherwise dispose of such investments at inopportune times or prices. In certain emerging market countries, governments participate to a significant degree, through ownership or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payments of dividends. Further, investing in the securities of issuers with economic exposure to emerging market countries may present a greater risk of loss resulting from problems in security registration and custody, substantial economic or political disruptions, terrorism, armed conflicts and other geopolitical events, and the impact of tariffs and other restrictions on trade or economic sanctions. Geopolitical events such as nationalization or expropriation could even cause the loss of the Fund’s entire investment in one or more country.
There may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting, and recordkeeping standards and requirements comparable to those to which U.S. companies are subject and, therefore, material information related to an investment may not be available or reliable. The laws of emerging market countries relating to the limited liability of corporate shareholders, fiduciary duties of officers and directors, and bankruptcy of state enterprises are generally less developed than or different from such laws in the United States. It may be more difficult to make a claim or obtain a judgment in the courts of these countries than it is in the United States. In addition, due to jurisdictional limitations, U.S. authorities (e.g., SEC and the U.S. Department of Justice) may be limited in their ability to enforce regulatory or legal obligations in emerging market countries. The possibility of fraud, negligence, undue influence being exerted by an issuer or refusal to recognize ownership exists in some emerging markets. The prices at which investments may be acquired may be affected by trading by persons with information that is not publicly available and by securities transactions by brokers in anticipation of transactions in particular securities. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Fund is heavily invested, the Fund’s ability to redeem Fund shares could become impaired. In such circumstances, the Fund may have to sell more liquid securities than it would otherwise choose to sell. Emerging market securities are also subject to speculative trading, which contributes to their volatility.
Interest Rate Risk. The premiums from writing index call options and the amounts available for distribution from the Fund’s options activity may decrease in declining interest rate environments. Any preferred stocks paying fixed dividend rates in which the Fund invests, will likely change in value as market interest rates change. When interest rates rise, the market value of such securities generally will fall. To the extent that the Fund invests in preferred stocks, the net asset value and price of the Common Shares may decline if market interest rates rise. During periods of declining interest rates, an issuer of preferred stock may exercise its option to redeem securities prior to maturity, forcing the Fund to reinvest in lower yielding securities. This is known as call risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected payments. This may lock in a below market yield, increase the security’s duration, and reduce the value of the security. This is known as extension risk. The value of the Fund’s common stock investments may also be influenced by changes in interest rates.
Dividend Capture Trading Risk. The use of dividend capture strategies will expose the Fund to higher portfolio turnover, increased trading costs and potential for capital loss or gain, including short-term capital gain taxable as ordinary income, particularly in the event of significant short-term price movements of stocks subject to dividend capture trading.
Liquidity Risk. The Fund is exposed to liquidity risk when trading volume, lack of a market maker or trading partner, large position size, market conditions, or legal restrictions impair its ability to sell particular investments or to sell them at advantageous market prices. Consequently, the Fund may have to accept a lower price to sell an investment or continue to hold it or keep the position open, sell other investments to raise cash or abandon an investment opportunity, any of which could have a negative effect on the Fund’s performance. These effects may be exacerbated during times of financial or political stress. The financial markets in general have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some securities could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time.
Inflation Risk. Inflation risk is the risk that the purchasing power of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions thereon can decline.
Financial Leverage Risk. Although the Fund has no current intention to do so, the Fund is authorized to utilize leverage through the issuance of preferred shares and/or borrowings, including the issuance of debt securities. In the event that the Fund determines in the future to utilize investment leverage, there can be no assurance that such a leveraging strategy will be successful during any period in which it is employed. Leverage creates risks for Common Shareholders, including the likelihood of greater volatility of net asset value and market price of the Common Shares and the risk that fluctuations in distribution rates on any preferred shares or fluctuations in borrowing costs may affect the return to Common Shareholders. To the extent the income derived from securities purchased with proceeds received from leverage exceeds the cost of leverage, the Fund’s distributions will be greater than if leverage had not been used. Conversely, if the income from the securities purchased with such proceeds is not sufficient to cover the cost of leverage, the amount available for distribution to Common Shareholders will be less than if leverage had not been used. In the latter case, Eaton Vance, in its best judgment, may nevertheless determine to maintain the Fund’s leveraged position if it deems such action to be appropriate. The costs of an offering of preferred shares and/or a borrowing program would be borne by Common Shareholders and consequently would result in a reduction of the net asset value of Common Shares. In addition, the advisory fees paid to Eaton Vance will be calculated on the basis of the Fund’s average daily gross assets, including proceeds from the issuance of preferred shares and/or borrowings, so the fees will be higher when leverage is utilized. In this regard, holders of preferred shares do not bear the investment adviser fee. Rather, Common Shareholders bear the portion of the investment adviser fee attributable to the assets purchased with the proceeds of the preferred shares offering.
Focused Investment Risk. To the extent the Fund has substantial investments in a relatively small number of securities or issuers, or a particular market, industry, group of industries, country, region, group of countries, asset class or sector, the Fund’s performance will be more susceptible to any single economic, market, political, or regulatory occurrence affecting those particular securities or issuers or that particular market, industry, group of industries, country, region, group of countries, assets class, or sector than a fund that invests more broadly.
Risks of Investing in the Technology Sector. The Fund may invest a significant portion of its assets in the technology sector. This sector can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, competition from new market entrants, and general economic conditions. The Fund’s net asset value may be affected by events that adversely affect this sector and may fluctuate more than that of a fund with broader exposure. As the percentage of the Fund’s assets invested in a particular sector increases, so does the potential for fluctuation in the net asset value of Common Shares.
Management Risk. The Fund is subject to management risk because it is actively managed. Eaton Vance, Parametric and the individual portfolio managers invest the assets of the Fund as they deem appropriate in implementing the Fund’s investment strategy.

Accordingly, the success of the Fund depends upon the investment skills and analytical abilities of Eaton Vance and the individual portfolio managers to develop and effectively implement strategies that achieve the Fund’s investment objective. There is no assurance that Eaton Vance and the individual portfolio managers will be successful in developing and implementing the Fund’s investment strategy. Subjective decisions made by Eaton Vance and the individual portfolio manager may cause the Fund to incur losses or to miss profit opportunities.
Cybersecurity Risk. With the increased use of technologies by Fund service providers to conduct business, such as the Internet, the Fund is susceptible to operational, information security and related risks. The Fund relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Fund’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial‑of‑service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken. A denial‑of‑service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Fund, such as trading NAV calculation, shareholder accounting or fulfillment of Fund share purchases and redemptions during a denial‑of‑service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.
Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Fund from, among other things, buying or selling the Fund or accurately pricing its securities. Like other funds and business enterprises, the Fund and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Fund or its service providers.
The Fund uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures by or breaches of the Fund’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Fund invests, may disrupt and otherwise adversely affect their business operations. This may result in financial losses to the Fund, impede Fund trading, interfere with the Fund’s ability to calculate its NAV, limit a shareholder’s ability to purchase or redeem shares of the Fund or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many Fund service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. The Fund cannot control the cybersecurity plans and systems put in place by service providers to the Fund and issuers in which the Fund invests. The Fund and its shareholders could be negatively impacted as a result.
Geopolitical Risk. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in a Fund’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, health emergencies (such as epidemics and pandemics), terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, health emergencies, social and political discord, war or debt crises and downgrades, among others, may result in market volatility and may have short and/or long term effects on both the U.S. and global financial markets. Other financial, economic and other global market and social developments or disruptions may result in similar adverse circumstances, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects (which may last for extended periods). Such global events may negatively impact broad segments of businesses and populations, cause a significant negative impact on the performance of the Fund’s investments, adversely affect and increase the volatility of the Fund’s share price, exacerbate preexisting political, social and economic risks to the Fund. The Fund’s operations may be interrupted and any such event(s) could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. There is a risk that you may lose money by investing in the Fund.
Risks Associated with Active Management. The success of the Fund’s investment strategy depends on portfolio management’s successful application of analytical skills and investment judgment. Active management involves subjective decisions and there is no guarantee that such decisions will produce the desired results or expected returns.

Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.
The U.S. government and the U.S. Federal Reserve, as well as certain foreign governments and central banks, have from time to time taken steps to support financial markets. The U.S. government and the U.S. Federal Reserve may, conversely, reduce market support activities, including by taking action intended to increase certain interest rates. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. Changes in government activities in this regard, such as changes in interest rate policy, can negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Fund invests.
Some countries, including the United States, have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the UK and the EU, and the risks associated with trade negotiations between the United States and China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.
Regulators in the United States have proposed and adopted a number of changes to regulations involving the markets and issuers, some of which apply to the Fund. The full effect of various newly adopted regulations is not currently known. Additionally, it is not currently known whether any of the proposed regulations will be adopted. However, due to the scope of regulations being proposed and adopted, certain of these changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, or adversely impact performance.
Tensions, war, or open conflict between nations, such as between Russia and Ukraine, in the Middle East, or in eastern Asia could affect the economies of many nations, including the United States. The duration of ongoing hostilities and any sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.
There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.
Market Disruption. Global instability, war, geopolitical tensions and terrorist attacks in the United States and around the world have previously resulted, and may continue to result in market volatility and may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of significant future events on the global economy and securities markets. A similar disruption of the financial markets could impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to the Common Shares.
Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) and Amended and Restated By‑Laws (the “By‑Laws” and together with the Declaration of Trust, the “Organizational Documents”) include provisions that could have the effect of making it more difficult to acquire control of the Fund or to change the composition of its Board. See “Description of Capital Structure – Certain Provisions of the Organizational Documents—Anti-Takeover Provisions in the Organizational Documents.”
General Fund Investing Risk. The Fund is not a complete investment program and there is no guarantee that the Fund will achieve its investment objective. It is possible to lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Management of the Fund
BOARD OF TRUSTEES
The management of the Fund, including general supervision of the duties performed by the Adviser under the Advisory Agreement (as defined below) and the Sub‑Adviser under the Sub‑Advisory Agreement (as defined below), is the responsibility of the Fund’s Board under the laws of The Commonwealth of Massachusetts and the 1940 Act.
THE ADVISER
Eaton Vance acts as the Fund’s investment adviser under an Investment Advisory Agreement (the “Advisory Agreement”). Eaton Vance has offices at One Post Office Square, Boston, MA 02109. Eaton Vance and its predecessor organizations have been managing assets since 1924 and managing mutual funds since 1931.

Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of March 31, 2025, Morgan Stanley’s asset management operations had aggregate assets under management or supervision of approximately $1.6 trillion.
Under the general supervision of the Fund’s Board, Eaton Vance is responsible for managing the Fund’s overall investment program and executing the Fund’s options strategy. Eaton Vance is also responsible for providing the Sub‑Adviser with research support and supervising the performance of the Sub‑Adviser. As described below under the caption “The Sub‑Adviser,” Parametric is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax‑management techniques, relying in part on the fundamental research and analytical judgments of the Adviser. The Adviser will furnish to the Fund investment advice and office facilities, equipment and personnel for servicing the investments of the Fund. The Adviser will compensate all Trustees and officers of the Fund who are members of the Adviser’s organization, and will also compensate all other Adviser personnel who provide research and investment services to the Fund. Pursuant to the Advisory Agreement, the Fund has agreed to pay the Adviser an investment advisory fee, payable on a monthly basis, at an annual rate of 1.000% of the average daily gross assets of the Fund up to and including $1.5 billion, 0.980% of the average daily gross assets of the Fund over $1.5 billion up to and including $3 billion, 0.960% of the average daily gross assets of the Fund over $3 billion up to and including $5 billion, and 0.940% of the average daily gross assets of the Fund over $5 billion. Gross assets of the Fund means total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. During any future periods in which the Fund is using leverage, the fees paid to Eaton Vance for investment advisory services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s gross assets, including proceeds from any borrowings and from the issuance of preferred shares. The Fund is responsible for all expenses not expressly stated by another party (such as the expenses required to be paid pursuant to an agreement with the investment adviser or administrator). The Fund may pay brokerage commissions to broker-dealers affiliated with Fund or the Adviser. For more information about affiliated brokerage commissions, see the section entitled “PORTFOLIO TRADING” in the Fund’s SAI.
The Fund’s semi-annual shareholder report contains information regarding the basis for the Trustees’ approval of the Fund’s Advisory Agreement.
Charles B. Gaffney and Douglas R. Rogers, CFA, CMT are responsible for managing the Fund’s overall investment program and executing the Fund’s options strategy, and also provide the Sub‑Adviser with research support and supervise the performance of the Sub‑ Adviser. Messrs. Gaffney and Rogers are Vice Presidents of Eaton Vance, have managed other Eaton Vance portfolios, have been employees of the Morgan Stanley organization for more than five years, and have been portfolio managers of the Fund since May 2023.
THE SUB‑ADVISER
Eaton Vance has engaged its affiliate Parametric as a sub‑adviser to the Fund. Parametric is responsible for structuring and managing the Fund’s common stock portfolio, including tax‑loss harvesting (i.e., periodically selling positions that have depreciated in value to realize capital losses that can be used to offset capital gains realized by the Fund) and other tax management techniques, relying in part on the fundamental research and analytical judgments of the Adviser. Parametric’s principal office is located at 800 Fifth Avenue, Suite 2800, Seattle, WA 98104. Parametric is an investment manager that has been providing investment advisory services since its formation in 1987. Headquartered in Seattle, Parametric has offices in Minneapolis, New York City, Boston and Westport, Connecticut.
Under the terms of the Sub‑Advisory Agreement (a “Sub‑Advisory Agreement”) between Eaton Vance and Parametric, Eaton Vance (and not the Fund) pays Parametric a portion of the advisory fee for sub‑advisory services provided to the Fund. Pursuant to the terms of the Advisory Agreement, Eaton Vance, upon approval by the Board, may terminate the Sub‑Advisory Agreement, and Eaton Vance may assume full responsibility for the services provided by Parametric without the need for approval by shareholders of the Fund.
Xiaozhen Li and Gordon Wotherspoon are responsible for the day‑to‑day structuring and management of the Fund’s common stock portfolio. Ms. Li is an Executive Director of Morgan Stanley and has been a Director, Private Client Direct Group at Parametric for more than five years. Mr. Wotherspoon is currently a Managing Director of Morgan Stanley and Managing Director, Advisor Channel Portfolio Management at Parametric for more than five years. Ms. Li and Mr. Wotherspoon have been portfolio managers of the Fund since July 2024. Mr. Wotherspoon and Ms. Li manage two other Eaton Vance closed‑end investment companies that utilize a buy‑write investment strategy.
The Fund’s semi-annual shareholder report contains information regarding the basis for the Trustees’ approval of the Fund’s Sub‑Advisory Agreement.

The Fund, the Adviser and the Sub‑Adviser have adopted codes of ethics relating to personal securities transactions (the “Codes of Ethics”). The Codes of Ethics permit Adviser and Sub‑Adviser personnel to invest in securities (including securities that may be purchased or held by the Fund) for their own accounts, subject to the provisions of the Codes of Ethics and certain employees are also subject to certain pre‑clearance, reporting and other restrictions and procedures contained in such Codes of Ethics.
Additional Information Regarding Portfolio Managers
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by the portfolio managers, and each portfolio manager’s ownership of securities in the Fund. The SAI is available free of charge by calling 1‑800‑262‑1122 or by visiting the Fund’s website at http://www.eatonvance.com. The information contained in, or that can be accessed through, the Fund’s website is not part of this prospectus or the SAI.
THE ADMINISTRATOR
Eaton Vance serves as administrator of the Fund under an Administrative Services Agreement (the “Administration Agreement”), but currently receives no compensation for providing administrative services to the Fund. Under the Administration Agreement, Eaton Vance has been engaged to administer the Fund’s affairs, subject to the supervision of the Board, and shall furnish office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund.

Plan of Distribution
The Fund may sell the Common Shares being offered under this Prospectus in any one or more of the following ways: (i) directly to purchasers; (ii) through agents; (iii) to or through underwriters; or (iv) through dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale.
The Fund may distribute Common Shares from time to time in one or more transactions at: (i) a fixed price or prices that may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to prevailing market prices; or (iv) negotiated prices; provided, however, that in each case the offering price per Common Share (less any underwriting commission or discount) must equal or exceed the NAV per Common Share.
The Fund from time to time may offer its Common Shares through or to certain broker-dealers that have entered into selected dealer agreements relating to at‑the‑market offerings.
The Fund may directly solicit offers to purchase Common Shares, or the Fund may designate agents to solicit such offers. The Fund will, in a Prospectus Supplement relating to such Offering, name any agent that could be viewed as an underwriter under the 1933 Act, and describe any commissions the Fund must pay to such agent(s). Any such agent will be acting on a reasonable best efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Fund in the ordinary course of business.
If any underwriters or agents are used in the sale of Common Shares in respect of which this Prospectus is delivered, the Fund will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the Fund will set forth in the Prospectus Supplement relating to such Offering their names and the terms of the Fund’s agreement with them.
If a dealer is utilized in the sale of Common Shares in respect of which this Prospectus is delivered, the Fund will sell such Common Shares to the dealer, as principal. The dealer may then resell such Common Shares to the public at varying prices to be determined by such dealer at the time of resale.
The Fund may engage in at‑the‑market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) under the 1933 Act. An at‑the‑market offering may be through an underwriter or underwriters acting as principal or agent for the Fund.
Agents, underwriters and dealers may be entitled under agreements which they may enter into with the Fund to indemnification by the Fund against certain civil liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Fund in the ordinary course of business.
In order to facilitate the Offering of Common Shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Common Shares or any other Common Shares the prices of which may be used to determine payments on the Common Shares. Specifically, any underwriters may over-allot in connection with the Offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of Common Shares or of any such other Common Shares, the underwriters may bid for, and purchase, Common Shares or any such other Common Shares in the open market. Finally, in any Offering of Common Shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Shares in the Offering if the syndicate repurchases previously distributed Common Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of Common Shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
The Fund may enter into derivative transactions with third parties, or sell Common Shares not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Common Shares covered by this Prospectus and the applicable Prospectus Supplement or other offering materials, including in short sale transactions. If so, the third parties may use Common Shares pledged by the Fund or borrowed from the Fund or others to settle those sales or to close out any related open borrowings of securities, and may use Common Shares received from the Fund in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this Prospectus, will be identified in the applicable Prospectus Supplement or other offering materials (or a post-effective amendment).

The maximum amount of compensation to be received by any member of FINRA will not exceed 8% of the initial gross proceeds from the sale of any security being sold with respect to each particular Offering of Common Shares made under a single Prospectus Supplement.
Any underwriter, agent or dealer utilized in the Offering of Common Shares will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Distributions
Pursuant to an exemptive order issued by the Securities and Exchange Commission (“Order”), the Fund is authorized to distribute long-term capital gains to shareholders more frequently than once per year. Pursuant to the Order, the Fund’s Board of Trustees approved a Managed Distribution Plan (“MDP”) pursuant to which the Fund makes monthly cash distributions to Common Shareholders, stated in terms of a fixed amount per common share. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the MDP. The MDP is subject to regular periodic review by the Fund’s Board of Trustees and the Board may amend or terminate the MDP at any time without prior notice to Fund shareholders. However, at this time there are no reasonably foreseeable circumstances that might cause the termination of the MDP. The Fund may distribute more than its net investment income and net realized capital gains and, therefore, a distribution may include a return of capital. A return of capital is treated as a non‑dividend distribution for U.S. federal income tax purposes and is not subject to current tax to the extent it does not exceed the shareholder’s basis in Fund shares. A return of capital reduces a shareholder’s tax cost basis in Fund shares (but not below zero), and to the extent the distribution exceeds such basis, gives rise to gain from the sale of Fund shares. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” With each distribution, the Fund will issue a notice to shareholders and a press release containing information about the amount and sources of the distribution and other related information. The amounts and sources of distributions contained in the notice and press release are only estimates and are not provided for U.S. federal income tax purposes. The amounts and sources of the Fund’s distributions for U.S. federal income tax purposes are reported to shareholders on IRS Form 1099‑DIV for each calendar year.
Subject to its MDP, the Fund makes monthly distributions to Common Shareholders sourced from the Fund’s cash available for distribution. “Cash available for distribution” consists of the Fund’s dividends and interest income after payment of Fund expenses, net option premiums and net realized gains on stock investments. The Fund intends to distribute all or substantially all of its net realized capital gains. Distributions are recorded on the ex‑dividend date. Distributions to shareholders are determined in accordance with U.S federal income tax law, which may differ from U.S. GAAP. As required by U.S. GAAP, only distributions in excess of tax basis earnings and profits are reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid‑in capital. For U.S. federal income tax purposes, distributions from short-term capital gains are treated as ordinary income. Distributions in any year may include a substantial return of capital component. The Fund’s distribution rate may be adjusted from time‑to‑time. The Fund’s distributions are determined by the Adviser based on its current assessment of the Fund’s long-term return potential. Fund distributions may be affected by numerous factors including changes in Fund performance, the cost of financing for leverage, portfolio holdings, realized and projected returns, and other factors. As portfolio and market conditions change, the rate of distributions paid by the Fund could change. The Board may modify this distribution policy at any time without obtaining the approval of Common Shareholders.
Common Shareholders may elect to automatically reinvest some or all of their distributions in additional Common Shares under the Fund’s dividend reinvestment plan. See “Dividend Reinvestment Plan.”

U.S. Federal Income Tax Matters
The Fund has elected to be treated and intends to qualify each year as a regulated investment company (a “RIC”) under the Code. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income and any net capital gains (after reduction by certain capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying U.S. federal income or excise tax thereon. To the extent the Fund qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, it will not be subject to U.S. federal income tax on income paid to its Common Shareholders in the form of dividends.
At least annually, the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay U.S. federal income tax on the retained gain. If the Fund retains all or a portion of the year’s net capital gain, if any, it may designate the retained amount as undistributed capital gain in a timely notice to Common Shareholders, who would then, in turn (i) be required to include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of their holding period in the Common Shares) and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities. Common Shareholders of record for the retained capital gain will also be entitled to increase their tax basis in their Common Shares by an amount equal to the difference between the amount of undistributed capital gains included in the Common Shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the Common Shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year. Distributions of the Fund’s net capital gain that are properly reported by the Fund as capital gain dividends (“capital gain dividends”), if any, are taxable to Common Shareholders as long-term capital gain, regardless of the length of time the Common Shareholders have held their Common Shares. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income. The Fund’s distributions are taxable whether they are paid in cash or reinvested in additional shares.
If, for any taxable year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a tax‑free return of capital to each Common Shareholder (up to the amount of the Common Shareholder’s basis in his or her Common Shares) and thereafter as gain from the sale of Common Shares. The amount treated as a tax‑free return of capital will reduce the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Common Shares.
A corporation that owns Fund shares generally will only be entitled to the DRD to the extent of the amount of eligible dividends received by the Fund for the taxable year, and only if holding period and other requirements are met at the Common Shareholder and Fund levels. A portion of the Fund’s distributions may qualify for treatment as “qualified dividend income” as described below.
If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to U.S. federal corporate income taxes, and all distributions from earnings and profits, including distributions of net long-term capital gain (if any), will generally be taxable to the Common Shareholder as ordinary income. Such distributions may be eligible to be treated as qualified dividend income with respect to Common Shareholders who are individuals, and may be eligible for the dividends-received deduction (“DRD”) in the case of Common Shareholders taxed as corporations, provided certain holding period and other requirements are met. In order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.
Certain of the Fund’s investment practices, including its transactions in options, are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate DRD as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not constitute qualifying income for purposes of the 90% annual gross income requirement that applies to RICs.
Certain positions entered into by the Fund (including regulated futures contracts, certain foreign currency positions and certain listed non‑equity options) will be governed by Section 1256 contracts. Section 1256 of the Code generally requires any gain or loss arising from a Section 1256 contract to be treated as 60% long-term and 40% short-term capital gain or loss, although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. In addition, the Fund generally will be required to “mark to market” (i.e., treat as sold for fair market value) each Section 1256 contract at the close of each taxable year (and, for purposes of the 4% excise tax applicable to Fund income not distributed in accordance with certain timing requirements, on certain other dates as prescribed under the Code). If a Section 1256 contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

The taxation of equity options that the Fund expects to write that do not qualify as Section 1256 contracts is governed by Code Section 1234. Pursuant to Code Section 1234, the premium received by the Fund for selling a call option is not included in income at the time of receipt. If an option written by the Fund expires unexercised, the premium is short-term capital gain to the Fund. If the Fund enters into a closing transaction, the difference between the amount paid to close out its position and the premium received for writing the option is short-term capital gain or loss. If a call option written by the Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of the security and any resulting gain or loss will be long-term or short-term, depending upon the holding period of the security. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received for purposes of computing its cost basis in the securities purchased. With respect to a put or call option that is purchased by the Fund, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be short-term or long-term, depending upon the holding period for the option. If the option expires, the resulting loss is a capital loss and is short-term or long-term, depending upon the holding period for the option. If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss. Because the Fund does not have control over the exercise of the call options it writes, such exercise or other required sales of the underlying securities may cause the Fund to realize capital gains or losses at inopportune times.
The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.” For example, the straddle rules normally apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. Under certain circumstances, the Fund may enter into option transactions or certain other investments that may constitute positions in a straddle. If two or more positions constitute a straddle, recognition of a realized loss from one position must generally be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.
The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a “mixed straddle.” Generally a “mixed straddle” is a straddle in which one or more but not all positions are Section 1256 contracts. The Fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from all positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for U.S. federal income tax purposes. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if it is attributable to the Section 1256 contract positions, or all short-term capital gain or loss if it is attributable to the non‑Section 1256 contract positions.
The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.
Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the Fund.
Gain or loss on a short sale will generally not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that has appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

“Qualified dividend income” received by an individual is generally taxed at the rates applicable to long-term capital gain. In order for a dividend received by Common Shareholders to be qualified dividend income, the Fund must meet certain holding period and other requirements with respect to the dividend-paying stock in its portfolio, and the Common Shareholders must meet certain holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or Common Shareholder level) (1) if the dividend is received with respect to stock held for fewer than 61 days during the 121‑day period beginning at the date which is 60 days before the date on which such share of stock becomes ex‑dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181‑day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income. In general, distributions of investment income properly reported by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a Common Shareholder taxed as an individual provided the Common Shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.
Distributions are taxable as described herein whether Common Shareholders receive them in cash or reinvest them in additional shares. Common Shareholders receiving dividends or distributions in the form of additional Common Shares pursuant to the Plan will be treated for U.S. federal income tax purposes as receiving a dividend in an amount equal to either (i) if the shares are trading below net asset value, the amount of cash allocated to the Common Shareholder for the purchase of shares on its behalf in the open market, or (ii) if the shares are trading at or above net asset value, generally the fair market value of the new shares issued to the Common Shareholder. The Fund will inform Common Shareholders of the source and tax status of all distributions promptly after the close of each calendar year.
Common Shareholders who sell or otherwise dispose of their Common Shares in a taxable transaction will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Common Shareholder’s adjusted tax basis in the Common Shares sold. If the Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term or short-term depending on the Common Shareholder’s holding period in the Common Shares sold. Any loss on a disposition of Common Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (or deemed received) with respect to those Common Shares. For purposes of determining whether Common Shares have been held for six months or less, the holding period is suspended for any periods during which the Common Shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of Common Shares will be disallowed to the extent those Common Shares are replaced by other Common Shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Common Shares (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement Common Shares will be adjusted to reflect the disallowed loss.
The net investment income of certain U.S. individuals, estates and trusts is subject to a 3.8% Medicare contribution tax. For individuals, the tax is on the lesser of “net investment income” and the excess of modified adjusted gross income over certain threshold amounts. Net investment income includes, among other things, interest, dividends, and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income.
Investments in foreign securities may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gains) which may decrease the yield on such securities. These taxes may be reduced or eliminated under the terms of an applicable tax treaty. Common shareholders generally will not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund. In addition, investments in foreign securities or foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.
An investor should be aware that, if Common Shares are purchased shortly before the record date for any taxable distribution (including a capital gain dividend distribution), the purchase price likely will reflect the value of the distribution and the investor then would receive a taxable distribution that is likely to reduce the trading value of such Common Shares, in effect resulting in a taxable return of some of the purchase price.

Taxable distributions to certain individuals and certain other non‑corporate Common Shareholders, including those who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” U.S. federal income tax withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the Common Shareholder’s U.S. federal income tax liability, provided the appropriate information is timely furnished to the IRS.
An investor should also be aware that the benefits of the reduced tax rate applicable to long-term capital gains and qualified dividend income may be impacted by the application of the U.S. federal alternative minimum tax to individual Common Shareholders.
Certain foreign entities including foreign entities acting as intermediaries may be subject to a 30% withholding tax on ordinary dividend income paid under the Foreign Account Tax Compliance Act (“FATCA”). To avoid withholding, foreign financial institutions subject to FATCA must agree to disclose to the relevant revenue authorities certain information regarding their direct and indirect U.S. owners and other foreign entities must certify certain information regarding their direct and indirect U.S. owners to the Fund. The IRS and the Department of the Treasury have issued proposed regulations providing that these withholding rules will not be applicable to the gross proceeds of share redemptions or capital gain dividends the Fund pays. For more detailed information regarding FATCA withholding and compliance, please refer to the SAI.
The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Shareholders of investing in Common Shares and reflects the U.S. federal tax law as of the date of this Prospectus, but it does not address all special tax rules applicable to certain types of investors, such as corporate and foreign investors. A more complete discussion of the tax rules applicable to the Fund and the Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Unless otherwise noted, this discussion assumes that an investor is a U.S. person within the meaning of the Code and holds Common Shares as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state and local and non‑U.S. tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.
Dividend Reinvestment Plan
The Fund offers a dividend reinvestment plan (the “Plan”), pursuant to which a Common Shareholder may elect to have distributions automatically reinvested in Common Shares of the Fund. You may elect to participate in the Plan by completing the Dividend Reinvestment Plan Application Form. If you do not participate, you will receive all Fund distributions in cash paid by check mailed directly to you by Equiniti Trust Company, LLC (“EQ” or “Plan Agent”), as dividend paying agent. On the distribution payment date, if the net asset value per Common Share is equal to or less than the market price per Common Share plus estimated brokerage commissions, then new Common Shares will be issued. The number of Common Shares shall be determined by the greater of the net asset value per Common Share or 95% of the market price. Otherwise, Common Shares generally will be purchased on the open market by the Plan Agent. Distributions subject to U.S. federal income tax (if any) are taxable whether or not the distributions are reinvested in Common Shares.
If your shares are in the name of a brokerage firm, bank, or other nominee, you can ask the firm or nominee to participate in the Plan on your behalf. If the nominee does not offer the Plan, you will need to request that your shares be re‑registered in your name with the Fund’s transfer agent, EQ, or you will not be able to participate.
The Plan Agent’s service fee for handling distributions will be paid by the Fund. Each participant will be charged their pro rata share of brokerage commissions on all open-market purchases.
Plan participants may withdraw from the Plan at any time by writing to the Plan Agent at the address noted on page 55. If you withdraw, you will receive shares in your name for all Common Shares credited to your account under the Plan. If a participant elects by written notice to the Plan Agent to have the Plan Agent sell part or all of his or her Common Shares and remit the proceeds, the Plan Agent is authorized to deduct a $5.00 fee plus brokerage commissions from the proceeds.
Any inquiries regarding the Plan can be directed to the Plan Agent, EQ, at 1‑866‑439‑6787.
Description of Capital Structure
The Fund is an unincorporated business trust established under the laws of The Commonwealth of Massachusetts by an Agreement and Declaration of Trust dated and filed with the Secretary of the Commonwealth on March 30, 2005 (the “Declaration of Trust”). The Declaration of Trust provides that the Board may authorize separate classes of shares of beneficial interest. The Board has authorized an unlimited number of Common Shares. The Fund will hold annual meetings of Common Shareholders in compliance with the requirements of the NYSE.

COMMON SHARES
The Declaration of Trust permits the Fund to issue an unlimited number of full and fractional Common Shares. Each Common Share represents an equal proportionate interest in the assets of the Fund with each other Common Share in the Fund. Common Shareholders are entitled to the payment of distributions when, as and if declared by the Board. The 1940 Act or the terms of any future borrowings or issuance of preferred shares may limit the payment of distributions to the Common Shareholder. Each whole Common Share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC.
The By‑Laws establish qualification criteria applicable to prospective Trustees and generally require that advance notice be given to the Fund in the event a shareholder desires to nominate a person for election to the Board or to transact any other business at a meeting of shareholders. Any notice by a shareholder must be accompanied by certain information as required by the By‑Laws. No shareholder proposal will be considered at any meeting of shareholders of the Fund if such proposal is submitted by a shareholder who does not satisfy all applicable requirements set forth in the By‑Laws.
In the event of the liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Board may distribute the remaining assets of the Fund among the Common Shareholders. The Declaration of Trust provides that Common Shareholders are not liable for any liabilities of the Fund and permits inclusion of a clause to that effect in every agreement entered into by the Fund and in coordination with the Fund’s By‑Laws indemnifies shareholders against any such liability. Although shareholders of an unincorporated business trust established under Massachusetts law may, in certain limited circumstances, be held personally liable for the obligations of the business trust as though they were general partners, the provisions of the Fund’s Organizational Documents described in the foregoing sentence make the likelihood of such personal liability remote.
The Fund has no current intention to issue preferred shares or to borrow money. However, if at some future time there are any borrowings or preferred shares outstanding, the Fund may not be permitted to declare any cash distribution on its Common Shares, unless at the time of such declaration, (i) all accrued distributions on preferred shares or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred shares. In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of preferred shares from a nationally recognized statistical rating agency (a “Rating Agency”). These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its Common Shares could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a RIC for U.S. federal income tax purposes. If the Fund were in the future to issue preferred shares or borrow money, it would intend, however, to the extent possible to purchase or redeem preferred shares or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred shares in certain circumstances in connection with any potential impairment of the Fund’s status as a RIC. See “U.S. Federal Income Tax Matters.” Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred shares to the holders thereof.
The Fund has no present intention of offering additional Common Shares, except as described herein. Other offerings of its Common Shares, if made, will require approval of the Board. Any additional offering will not be sold at a price per Common Share below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Shareholders or with the consent of a majority of the outstanding Common Shares. The Common Shares have no preemptive rights.
The Fund generally will not issue Common Share certificates. However, upon written request to the Fund’s transfer agent, a share certificate will be issued for any or all of the full Common Shares credited to an investor’s account. Common Share certificates that have been issued to an investor may be returned at any time.
REPURCHASE OF COMMON SHARES AND OTHER DISCOUNT MEASURES
Because shares of closed‑end management investment companies frequently trade at a discount to their NAVs, the Board has determined that from time‑to‑time it may be in the interest of Common Shareholders for the Fund to take corrective actions to reduce trading discounts in the Common Shares. The Board, in consultation with Eaton Vance, will review at least annually the possibility of open market repurchases and/or tender offers for the Common Shares and will consider such factors as the market price of the Common Shares, the NAV of the Common Shares, the liquidity of the assets of the Fund, the effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a RIC or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions that may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will, in fact, decide to undertake either of these actions or, if undertaken, that such actions will result in the Common Shares trading at a price equal to or approximating their NAV. In recognition of the possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of shareholders, the Board, in consultation with Eaton Vance, from time to time may review possible actions to reduce any such discount.

In August 2012, the Board of Trustees initially approved a share repurchase program for the Fund. Pursuant to the reauthorization of the share repurchase program by the Board of Trustees in March 2019, the Fund is authorized to repurchase up to 10% of its common shares outstanding as of the last day of the prior calendar year at market prices when shares are trading at a discount to NAV. The share repurchase program does not obligate the Fund to purchase a specific amount of shares. Results of the share repurchase program are disclosed in the Fund’s annual and semiannual reports to shareholders.
PREFERRED SHARES
The Fund has no current intention of issuing any shares other than the Common Shares. However, the Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest with preference rights (the “preferred shares”) in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Shareholders.
Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred shares. If the Fund seeks a rating for preferred shares, asset coverage requirements in addition to those set forth in the 1940 Act may be imposed. The liquidation value of any preferred shares would be expected to equal their aggregate original purchase price plus redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared. The terms of any preferred shares, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Declaration of Trust) if and when it authorizes preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of such preferred shares may also enable the Fund to lengthen such intervals. At times, the distribution rate on any preferred shares may exceed the Fund’s return after expenses on the investment of proceeds from the preferred shares and the Fund’s leverage structure, resulting in a lower rate of return to Common Shareholders than if the Fund were not so structured.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund.
Holders of preferred shares, voting as a class, would be entitled to elect two of the Fund’s Trustees if any preferred shares are issued. The holders of both the Common Shares and the preferred shares (voting together as a single class with each share entitling its holder to one vote) shall be entitled to elect the remaining Trustees of the Fund. Under the 1940 Act, if at any time dividends on the preferred shares are unpaid in an amount equal to two full years’ dividends thereon, the holders of all outstanding preferred shares, voting as a class, will be allowed to elect a majority of the Board until all distributions in arrears have been paid or declared and set apart for payment. In addition, if required by a Rating Agency rating the preferred shares or if the Board determines it to be in the best interests of the Common Shareholders, issuance of the preferred shares may result in more restrictive provisions than required under the 1940 Act. In this regard, holders of preferred shares may be entitled to elect a majority of the Board in other circumstances, for example, if one payment on the preferred shares is in arrears. The differing rights of the holders of preferred and Common Shares with respect to the election of Trustees do not affect the obligation of all Trustees to take actions they believe to be consistent with the best interests of the Fund. All such actions must be consistent with (i) the obligations of the Fund with respect to the holders of preferred shares (which obligations arise primarily from the contractual terms of the preferred shares, as specified in the Fund’s Organizational Documents) and (ii) the fiduciary duties owed to the Fund, which include the duties of loyalty and care.
In the event of any future issuance of preferred shares, the Fund likely would seek a credit rating for such preferred shares from a Rating Agency. In such event, as long as preferred shares are outstanding, the composition of its portfolio will reflect guidelines established by such Rating Agency. Based on previous guidelines established by Rating Agencies for the securities of other issuers, the Fund anticipates that the guidelines with respect to any preferred shares would establish a set of tests for portfolio composition and asset coverage that supplement (and in some cases are more restrictive than) the applicable requirements under the 1940 Act. Although no assurance can be given as to the nature or extent of the guidelines that may be imposed in connection with obtaining a rating of any preferred shares, the Fund anticipates that such guidelines would include asset coverage requirements that are more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices and certain mandatory redemption requirements relating to any preferred shares. No assurance can be given that the guidelines actually imposed with respect to any preferred shares by a Rating Agency would be more or less restrictive than those described in this Prospectus.
CREDIT FACILITY/COMMERCIAL PAPER PROGRAM
The Fund has no current intention to borrow money for the purpose of obtaining investment leverage. If, in the future, the Fund determines to engage in investment leverage using borrowings, the Fund may enter into definitive agreements with respect to a credit facility/commercial paper program or other borrowing program (“Program”), pursuant to which the Fund would expect to be entitled to borrow up to a specified amount. Any such borrowings would constitute financial leverage. Borrowings under such a Program would not be expected to be convertible into any other securities of the Fund. Outstanding amounts would be expected to be prepayable by the Fund prior to final maturity without significant penalty, and no sinking fund or mandatory retirement provisions would be expected to apply. Outstanding amounts would be payable at maturity or such earlier times as required by the agreement. The Fund may be required to prepay outstanding amounts under the Program or incur a penalty rate of interest in the event of the occurrence of certain events of default. The Fund would be expected to indemnify the lenders under the Program against liabilities they may incur in connection with the Program.
In addition, the Fund expects that any such Program would contain covenants that, among other things, likely would limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change its fundamental investment policies and engage in certain transactions, including mergers and consolidations, and may require asset coverage ratios in addition to those required by the 1940 Act. The Fund may be required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any Program would have customary covenant, negative covenant and default provisions. There can be no assurance that the Fund will enter into an agreement for a Program on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, any such Program may in the future be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares or debt securities.
EFFECTS OF POSSIBLE FUTURE LEVERAGE
As discussed above, the Fund has no current intention to issue preferred shares or to borrow money for the purpose of obtaining investment leverage. In the event that the Fund determines in the future to utilize investment leverage, there can be no assurance that such a leveraging strategy would be successful during any period in which it is employed. Leverage creates risks for Common Shareholders, including the likelihood of greater volatility of NAV and market price of the Common Shares and the risk that fluctuations in distribution rates on any preferred shares or fluctuations in borrowing costs may affect the return to Common Shareholders. To the extent that amounts available for distribution derived from securities purchased with the proceeds of leverage exceed the cost of such leverage, the Fund’s distributions would be greater than if leverage had not been used. Conversely, if the amounts available for distribution derived from securities purchased with leverage proceeds are not sufficient to cover the cost of leverage, distributions to Common Shareholders would be less than if leverage had not been used. In the latter case, Eaton Vance, in its best judgment, may nevertheless determine to maintain the Fund’s leveraged position if it deems such action to be appropriate. The costs of an offering of preferred shares and/or a borrowing program would be borne by Common Shareholders and consequently would result in a reduction of the NAV of Common Shares. See “Risk Considerations — Financial Leverage Risk.”
In addition, the fee paid to Eaton Vance is calculated on the basis of the Fund’s average daily gross assets, including proceeds from the issuance of preferred shares and/or borrowings, so the fees would be higher if leverage is utilized. In this regard, holders of preferred shares would not bear the investment adviser fee. Rather, Common Shareholders would bear the portion of the investment adviser fee attributable to the assets purchased with the proceeds of the preferred shares offering. See “Risk Considerations — Financial Leverage Risk.”
CERTAIN PROVISIONS OF THE ORGANIZATIONAL DOCUMENTS
Summary of Anti-Takeover Provisions in the Organizational Documents
Pursuant to the Organizational Documents, the Board is divided into three classes, with the term of one class expiring at each annual meeting of holders of Common Shares and preferred shares. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay the replacement of a majority of the Board, thereby increasing stability of the composition of the Board. In addition, in the event a Trustee is not elected at an annual meeting at which such Trustee’s term expires, and a nominee presented to shareholders as such Trustee’s successor is also not elected, then the incumbent Trustee shall remain a member of the relevant class of Trustees and hold office until the expiration of the term applicable to Trustees in that class. In a contested Trustee election, a nominee must receive the affirmative vote of a majority of the shares outstanding and entitled to vote in order to be elected. A Trustee may be removed from office only for cause by a written instrument signed by the remaining Trustees or by a vote of the holders of at least two‑thirds of the class of shares of the Fund that elects such Trustee and are entitled to vote on the matter. These provisions similarly could delay the replacement of Trustees, which similarly increases stability of the composition of the Board.
The Organizational Documents establish supermajority voting requirements with respect to certain other matters. The Declaration of Trust requires the favorable vote of the holders of at least 75% of the outstanding shares of each class of the Fund, voting as a class, then entitled to vote to approve, adopt or authorize certain transactions with 5%‑or‑greater holders (“Principal Shareholders”) of a class of shares and their associates, unless the Board shall by resolution have approved a memorandum of understanding with such holders, in which case normal voting requirements would be in effect. For purposes of these provisions, a Principal Shareholder refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class of beneficial interest of the Fund. The transactions subject to these special approval requirements are: (i) the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder; (ii)

the issuance of any securities of the Fund to any Principal Shareholder for cash; (iii) the sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve- month period); or (iv) the sale, lease or exchange to or with the Fund or any subsidiary thereof, in exchange for securities of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).
The Board believes that these provisions are in the best interests of the Fund and its shareholders. These provisions may provide some protection to the Fund against insurgent campaigns from “activist” investors that may, under some circumstances, impede the Fund’s ability to achieve its investment objective and may otherwise threaten to harm the long-term interests of the Fund and its other shareholders. These provisions promote continuity and stability and enhance the Fund’s ability to pursue the Fund’s investment strategies that are consistent with its stated investment objective and investment policies. Because these provisions may discourage third parties from seeking to obtain control of the Fund or from seeking to effect a tender offer or similar transaction, they may reduce opportunities for Common Shareholders to sell their Common Shares at a short-term premium over the then-current market price. However, they allow the Board to balance the interests of the entire shareholder base in evaluating these and other types of transactions rather than prioritizing the interests of certain shareholders.
The voting thresholds described above that are higher than those (if any) established under Massachusetts or U.S. federal law. The Board has determined that these voting requirements are in the best interest of holders of Common Shares and preferred shares generally. Reference is made to the Organizational Documents on file with the SEC for the full text of these provisions.
Conversion to Open‑End Fund
The Fund may be converted to an open‑end management investment company at any time if approved by the lesser of (i) two‑thirds or more of the Fund’s then outstanding Common Shares and preferred shares (if any), each voting separately as a class, or (ii) more than 50% of the then outstanding Common Shares and preferred shares (if any), voting separately as a class if such conversion is recommended by at least 75% of the Trustees then in office. If approved in the foregoing manner, conversion of the Fund could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all shareholders. Conversion of the Fund to an open‑end management investment company also would require the redemption of any outstanding preferred shares and could require the repayment of borrowings, which would eliminate any future leveraged capital structure of the Fund with respect to the Common Shares. In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. At this time, however, the Board believes that the closed‑end structure is desirable, given the Fund’s investment objectives and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the Fund to an open‑end management investment company. Shareholders of an open‑end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. If the Fund were to convert to an open‑end investment company, the Fund expects it would pay all such redemption requests in cash, but would likely reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open‑end fund, it is likely that new Common Shares would be sold at net asset value plus a sales load.
Custodian and Transfer Agent
State Street Bank and Trust Company (“State Street”), One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, is the custodian of the Fund and will maintain custody of the securities and cash of the Fund. State Street maintains the Fund’s general ledger and computes NAV per share at least weekly. State Street also attends to details in connection with the sale, exchange, substitution, transfer and other dealings with the Fund’s investments, and receives and disburses all funds. State Street also assists in preparation of shareholder reports and the electronic filing of such reports with the SEC.
Equiniti Trust Company, LLC, P.O. Box 500, Newark, NJ 07101 is the transfer agent and dividend disbursing agent of the Fund.
Legal Matters
Certain legal matters in connection with the Common Shares will be passed upon for the Fund by internal counsel for Eaton Vance.
Reports to Shareholders
The Fund will send to Common Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

Independent Registered Public Accounting Firm
Deloitte & Touche LLP (“Deloitte”), 115 Federal Street, Suite 15, Boston, Massachusetts 02110-1894, independent registered public accounting firm, audits the Fund’s financial statements. Deloitte and/or its affiliates provide other audit and related services to the Fund.
Inactive Accounts and Risk of Escheatment
In accordance with state “unclaimed property” laws, your Fund shares may legally be considered abandoned and required to be transferred to the relevant state (also known as “escheatment”) under various circumstances. These circumstances, which vary by state, can include inactivity (e.g., no owner-initiated contact for a certain period), returned mail (e.g., when mail sent to a shareholder is returned by the post office as undeliverable), uncashed checks or a combination of these. An incorrect address may cause a shareholder’s account statements and other mailings to be returned to the Fund or your financial intermediary. Since states’ statutory requirements regarding inactivity differ, it is important to regularly contact your financial intermediary or the Fund’s transfer agent. The process described above, and the application of state escheatment laws, may vary by state and/or depending on how shareholders hold their shares in the Fund. Escheatment with respect to a retirement account is subject to a 10% U.S. federal withholding on the account.
It is your responsibility to ensure that you maintain a valid mailing address for your account, keep your account active by contacting your financial intermediary or the Fund’s transfer agent (e.g., by mail or telephone), and promptly cash all checks for dividends, capital gains and redemptions. Neither the Fund nor the investment adviser(s) will be liable to shareholders or their representatives for good faith compliance with escheatment laws.
For more information, please see https://www.eatonvance.com/mutual‑funds‑and‑unclaimed‑property.php or please contact us at 1‑800‑262‑1122.
Potential Conflicts of Interest
As a diversified global financial services firm, Morgan Stanley, the parent company of the investment adviser, engages in a broad spectrum of activities, including financial advisory services, investment management activities, lending, commercial banking, sponsoring and managing private investment funds, engaging in broker-dealer transactions and principal securities, commodities and foreign exchange transactions, research publication and other activities. In the ordinary course of its business, Morgan Stanley is a full-service investment banking and financial services firm and therefore engages in activities where Morgan Stanley’s interests or the interests of its clients may conflict with the interests of a Fund or Portfolio, as applicable (collectively, for purposes of this section, “Fund” or “Funds”). These activities could cause Morgan Stanley to have an interest that is different from, and potentially adverse to, that of the Fund, which may impede the Fund from participating in certain opportunities. Morgan Stanley advises clients and sponsors, manages or advises other investment funds and investment programs, accounts and businesses (collectively, together with any new or successor funds, programs, accounts or businesses sponsored, managed, or advised by the investment adviser or one of its investment adviser affiliates, the “Affiliated Investment Accounts”) with a wide variety of investment objectives that in some instances may overlap or conflict with the Fund’s investment objectives and present conflicts of interest. In addition, Morgan Stanley, the investment adviser and/or the investment adviser’s investment adviser affiliates may also from time to time create new or successor Affiliated Investment Accounts that may compete with the Fund and present similar conflicts of interest. The discussion below enumerates certain actual, apparent and potential conflicts of interest. There is no assurance that conflicts of interest will be resolved in favor of Fund shareholders and, in fact, they may not be.
The conflicts summarized herein do not purport to be a complete list or explanation of the conflicts associated with the financial or other interests the investment adviser or its affiliates may have now or in the future. For more information about conflicts of interest, see the section entitled “Potential Conflicts of Interest” in the SAI. Conflicts of interest not described below or in the SAI may also exist. References to the investment adviser in this section include the Fund’s affiliated sub‑adviser (if any) unless otherwise noted.
Material Nonpublic and Other Information. It is expected that confidential or material nonpublic information regarding an investment or potential investment opportunity may become available to the investment adviser. If such information becomes available, the investment adviser may be precluded (including by applicable law or internal policies or procedures) from pursuing an investment or disposition opportunity with respect to such investment or disposition opportunity, including for an extended period of time. This inability to buy or sell an investment could have an adverse effect on the Fund’s portfolio due to, among other things, changes in an investment’s value during the period its trading is restricted. Morgan Stanley has established certain information barriers and other policies designed to address the sharing of information between different businesses within Morgan Stanley. As a result of information barriers, the investment adviser, in certain instances, will not have access, or will have limited access, to certain information and personnel in other areas of Morgan Stanley and, in such instances, will not manage the Fund with the benefit of the information held by such other areas. In other instances, Morgan Stanley personnel, including personnel of the investment adviser, will have access to information and personnel of its affiliates. In managing conflicts of interest that arise because of the foregoing, the investment adviser generally will be subject to fiduciary requirements. The investment adviser also may implement internal information barriers or ethical walls or other internal information sharing protocols, and the conflicts described herein with respect to information barriers and otherwise with respect to Morgan Stanley and the investment adviser will also apply internally within the investment adviser. Information sharing may limit or restrict the ability of the investment adviser to engage in or otherwise effect transactions on behalf of the Fund (including purchasing or selling securities that the investment adviser may otherwise have purchased or sold for the Fund in the absence of the sharing of information). The investment adviser may face conflicts of interest in determining whether to engage in the sharing of information with its affiliates.
Investments by Morgan Stanley and its Affiliated Investment Accounts. In serving in multiple capacities to Affiliated Investment Accounts, Morgan Stanley, including the investment adviser and its investment teams, may have obligations to other clients or investors in Affiliated Investment Accounts, the fulfillment of which may not be in the best interests of the Fund or its shareholders. An investment team may have obligations to Affiliated Investment Accounts managed by both the investment adviser and one or more of the investment adviser’s investment adviser affiliates. The Fund’s investment objectives may overlap with the investment objectives of certain Affiliated Investment Accounts. As a result, the members of an investment team may face conflicts in the allocation of investment opportunities among the Fund and other investment funds, programs, accounts and businesses advised by or affiliated with the investment adviser or its investment adviser affiliates. Certain Affiliated Investment Accounts may provide for higher management or incentive fees or greater expense reimbursements or overhead allocations, all of which may contribute to this conflict of interest and create an incentive for the investment adviser to favor such other accounts. To seek to reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, the investment adviser has implemented allocation policies and procedures. These policies and procedures are intended to give all clients of the investment adviser, including the Fund, fair access to investment opportunities consistent with the requirements of organizational documents, investment strategies, applicable laws and regulations, and the fiduciary duties of the investment adviser.
Payments to Broker-Dealers and Other Financial Intermediaries. The investment adviser, Eaton Vance Distributors, Inc. (“EVD”) and/or their affiliates may pay compensation, out of their own funds and not as an expense of the Fund, to certain Financial Intermediaries (which may include affiliates of the investment adviser and EVD), including recordkeepers and administrators of various deferred compensation plans, in connection with the sale, distribution, marketing and retention of shares of the Fund and/or shareholder servicing. The prospect of receiving, or the receipt of, additional compensation, as described above, by Financial Intermediaries may provide such Financial Intermediaries and their financial advisors and other salespersons with an incentive to favor sales of shares of the Fund over other investment options with respect to which these Financial Intermediaries do not receive additional compensation (or receives lower levels of additional compensation). These payment arrangements, however, will not change the price that an investor pays for shares of the Fund or the amount that the Fund receives to invest on behalf of an investor. Investors may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Fund shares and should review carefully any disclosures provided by Financial Intermediaries as to their compensation. In addition, in certain circumstances, the investment adviser restricts, limits or reduces the amount of the Fund’s investment, or restricts the type of governance or voting rights it acquires or exercises, where the Fund (potentially together with Morgan Stanley) exceeds a certain ownership interest, or possesses certain degrees of voting or control or has other interests.
Morgan Stanley Trading and Principal Investing Activities. Notwithstanding anything to the contrary herein, Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for the Fund’s holdings, although these activities could have an adverse impact on the value of one or more of the Fund’s investments, or could cause Morgan Stanley to have an interest in one or more portfolio investments that is different from, and potentially adverse to, that of the Fund.
Morgan Stanley’s Investment Banking and Other Commercial Activities. Morgan Stanley advises clients on a variety of mergers, acquisitions, restructuring, bankruptcy and financing transactions. Morgan Stanley may act as an advisor to clients, including other investment funds that may compete with the Fund and with respect to investments that the Fund may hold. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by the Fund. Morgan Stanley may give advice and provide recommendations to persons competing with the Fund and/or any of the Fund’s investments that are contrary to the Fund’s best interests and/or the best interests of any of its investments. Morgan Stanley’s activities on behalf of its clients (such as engagements as an underwriter or placement agent) may restrict or otherwise limit investment opportunities that may otherwise be available to the Fund.
Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. Under these circumstances, the Fund may be precluded from participating in a transaction with or relating to the company being sold or participating in any financing activity related to a merger or an acquisition.

Additional Information
The Prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations. The SAI can be obtained without charge by calling 1‑800‑262‑1122.
Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

Incorporation by Reference
This Prospectus is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the Offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•	The Fund’s SAI, dated April 29, 2025, filed with this Prospectus;

•	The Fund’s annual report on Form N‑CSR for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025; and

•
The description of the Fund’s Common Shares contained in its Registration Statement on Form 8‑A filed with the SEC on May 18, 2005, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling (800) 262‑1122.
The Fund makes available this Prospectus, SAI and the Fund’s annual and semi-annual reports, free of charge, at http://www.eatonvance.com. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus or the accompanying prospectus supplement.

The Fund’s Privacy Policy

FACTS	WHAT DOES EATON VANCE DO WITH YOUR PERSONAL INFORMATION

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number and income

•  investment experience and risk tolerance

•  checking account information and wire transfer instructions

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Eaton Vance chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Eaton Vance share?	Can you limit this sharing?

For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes— to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes— information about your transactions and experiences	Yes	No*

For our affiliates’ everyday business purposes— information about your creditworthiness	Yes	Yes*

For our affiliates to market to you	Yes	Yes*

For nonaffiliates to market to you	No	We don’t share

To limit our sharing
Call toll-free 1‑800‑262‑1122 or email: EVPrivacy@eatonvance.com

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice. However, you can contact us at any time to limit our sharing.

Questions?	Call toll-free 1‑800‑262‑1122 or email: EVPrivacy@eatonvance.com

Who we are

Who is providing this notice?	Eaton Vance Management and our investment management affiliates (“Eaton Vance”) (see Affiliates definition below.)

What we do

How does Eaton Vance protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
We have policies governing the proper handling of customer information by personnel and requiring third parties that provide support to adhere to appropriate security standards with respect to such information.

How does Eaton Vance collect my personal information?
We collect your personal information, for example, when you

•  open an account or make deposits or withdrawals from your account

•  buy securities from us or make a wire transfer

•  give us your contact information

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only

•  sharing for affiliates’ everyday business purposes – information about your creditworthiness

•  affiliates from using your information to market to you

•  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions

Affiliates
Companies related by common ownership or control. They can be financial and nonfinancial companies.

•  Our affiliates include registered investment advisers such as Eaton Vance Management, Eaton Vance Advisers International Ltd., Boston Management and Research, Calvert Research and Management, Parametric Portfolio Associates LLC, Atlanta Capital Management Company LLC, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Co.; registered broker-dealers such as Morgan Stanley Distributors Inc. and Eaton Vance Distributors, Inc. (together, the “Investment Management Affiliates”); and companies with a Morgan Stanley name and financial companies such as Morgan Stanley Smith Barney LLC and Morgan Stanley & Co. (the “Morgan Stanley Affiliates”).

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • Eaton Vance does not share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Eaton Vance does not jointly market.
Other important information

*
PLEASE NOTE: Eaton Vance does not share your creditworthiness information or your transactions and experiences information with the Morgan Stanley Affiliates, nor does Eaton Vance enable the Morgan Stanley Affiliates to market to you. Your opt outs will prevent Eaton Vance from sharing your creditworthiness information with the Investment Management Affiliates and will prevent the Investment Management Affiliates from marketing their products to you.

Vermont: Except as permitted by law, we will not share personal information we collect about Vermont residents with Nonaffiliates unless you provide us with your written consent to share such information.
California: Except as permitted by law, we will not share personal information we collect about California residents with Nonaffiliates and we will limit sharing such personal information with our Affiliates to comply with California privacy laws that apply to us.

Table of Contents for the Statement of Additional Information

Up to 19,096,050 Shares
Eaton Vance Tax‑Managed Buy‑Write Opportunities Fund
Common Shares
Prospectus April 29, 2025
Printed on recycled paper.

STATEMENT OF ADDITIONAL INFORMATION April 29, 2025

EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND

One Post Office Square

Boston, Massachusetts 02109

1-800-262-1122

THIS STATEMENT OF ADDITIONAL INFORMATION (“SAI”) IS NOT A PROSPECTUS AND IS AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE INVESTORS ONLY IF PRECEDED OR ACCOMPANIED BY THE PROSPECTUS OF EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND (THE “FUND”) DATED APRIL 29, 2025 (THE “PROSPECTUS”), AS SUPPLEMENTED FROM TIME TO TIME, WHICH IS INCORPORATED HEREIN BY REFERENCE. THIS SAI SHOULD BE READ IN CONJUNCTION WITH SUCH PROSPECTUS, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING YOUR FINANCIAL INTERMEDIARY OR CALLING THE FUND AT 1-800-262-1122.

Capitalized terms used in this SAI and not otherwise defined have the meanings given them in the Fund’s Prospectus and any related Prospectus Supplements.

ADDITIONAL INVESTMENT INFORMATION AND RESTRICTIONS

Primary investment strategies are described in the Prospectus. The following is a description of the various investment policies that may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks.

Equity Investments. As described in the Prospectus, under normal market conditions, the Fund invests primarily in common stocks.

Preferred Stocks. The Fund may invest in preferred stocks of both domestic and foreign issuers. Under normal market conditions, the Fund expects, with respect to that portion of its total assets invested in preferred stocks, to invest only in preferred stocks of investment grade quality as determined by S&P, Fitch or Moody’s or, if unrated, determined to be of comparable quality by Eaton Vance. The foregoing credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event of a downgrade of an assessment of credit quality or the withdrawal of a rating.

Preferred stock represents an equity interest in a corporation, company or trust that has a higher claim on the assets and earnings than common stock. Preferred stock usually has limited voting rights. Preferred stock involves credit risk, which is the risk that a preferred stock will decline in price, or fail to pay dividends when expected, because the issuer experiences a decline in its financial status. A company’s preferred stock generally pays dividends after the company makes the required payments to holders of its bonds and other debt instruments but before dividend payments are made to common stockholders. However, preferred stock may not pay scheduled dividends or dividend payments may be in arrears. The value of preferred stock may react more strongly than bonds and other debt instruments to actual or perceived changes in the company’s financial condition or prospects. Certain preferred stocks may be convertible to common stock. Preferred stock may be subject to redemption at the option of the issuer at a predetermined price. Because they may make regular income payments, preferred stocks may be considered fixed-income securities for purposes of a Fund’s investment restrictions. In addition to credit risk, investment in preferred stocks involves certain other risks as more fully described in the Prospectus.

Derivative Instruments. Generally, derivatives can be characterized as financial instruments whose performance is derived at least in part from the performance of an underlying reference instrument. Derivative instruments may be acquired in the United States or abroad and include the various types of exchange-traded and over-the-counter (“OTC”) instruments described herein and other instruments with substantially similar characteristics and risks. Depending on the type of derivative instrument and the Fund’s investment strategy, a derivative instrument may be based on a security, instrument, index, currency, commodity, economic indicator or event (referred to as “reference instruments”).

In addition to writing index call options, the risks of which are described in the Prospectus, the Fund may invest up to 20% of its total assets in other derivative instruments acquired for hedging, risk management and investment purposes (to gain exposure to securities, securities markets, markets indices and/or currencies consistent with the Fund’s investment objectives and policies), provided that no more than 10% of the Fund’s total assets may be invested in such derivative instruments acquired for non-hedging purposes. In the course of pursuing these investment strategies, the Fund may: purchase and sell exchange-listed and over-the-counter put and call options on securities, equity and fixed-income indices and other instruments; purchase and sell futures contracts and options thereon; and enter into various transactions such as swaps, caps, floors or collars. In addition, derivatives may include new techniques, instruments or strategies that are permitted as regulatory changes occur. Foreign exchange traded futures contracts and options thereon may be used only if the Adviser determines that trading on such foreign exchange does not entail risks, including credit and liquidity risks, that are materially greater than the risks associated with trading on CFTC-regulated exchanges.

Derivative instruments are subject to a number of risks, including adverse or unexpected movements in the price of the reference instrument, and counterparty, liquidity, tax, correlation and leverage risks. Use of derivative instruments may cause the realization of higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if such instruments had not been used. Success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instrument, the reference instrument and the Fund’s assets. To the extent that a derivative instrument is intended to hedge against an event that does not occur, the Fund may realize losses. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. There can be no assurance that the use of derivative instruments will benefit the Fund.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	2	SAI dated April 29, 2025

Options. An option contract is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the reference instrument underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the reference instrument (or the cash) upon payment of the exercise price or to pay the exercise price upon delivery of the reference instrument (or the cash). Upon exercise of an index option, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. Options may be “covered,” meaning that the party required to deliver the reference instrument if the option is exercised owns that instrument (or has set aside sufficient assets to meet its obligation to deliver the instrument). Options may be listed on an exchange or traded in the OTC market. In general, exchange-traded options have standardized exercise prices and expiration dates and may require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller and are subject to increased counterparty risk. The ability of the Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses to the Fund. OTC options also involve greater liquidity risk. This risk may be increased in times of financial stress, if the trading market for OTC derivative contracts becomes limited. Derivatives on economic indicators generally are offered in an auction format and are booked and settled as OTC options. Options on futures contracts are discussed herein under “Futures and Options Thereon.”

If a written option expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If a purchased option expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, reference instrument, exercise price, and expiration). A capital gain will be realized from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, a capital loss will be realized. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, the current market price of the reference instrument in relation to the exercise price of the option, the volatility of the reference instrument, and the time remaining until the expiration date. There can be no assurance that a closing purchase or sale transaction can be consummated when desired.

Straddles are a combination of a call and a put written on the same reference instrument. A straddle is deemed to be covered when sufficient assets are deposited to meet the Fund’s immediate obligations. The same liquid assets may be used to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. The Fund may also buy and write call options on the same reference instrument to cover its obligations. Because such combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open or close. In an equity collar, the Fund simultaneously writes a call option and purchases a put option on the same instrument.

To the extent that the Fund writes a call option on an instrument it holds and intends to use such instrument as the sole means of “covering” its obligation under the call option, the Fund has, in return for the premium on the option, given up the opportunity to profit from a price increase in the instrument above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the value of the reference instrument decline. If the Fund were unable to close out such a call option, it would not be able to sell the instrument unless the option expired without exercise. Uncovered calls have speculative characteristics and are riskier than covered calls because there is no instrument or cover held by the Fund that can act as a partial hedge.

In an “American style” option (which can generally be exercised at any time during the term of the option), the writer of an option has no control over the time when it may be required to fulfill its obligation under the option. With all options, once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying reference instrument at the exercise price. If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Fund will lose the premium it paid for the option. Furthermore, if trading restrictions or suspensions are imposed on options markets, the Fund may be unable to close out a position.

Futures and Options Thereon. The Fund may engage in transactions in futures and options on futures. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk. The sale of a futures contract limits the Fund’s risk of loss from a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the Fund holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the Fund holdings than would have been realized without the purchase of the futures contract.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	3	SAI dated April 29, 2025

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

The Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. The Fund may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, the Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase.

Risks Associated with Futures. The primary risks associated with the use of futures contracts and options are (a) the imperfect correlation between the change in market value of the instruments held by the Fund and the price of the futures contract or option; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Swap Agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined reference instrument or instruments, which can be adjusted for an interest rate factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index). Other types of swap agreements may calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a party’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).

Whether the use of swap agreements will be successful will depend on the investment adviser’s ability to predict correctly whether certain types of reference instruments are likely to produce greater returns than other instruments. Swap agreements may be subject to contractual restrictions on transferability and termination and they frequently have terms of greater than seven days. The Fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund under the swap). Developments in the swaps market, including government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements, as well as to participate in swap agreements in the future. If there is a default by the counterparty to a swap, the Fund will have contractual remedies pursuant to the swap agreement, but any recovery may be delayed and/or extinguished depending on the circumstances of the default. To attempt to limit the counterparty risk involved in swap agreements, the Fund will only enter into swap agreements with counterparties that meet certain criteria. Although there can be no assurance that the Fund will be able to do so, the Fund may be able to reduce or eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or another creditworthy party. The Fund may have particularly limited ability to eliminate its exposure under a credit default swap if the credit of the reference instrument has declined.

The derivatives markets are subject to a various forms of regulatory oversight. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulations require most derivatives to be margined and reported, require certain derivatives to be cleared and in some cases also traded on an exchange, impose business conduct requirements on counterparties, and impose other regulatory requirements that impact derivatives markets. The implementation of these requirements or additional future regulation of the derivatives markets may make the use of derivatives more costly, may limit the availability or reduce the liquidity of derivatives, and may impose limits or restrictions on the counterparties with which the Fund engages in derivative transactions. The Adviser cannot fully predict the effects of any governmental regulation, and there can be no assurance that any government regulation will not adversely affect the Fund’s performance or ability to achieve its investment objectives.

Regulatory bodies outside the U.S. have also implemented and continue to implement rules and regulations similar to the Dodd-Frank Act and such actions could similarly increase the costs of participating in, or otherwise adversely impact the liquidity of, participating in the derivatives markets. U.S. and global regulators have issued final rules that require the exchange of variation and in some cases,

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	4	SAI dated April 29, 2025

initial margin in respect of uncleared derivatives. In addition, regulations adopted by global prudential regulators require certain regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts, terms that delay or restrict the rights of counterparties (such as the Fund) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to the Fund’s counterparties located in those jurisdictions. It is possible that these requirements, as well as potential additional related government regulation, could adversely affect the Fund’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.

The SEC adopted Rule 18f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”), which applies to the Fund’s use of derivative investments and certain financing transactions. Among other things, Rule 18f-4 requires certain funds that invest in derivative instruments beyond a specified limited amount (generally greater than 10% of the Fund’s net assets) to apply a value-at-risk based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount (generally up to 10% of the Fund’s net assets), it will not be subject to the full requirements of Rule 18f-4. In addition, to the extent that the Fund enters into reverse repurchase agreements or similar financing transactions, the Fund may elect to either treat all of its reverse repurchase agreements or similar financing transactions as derivatives transactions for purposes of Rule 18f-4 or comply (with respect to reverse repurchase agreements or similar financing transactions) with the asset coverage requirements under Section 18 of the 1940 Act. The implementation of these requirements or additional future regulation of the derivatives markets may make the use of derivatives more costly, may limit the availability or reduce the liquidity of derivatives, and may impose limits or restrictions on the counterparties with which the Fund engages in derivative transactions. The Adviser cannot fully predict the effects of any governmental regulation, and there can be no assurance that any government regulation will not adversely affect the Fund’s performance or ability to achieve its investment objectives.

Interest Rate Swaps, Caps and Floors. Interest rate swaps are OTC contracts in which each party agrees to make a periodic interest payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The Fund usually will enter into interest rate swap transactions on a net basis (i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund’s obligations will be accrued on a daily basis. Certain U.S. federal income tax requirements may limit the Fund’s ability to engage in certain interest rate transactions.

OTC Derivatives. OTC derivative instruments involve additional risk that the issuer or counterparty may fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, an option or commodity exchange or swap execution facility or clearinghouse may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the closing out of positions to limit losses. The ability to terminate OTC derivative instruments may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations may be the selling dealer or counterparty. In addition, certain provisions of the Code limit the use of derivative instruments. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. There can be no assurance that the use of derivative instruments will benefit the Fund.

Short Sales. The Fund may sell a security short if it owns at least an equal amount of the security sold short or another security convertible or exchangeable for an equal amount of the security sold short without payment of further compensation (a short sale against-the-box). If the price of the security in the short sale decreases, the Fund will realize a profit to the extent that the short sale price for the security exceeds the market price. If the price of the security increases, the Fund will realize a loss to the extent that the market price exceeds the short sale price. Selling securities short runs the risk of losing an amount greater than the initial investment therein.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	5	SAI dated April 29, 2025

Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Short-selling exposes the Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise. Although the Fund reserves the right to utilize short sales, the Adviser is under no obligation to utilize short-sales at all.

The SEC has adopted new rules requiring investment managers to file monthly confidential reports with the SEC regarding equity short sales and related activity. Under the new rules, the SEC will publicly disclose aggregated short position information on a monthly basis. The SEC also adopted a rule that will require reporting and public disclosure of securities loan transaction information (not including party names); this may include, but is not limited to, information about securities loans entered into in connection with short sales. Compliance with both of these new sets of rules is currently expected to be in early 2026. In addition, other non-U.S. jurisdictions (such as the EU and the UK) where a Fund may trade have reporting requirements. Short sales are also subject to certain SEC regulations and certain EU and UK regulations (under which there are restrictions on net short sales in certain securities). In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans or other restrictions on short sales of certain securities or on derivatives and other hedging instruments used to achieve a similar economic effect. Such bans or other restrictions may limit the Fund’s ability to execute certain investment strategies.

When-Issued, Delayed Delivery and Forward Commitment Transactions. Securities may be purchased on a “forward commitment,” “when-issued” or “delayed delivery” basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. When the Fund agrees to purchase such securities, it assumes the risk of any decline in value of the security from the date of the agreement to purchase. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment, when-issued or delayed delivery transactions, if the seller or buyer, as the case may be, fails to consummate the transaction the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

The Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but may sell such securities before the settlement date if it is deemed advisable as a matter of investment strategy.

Real Estate Investments. Companies primarily engaged in the real estate industry and other real estate-related investments may include publicly traded real estate investment trusts (“REITs”) or real estate operating companies that either own properties or make construction or mortgage loans, real estate developers, companies with substantial real estate holdings and other companies whose products and services are related to the real estate industry, such as lodging operators, brokers, property management companies, building supply manufacturers, mortgage lenders, or mortgage servicing companies. REITs tend to be small to medium-sized companies, and may include equity REITs and mortgage REITs. The value of a REIT can depend on the structure of and cash flow generated by the REIT. REITs are pooled investment vehicles that have expenses of their own, so the Fund will indirectly bear its proportionate share of those expenses. The Fund will not own real estate directly.

Real estate investments are subject to special risks including changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer. Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others. Changes in underlying real estate values may have an exaggerated effect to the extent that investments concentrate in particular geographic regions or property types.

Equity REITs may be affected by changes in the value of the underlying property owned by the REIT, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers, and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass through of income or to maintain their exemptions from registration under the Investment Company Act of 1940. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to a REIT. In the event of a default by a borrower or lessee, a REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments. Shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements than securities of larger issuers. REITs are also subject to credit, market, liquidity and interest rate risks. REITs may issue debt securities to fund their activities. The value of these debt securities may be affected by changes in the value of the underlying property owned by the REIT, the creditworthiness of the REIT, interest rates, and tax and regulatory requirements, among other things.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	6	SAI dated April 29, 2025

Securities Lending. As described in the Prospectus, the Fund may lend a portion of its portfolio securities to broker-dealers or other institutional borrowers. Loans will be made only to organizations whose credit quality or claims paying ability is considered by the Adviser to be at least investment grade. All securities loans will be collateralized on a continuous basis by cash, cash equivalents (such as money market instruments) or U.S. Government securities having a value, marked to market daily, of at least 100% of the market value of the loaned securities. The Fund may receive loan fees in connection with loans that are collateralized by securities or on loans of securities for which there is special demand. The Fund may also seek to earn income on securities loans by reinvesting cash collateral in securities consistent with its investment objectives and policies, seeking to invest at rates that are higher than the “rebate” rate that it normally will pay to the borrower with respect to such cash collateral. Any such reinvestment will be subject to the investment policies, restrictions and risk considerations described in the Prospectus and in this SAI.

Securities loans may result in delays in recovering, or a failure of the borrower to return, the loaned securities. The defaulting borrower ordinarily would be liable to the Fund for any losses resulting from such delays or failures, and the collateral provided in connection with the loan normally would also be available for that purpose. Securities loans normally may be terminated by either the Fund or the borrower at any time. Upon termination and the return of the loaned securities, the Fund would be required to return the related cash or securities collateral to the borrower and it may be required to liquidate longer term portfolio securities in order to do so. To the extent that such securities have decreased in value, this may result in the Fund realizing a loss at a time when it would not otherwise do so. The Fund also may incur losses if it is unable to reinvest cash collateral at rates higher than applicable rebate rates paid to borrowers and related administrative costs. These risks are substantially the same as those incurred through investment leverage and will be subject to the investment policies, restrictions and risk considerations described in the Prospectus and in this SAI.

The Fund will receive amounts equivalent to any interest or other distributions paid on securities while they are on loan, and the Fund will not be entitled to exercise voting or other beneficial rights on loaned securities. The Fund will exercise its right to terminate loans and thereby regain these rights whenever the Adviser considers it to be in the Fund’s interest to do so, taking into account the related loss of reinvestment income and other factors.

The SEC recently adopted a rule that will require reporting and public disclosure of certain securities loan transaction information (not including party names); this may include, but is not limited to, information about securities loans entered into in connection with short sales. While it is currently difficult to predict the full impact of this new rule, the rule could make it more difficult for the Fund to execute certain investment strategies and may have an adverse effect on a Fund’s ability to generate returns.

Cybersecurity Risk. With the increased use of technologies by Fund service providers to conduct business, such as the Internet, the Fund is susceptible to operational, information security and related risks. The Fund relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Fund’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken. A denial-of-service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Fund, such as trading NAV calculation, shareholder accounting or fulfillment of Fund share purchases and redemptions, during a denial-of-service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Fund from, among other things, buying or selling the Fund or accurately pricing its securities. Like other funds and business enterprises, the Fund and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Fund or its service providers.

The Fund uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures by or breaches of the Fund’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Fund invests, may disrupt and otherwise adversely affect their business operations. This may result in financial losses to the Fund, impede Fund trading, interfere with the Fund’s ability to calculate its NAV, limit a shareholder’s ability to purchase or redeem shares of the Fund or cause violations of applicable privacy

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	7	SAI dated April 29, 2025

and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many of the Fund’s service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. The Fund cannot control the cybersecurity plans and systems put in place by service providers to the Fund and issuers in which the Fund invests. The Fund and its shareholders could be negatively impacted as a result.

Operational Risk. The Fund’s service providers, including the investment adviser, may experience disruptions or operating errors that could negatively impact the Fund. Disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect the Fund’s ability to conduct business, in particular if the Fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. While service providers are expected to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from the Fund’s in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. It also is not possible for Fund service providers to identify all of the operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. To the extent the investment adviser or other service providers use or rely on proprietary and/or third-party technology and data, such uses are subject to operational risks associated with processing or human errors, systems or technology failures, cyber attacks, and errors caused by third party service providers and data sources. Additionally, legal and regulatory changes, such as those related to information privacy and data protection, may have an impact on the use of existing or emerging technologies, and may impact the investment adviser and the Fund. These and other operational risks could impede the Fund’s ability to effectively implement its investment strategy.

Illiquid Investments. Illiquid investments may include obligations legally restricted as to resale, and may include commercial paper issued pursuant to Section 4(a)(2) of the 1933 Act and securities eligible for resale pursuant to Rule 144A thereunder. Rule 144A securities may increase the level of portfolio illiquidity if eligible buyers become uninterested in purchasing such securities.

It may be difficult to sell illiquid investments at a price representing fair value until such time as the securities may be sold publicly. It also may be more difficult to determine the fair value of such investments for purposes of computing the Fund’s net asset value. Where registration is required, a considerable period of time may elapse between a decision to sell the investments and the time when the Fund would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund may incur additional expense when disposing of illiquid investments, including all or a portion of the cost to register the investments. The Fund also may acquire investments through private placements under which it may agree to contractual restrictions on the resale of such securities that are in addition to applicable legal restrictions. Such restrictions might prevent the sale of such investments at a time when such sale would otherwise be desirable.

At times, a portion of the Fund’s assets may be invested in securities as to which the Fund, by itself or together with other accounts managed by the Adviser and its affiliates, holds a major portion or all of such investments. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such investments when the Adviser or Sub-Adviser believes it advisable to do so or may be able to sell such investments only at prices lower than if such investments were more widely held. It may also be more difficult to determine the fair value of such investments for purposes of computing the Fund’s net asset value.

Benchmark Reference Rates Risk. Many debt securities, derivatives, and other financial instruments utilize benchmark or reference rates for variable interest rate calculations, including the Euro Interbank Offer Rate, Sterling Overnight Index Average Rate, and the Secured Overnight Financing Rate (each a “Reference Rate”). Instruments in which the Fund invests may pay interest at floating rates based on such Reference Rates or may be subject to interest caps or floors based on such Reference Rates. The Fund and issuers of instruments in which the Fund invests may also obtain financing at floating rates based on such Reference Rates. The elimination of a Reference Rate or any other changes to or reforms of the determination or supervision of Reference Rates could have an adverse impact on the market for, or value of, any instruments or payments linked to those Reference Rates. For example, some Reference Rates, as well as other types of rates and indices, are described as “benchmarks” and have been the subject of ongoing national and international regulatory reform, including under the EU regulation on indices used as benchmarks in financial instruments and financial contracts. As a result, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.

Rights and Warrants. A right is a privilege granted to existing shareholders of a corporation to subscribe for shares of a new issue of common stock before it is issued. Rights normally have a short life, usually two to four weeks, are freely transferable and entitle the holder to buy the new common stock at a lower price than the public offering price. Warrants are securities that are typically issued together with a debt security or preferred stock and that give the holder the right to buy a proportionate amount of common stock at a

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	8	SAI dated April 29, 2025

specified price. Warrants are freely transferable and are often traded on major exchanges. Unlike rights, warrants normally have a life that is measured in years and entitle the holder to buy common stock of a company at a price that is usually higher than the market price at the time the warrant is issued. Corporations often issue warrants to make the accompanying debt security more attractive.

Warrants and rights may entail greater risks than certain other types of investments. Generally, rights and warrants do not carry the right to receive dividends or exercise voting rights with respect to the underlying securities, and they do not represent any rights in the assets of the issuer. In addition, their value does not necessarily change with the value of the underlying securities, and they cease to have value if they are not exercised on or before their expiration date. If the market price of the underlying stock does not exceed the exercise price during the life of the warrant or right, the warrant or right will expire worthless.

Temporary Investments. The Fund may invest in cash equivalents to invest daily cash balances or for temporary defensive purposes. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. Government obligations.

Investment Restrictions. The following investment restrictions of the Fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities, which as used in this SAI means the lesser of (a) 67% of the shares of the Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting or (b) more than 50% of outstanding shares of the Fund. As a matter of fundamental policy the Fund may not:

(1)

Borrow money, except as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act currently requires that any indebtedness incurred by a closed-end investment company have an asset coverage of at least 300%;

(2)

Issue senior securities, as defined in the 1940 Act, other than (a) preferred shares which immediately after issuance will have asset coverage of at least 200%, (b) indebtedness which immediately after issuance will have asset coverage of at least 300% or (c) the borrowings permitted by investment restriction (1) above. The 1940 Act currently defines “senior security” as any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Debt and equity securities issued by a closed-end investment company meeting the foregoing asset coverage provisions are excluded from the general 1940 Act prohibition on the issuance of senior securities;

(3)

Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The purchase of investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin;

(4)

Underwrite securities issued by other persons, except insofar as it may technically be deemed to be an underwriter under the Securities Act of 1933, as amended, in selling or disposing of a portfolio investment;

(5)

Make loans to other persons, except by (a) the acquisition of loan interests, debt securities and other obligations in which the Fund is authorized to invest in accordance with its investment objectives and policies, (b) entering into repurchase agreements and (c) lending its portfolio securities;

(6)

Purchase or sell real estate, although it may purchase and sell securities which are secured by interests in real estate and securities of issuers which invest or deal in real estate. The Fund reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities;

(7)

Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currencies, interest or other financial instruments;

(8)

With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of a single issuer or purchase more than 10% of the outstanding voting securities of a single issuer, except obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and except securities of other investment companies; and

(9)	Invest 25% or more of its total assets in any single industry or group of industries (other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities).

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The Fund may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities. The 1940 Act currently requires that the Fund have 300% asset coverage with respect to all borrowings other than temporary borrowings.

For purposes of construing restriction (9), a large economic or market sector shall not be construed as a group of industries.

The Fund has adopted the following nonfundamental investment policy which may be changed by the Board without approval of the Fund’s shareholders. As a matter of nonfundamental policy, the Fund may not make short sales of securities or maintain a short position, unless at all times when a short position is open the Fund either owns an equal amount of such securities or owns securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short.

The Fund may invest more than 10% of its total assets in one or more other management investment companies (or may invest in affiliated investment companies) to the extent permitted by the 1940 Act and rules thereunder.

Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a requirement with respect to the percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the Fund’s acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the Adviser if the security is not rated by a rating agency) will not compel the Fund to dispose of such security or other asset. Notwithstanding the foregoing, the Fund must always be in compliance with the borrowing policies set forth above. If the Fund is required to reduce borrowings, it will do so in a manner that is consistent with the 1940 Act and guidance of the SEC or its staff, and that complies with any applicable SEC exemptive order.

TRUSTEES AND OFFICERS

The Board of Trustees of the Fund (the “Board”) is responsible for the overall management and supervision of the affairs of the Fund. The Board members and officers of the Fund are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Each Trustee holds office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified, subject to a prior death, resignation, retirement, disqualification or removal. Under the terms of the Fund’s current Trustee retirement policy, an independent Trustee must retire and resign as a Trustee on the earlier of: (i) the first day of July following his or her 76th birthday; or (ii), with limited exception, December 31st of the 20th year in which he or she has served as a Trustee. However, if such retirement and resignation would cause the Fund to be out of compliance with Section 16 of the 1940 Act or any other regulations or guidance of the Securities and Exchange Commission (“SEC”), then such retirement and resignation will not become effective until such time as action has been taken for the Fund to be in compliance therewith. The “noninterested Trustees” consist of those Trustees who are not “interested persons” of the Fund, as that term is defined under the 1940 Act. The business address of each Board member and officer is One Post Office Square, Boston, Massachusetts 02109. As used in this SAI, “BMR” refers to Boston Management and Research, “EV” refers to EV, LLC, “Eaton Vance” or “EVM” refers to Eaton Vance Management, “MSIM” refers to Morgan Stanley Investment Management, Inc, and “EVD” refers to Eaton Vance Distributors, Inc. EV is the trustee of each of Eaton Vance and BMR. Each of Eaton Vance, BMR, EVD and EV are indirect wholly owned subsidiaries of Morgan Stanley. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with Eaton Vance listed below.

Name and Year of Birth	Fund Position(s)(1)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(2)	Other Directorships Held During Last Five Years

Noninterested Trustees

ALAN C. BOWSER 1962	Class III Trustee	Until 2026. 3 years. Since 2023.	Private investor. Formerly, Co-Head of the Americas Region, Chief Diversity Officer, Partner and Member of the Operating Committee at Bridgewater Associates, an asset management firm (2011-2023). Formerly, Managing Director and Head of Investment Services at UBS Wealth Management Americas (2007-2010). Formerly Managing Director and Head of Client Solutions, Citibank Private Bank (1999-2007).	123	Independent Director of Stout Risius Ross (a middle market professional services advisory firm) (since 2021).

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Name and Year of Birth	Fund Position(s)(1)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(2)	Other Directorships Held During Last Five Years

MARK R. FETTING 1954	Class III Trustee	Until 2026. 3 years. Since 2016.	Private investor. Formerly held various positions at Legg Mason, Inc. (investment management firm) (2000-2012), including President, Chief Executive Officer, Director and Chairman (2008-2012), Senior Executive Vice President (2004-2008) and Executive Vice President (2001-2004). Formerly, President of Legg Mason family of funds (2001-2008). Formerly, Division President and Senior Officer of Prudential Financial Group, Inc. and related companies (investment management firm) (1991-2000).	123	None

CYNTHIA E. FROST 1961	Class I Trustee	Until 2027. 3 years. Since 2014.	Private investor. Formerly, Chief Investment Officer of Brown University (university endowment) (2000-2012). Formerly, Portfolio Strategist for Duke Management Company (university endowment manager) (1995-2000). Formerly, Managing Director, Cambridge Associates (investment consulting company) (1989-1995). Formerly, Consultant, Bain and Company (management consulting firm) (1987-1989). Formerly, Senior Equity Analyst, BA Investment Management Company (1983-1985).	123	None

GEORGE J. GORMAN 1952	Chairperson of the Board and Class II Trustee	Until 2028. 3 years. Chairperson of the Board since 2021 and Trustee since 2014.	Principal at George J. Gorman LLC (consulting firm). Formerly, Senior Partner at Ernst & Young LLP (a registered public accounting firm) (1974-2009).	123	None

VALERIE A. MOSLEY 1960	Class III Trustee	Until 2026. 3 years. Since 2014.	Chairwoman and Chief Executive Officer of Valmo Ventures (a consulting and investment firm). Founder of Upward Wealth, Inc., dba BrightUp, a fintech platform. Formerly, Partner and Senior Vice President, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP (investment management firm) (1992-2012). Formerly, Chief Investment Officer, PG Corbin Asset Management (1990-1992). Formerly worked in institutional corporate bond sales at Kidder Peabody (1986-1990).	123	Director of DraftKings, Inc. (digital sports entertainment and gaming company) (since September 2020). Director of Envestnet, Inc. (provider of intelligent systems for wealth management and financial wellness) (since 2018). Formerly, Director of Dynex Capital, Inc. (mortgage REIT) (2013-2020) and Director of Groupon, Inc. (e-commerce provider) (2020-2022).

KEITH QUINTON 1958	Class II Trustee	Until 2028. 3 years. Since 2018.	Private investor, researcher and lecturer. Formerly, Independent Investment Committee Member at New Hampshire Retirement System (2017-2021). Formerly, Portfolio Manager and Senior Quantitative Analyst at Fidelity Investments (investment management firm) (2001-2014).	123	Formerly, Director (2016-2021) and Chairman (2019-2021) of New Hampshire Municipal Bond Bank.

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Name and Year of Birth	Fund Position(s)(1)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(2)	Other Directorships Held During Last Five Years

MARCUS L. SMITH 1966	Class III Trustee	Until 2026. 3 years. Since 2018.	Private investor and independent corporate director. Formerly, Chief Investment Officer, Canada (2012-2017), Chief Investment Officer, Asia (2010-2012), Director of Asian Research (2004-2010) and portfolio manager (2001-2017) at MFS Investment Management (investment management firm).	123	Director of First Industrial Realty Trust, Inc. (an industrial REIT) (since 2021). Director of MSCI Inc. (global provider of investment decision support tools) (since 2017). Formerly, Director of DCT Industrial Trust Inc. (logistics real estate company) (2017-2018).

NANCY WISER STEFANI 1967	Class I Trustee	Until 2027. 3 years. Since 2022.	Formerly, Executive Vice President and the Global Head of Operations at Wells Fargo Asset Management (2011-2021).	123	None

SUSAN J. SUTHERLAND 1957	Class II Trustee	Until 2028. 3 years. Since 2015.	Private investor. Director of Ascot Group Limited and certain of its subsidiaries (insurance and reinsurance) (since 2017). Formerly, Director of Hagerty Holding Corp. (insurance) (2015-2018) and Montpelier Re Holdings Ltd. (insurance and reinsurance) (2013- 2015). Formerly, Associate, Counsel and Partner at Skadden, Arps, Slate, Meagher & Flom LLP (law firm) (1982-2013).	123	Formerly, Director of Kairos Acquisition Corp. (insurance/InsurTech acquisition company) (2021-2023).

SCOTT E. WENNERHOLM 1959	Class I Trustee	Until 2027. 3 years. Since 2016.	Private investor. Formerly, Trustee at Wheelock College (postsecondary institution) (2012-2018). Formerly, Consultant at GF Parish Group (executive recruiting firm) (2016-2017). Formerly, Chief Operating Officer and Executive Vice President at BNY Mellon Asset Management (investment management firm) (2005-2011). Formerly, Chief Operating Officer and Chief Financial Officer at Natixis Global Asset Management (investment management firm) (1997-2004). Formerly, Vice President at Fidelity Investments Institutional Services (investment management firm) (1994-1997).	123	None

(1)	The Board of Trustees is divided into three classes, each class having a term of three years to expire on the date of the third annual meeting following its election.
(2)	Includes both funds and portfolios in a hub and spoke structure.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	12	SAI dated April 29, 2025

Principal Officers who are not Trustees
Name and Year of Birth	Fund Position(s)	Length of Service	Principal Occupation(s) During Past Five Years
R. KELLY WILLIAMS, JR. 1971	President	Since 2023	President and Chief Operating Officer of Atlanta Capital Management Company, LLC. Officer of 18 registered investment companies managed by Eaton Vance or BMR.

DEIDRE E. WALSH 1971	Vice President and Chief Legal Officer	Since 2009	Vice President of Eaton Vance and BMR. Officer of 123 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 45 registered investment companies advised or administered by CRM since 2021.

JAMES F. KIRCHNER 1967	Treasurer	Since 2007	Vice President of Eaton Vance and BMR. Officer of 123 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 45 registered investment companies advised or administered by CRM since 2016.

NICHOLAS S. DI LORENZO 1987	Secretary	Since 2022	Officer of 123 registered investment companies managed by Eaton Vance or BMR. Formerly, associate (2012-2021) and counsel (2022) at Dechert LLP.

LAURA T. DONOVAN 1976	Chief Compliance Officer	Since 2024	Vice President of Eaton Vance and BMR. Officer of 123 registered investment companies managed by Eaton Vance or BMR.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	13	SAI dated April 29, 2025

The Board has general oversight responsibility with respect to the business and affairs of the Fund. The Board has engaged an investment adviser and (if applicable) a sub-adviser (collectively the “adviser”) to manage the Fund. The Fund’s investment adviser also serves as administrator of the Fund. The Board is responsible for overseeing such adviser and administrator and other service providers to the Fund. The Board is currently composed of ten Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act (each a “noninterested Trustee”). In addition to six regularly scheduled meetings per year, the Board holds special meetings or informal conference calls to discuss specific matters that may require action prior to the next regular meeting. As discussed below, the Board has established six committees to assist the Board in performing its oversight responsibilities.

The Board has appointed a noninterested Trustee to serve in the role of Chairperson. The Chairperson’s primary role is to participate in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and acts as a liaison with service providers, officers, attorneys, and other Board members generally between meetings. The Chairperson may perform such other functions as may be requested by the Board from time to time. In addition, the Board may appoint a noninterested Trustee to serve in the role of Vice-Chairperson. The Vice-Chairperson has the power and authority to perform any or all of the duties and responsibilities of the Chairperson in the absence of the Chairperson and/or as requested by the Chairperson. Except for any duties specified herein or pursuant to the Fund’s Declaration of Trust or Amended and Restated By-Laws (the “By-Laws”), the designation of Chairperson or Vice Chairperson does not impose on such noninterested Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Fund is subject to a number of risks, including, among others, investment, compliance, operational, and valuation risks. Risk oversight is part of the Board’s general oversight of the Fund and is addressed as part of various activities of the Board and its Committees. As part of its oversight of the Fund, the Board directly, or through a Committee, relies on and reviews reports from, among others, Fund management, the adviser, the administrator, the principal underwriter, the Chief Compliance Officer (the “CCO”), and other Fund service providers responsible for day-to-day oversight of Fund investments, operations and compliance to assist the Board in identifying and understanding the nature and extent of risks and determining whether, and to what extent, such risks can or should be mitigated. The Board also interacts with the CCO and with senior personnel of the adviser, administrator, principal underwriter and other Fund service providers and provides input on risk management issues during meetings of the Board and its Committees. Each of the adviser, administrator, principal underwriter and the other Fund service providers has its own, independent interest and responsibilities in risk management, and its policies and methods for carrying out risk management functions will depend, in part, on its individual priorities, resources and controls. It is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals.

The Board, with the assistance of management and with input from the Board’s various committees, reviews investment policies and risks in connection with its review of Fund performance. The Board has appointed a Fund CCO who oversees the implementation and testing of the Fund compliance program and reports to the Board regarding compliance matters for the Fund and its principal service providers. In addition, as part of the Board’s periodic review of the advisory, subadvisory (if applicable), distribution and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. With respect to valuation, the Board approves and periodically reviews valuation policies and procedures applicable to valuing the Fund’s shares. The administrator and the adviser are responsible for the implementation and day-to-day administration of these valuation policies and procedures and provide reports to the Audit Committee of the Board and the Board regarding these and related matters. In addition, the Audit Committee of the Board or the Board receives reports periodically from the independent public accounting firm for the Fund regarding tests performed by such firm on the valuation of all securities, as well as with respect to other risks associated with registered investment companies. Reports received from service providers, legal counsel and the independent public accounting firm assist the Board in performing its oversight function.

The Fund’s By-Laws set forth specific qualifications to serve as a Trustee. The Charter of the Governance Committee also sets forth certain factors that the Committee may take into account in considering noninterested Trustee candidates. In general, no one factor is decisive in the selection of an individual to join the Board. Among the factors the Board considers when concluding that an individual should serve on the Board are the following: (i) knowledge in matters relating to the mutual fund industry; (ii) experience as a director or senior officer of public companies; (iii) educational background; (iv) reputation for high ethical standards and professional integrity; (v) specific financial, technical or other expertise possessed by the individual or other experience or background of the individual, and the extent to which such expertise, experience or background would complement the Board members’ existing mix of skills, core competencies and qualifications and diversity of experiences and background; (vi) perceived ability to contribute to the ongoing functions of the Board, including the ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the ability to qualify as a noninterested Trustee for purposes of the 1940 Act and any other actual or potential conflicts of interest involving the individual and the Fund; and (viii) such other factors as the Board determines to be relevant in light of the existing composition of the Board and any anticipated vacancies.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	14	SAI dated April 29, 2025

Among the attributes or skills common to all Board members are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other members of the Board, management, sub-advisers, other service providers, counsel and independent registered public accounting firms, and to exercise effective and independent business judgment in the performance of their duties as members of the Board. Each Board member’s ability to perform his or her duties effectively has been attained through the Board member’s business, consulting, public service and/or academic positions and through experience from service as a member of the Boards of the Eaton Vance family of funds (“Eaton Vance Fund Boards”) (and/or in other capacities, including for any predecessor funds), public companies, or non-profit entities or other organizations as set forth below. Each Board member’s ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences. Six of the ten currently serving noninterested Trustees bring gender and/or racial diversity to the Board.

In respect of each current member of the Board, the individual’s substantial professional accomplishments and experience, including in fields related to the operations of registered investment companies, were a significant factor in the determination that the individual should serve as a member of the Board. The following is a summary of each Board member’s particular professional experience and additional considerations that contributed to the Board’s conclusion that he or she should serve as a member of the Board:

Alan C. Bowser. Mr. Bowser has served as a Board member of the Eaton Vance open-end funds since 2022 and of the Eaton Vance closed-end funds since 2023. Mr. Bowser has over 25 years of experience in the financial services industry, most of which has been dedicated to leading investment advisory teams serving institutions, family offices, and ultra-high net worth individuals in the U.S. and Latin America. From 2011-2023, Mr. Bowser served in several capacities at Bridgewater Associates, an asset management firm, including most recently serving as Chief Diversity Officer and Co-Head of the Americas Region in addition to being a Partner and a member of the Operating Committee. Prior to joining Bridgewater Associates, he was Managing Director and Head of Investment Services at UBS Wealth Management Americas from 2007 to 2010 and, before that, Managing Director and Head of Client Solutions for the Latin America Division at the Citibank Private Bank from 1999 to 2007. Mr. Bowser has been an Independent Director of Stout Risius Ross since 2021, a founding Board Member and current Board Chair of the Black Hedge Fund Professionals Network and has served on the Boards of the Robert Toigo Foundation, the New York Urban League, the University of Pennsylvania, and as Vice Chairman of the Greater Miami Chamber of Commerce Task Force on Ethics. In 2020, he was recognized as one of the top 100 “EMPower Ethnic Minority Executive Role Models” and in 2022 he was recognized by Business Insider magazine as one of 14 “Diversity Trailblazers” making corporate America more inclusive.

Mark R. Fetting. Mr. Fetting has served as a member of the Eaton Vance Fund Boards since 2016 and is the Chairperson of the Contract Review Committee. He has over 30 years of experience in the investment management industry as an executive and in various leadership roles. From 2000 through 2012, Mr. Fetting served in several capacities at Legg Mason, Inc., including most recently serving as President, Chief Executive Officer, Director and Chairman from 2008 to his retirement in 2012. He also served as a Director/Trustee and Chairman of the Legg Mason family of funds from 2008-2012 and Director/Trustee of the Royce family of funds from 2001-2012. From 2001 through 2008, Mr. Fetting also served as President of the Legg Mason family of funds. From 1991 through 2000, Mr. Fetting served as Division President and Senior Officer of Prudential Financial Group, Inc. and related companies. Early in his professional career, Mr. Fetting was a Vice President at T. Rowe Price and served in leadership roles within the firm’s mutual fund division from 1981-1987.

Cynthia E. Frost. Ms. Frost has served as a member of the Eaton Vance Fund Boards since 2014. From 2000 through 2012, Ms. Frost was the Chief Investment Officer of Brown University, where she oversaw the evaluation, selection and monitoring of the third party investment managers who managed the university’s endowment. From 1995 through 2000, Ms. Frost was a Portfolio Strategist for Duke Management Company, which oversaw Duke University’s endowment. Ms. Frost also served in various investment and consulting roles at Cambridge Associates from 1989-1995, Bain and Company from 1987-1989 and BA Investment Management Company from 1983-1985. She serves as a member of the investment committee of The MCNC Endowment.

George J. Gorman. Mr. Gorman has served as a member of the Eaton Vance Fund Boards since 2014 and is the Independent Chairperson of the Board. From 1974 through 2009, Mr. Gorman served in various capacities at Ernst & Young LLP, including as a Senior Partner in the Asset Management Group (from 1988) specializing in managing engagement teams responsible for auditing mutual funds registered with the SEC, hedge funds and private equity funds. Mr. Gorman also has experience serving as an independent trustee of other mutual fund complexes, including the Bank of America Money Market Funds Series Trust from 2011-2014 and the Ashmore Funds from 2010-2014.

Valerie A. Mosley. Ms. Mosley has served as a member of the Eaton Vance Fund Boards since 2014 and is the Chairperson of the Governance Committee. In 2020, she founded Upward Wealth, Inc., doing business as BrightUp, a fintech platform focused on helping everyday workers grow their net worth and reinforce their self-worth. From 1992 through 2012, Ms. Mosley served in several capacities at Wellington Management Company, LLP, an investment management firm, including as a Partner, Senior Vice President, Portfolio Manager and Investment Strategist. Ms. Mosley also served as Chief Investment Officer at PG Corbin Asset Management

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	15	SAI dated April 29, 2025

from 1990-1992 and worked in institutional corporate bond sales at Kidder Peabody from 1986-1990. She is a Director of Envestnet, Inc., a provider of intelligent systems for wealth management and financial wellness and DraftKings, Inc., a digital sports entertainment and gaming company. In addition, she is also a board member of Caribou Financial, Inc., an auto loan refinancing company. Ms. Mosley previously served as a Director of Dynex Capital, Inc., a mortgage REIT, from 2013-2020, a Director of Progress Investment Management Company, a manager of emerging managers, until 2020, and a Director of Groupon, Inc., an e-commerce platform from 2020-2022. She serves as a trustee or board member of several major non-profit organizations and endowments.

Keith Quinton. Mr. Quinton has served as a member of the Eaton Vance Fund Boards since 2018 and is the Chairperson of the Closed-End Fund Committee. He had over thirty years of experience in the investment industry before retiring from Fidelity Investments in 2014. Prior to joining Fidelity, Mr. Quinton was a vice president and quantitative analyst at MFS Investment Management from 2000-2001. From 1997 through 2000, he was a senior quantitative analyst at Santander Global Advisors and, from 1995 through 1997, Mr. Quinton was senior vice president in the quantitative equity research department at Putnam Investments. Prior to joining Putnam Investments, Mr. Quinton served in various investment roles at Eberstadt Fleming, Falconwood Securities Corporation and Drexel Burnham Lambert, where he began his career in the investment industry as a senior quantitative analyst in 1983. Mr. Quinton served as an Independent Investment Committee Member of the New Hampshire Retirement System, a five member committee that manages investments based on the investment policy and asset allocation approved by the board of trustees (2017-2021), and as a Director (2016-2021) and Chairman (2019-2021) of the New Hampshire Municipal Bond Bank.

Marcus L. Smith. Mr. Smith has served as a member of the Eaton Vance Fund Boards since 2018 and is the Chairperson of the Portfolio Management Committee. Mr. Smith has been a Director of First Industrial Realty Trust, Inc., a fully integrated owner, operator and developer of industrial real estate, since 2021, where he serves on the Investment and Nominating/Corporate Governance Committees. Since 2017, Mr. Smith has been a Director of MSCI Inc., a leading provider of investment decision support tools worldwide, where he serves as Chair of the Audit Committee and a member of the Strategy & Finance Committee. From 2017 through 2018, he served as a Director of DCT Industrial Trust Inc., a leading logistics real estate company, where he served as a member of the Nominating and Corporate Governance and Audit Committees. From 1994 through 2017, Mr. Smith served in several capacities at MFS Investment Management, an investment management firm, where he managed the MFS Institutional International Fund for 17 years and the MFS Concentrated International Fund for 10 years. In addition to his portfolio management duties, Mr. Smith served as Chief Investment Officer, Canada from 2012-2017, Chief Investment Officer, Asia from 2010-2012, and Director of Asian Research from 2005-2010. Prior to joining MFS, Mr. Smith was a senior consultant at Andersen Consulting (now known as Accenture) from 1988-1992. Mr. Smith served as a United States Army Reserve Officer from 1987-1992. He was also a trustee of the University of Mount Union from 2008-2020 and served on the Boston advisory board of the Posse Foundation from 2015-2021. Mr. Smith currently sits on the Harvard Medical School Advisory Council on Education, the Board of Directors for Facing History and Ourselves and is a Trustee of the Core Knowledge Foundation.

Nancy Wiser Stefani. Ms. Stefani has served as a member of the Eaton Vance Fund Boards since 2022. She also serves as a corporate Director for Rimes Technologies, a data management company based in London (since 2022). Ms. Stefani has over 30 years of experience in the investment management and financial services industry. From 2011-2021, Ms. Stefani served as an Executive Vice President and the Global Head of Operations at Wells Fargo Asset Management, where she oversaw operations and governance matters. In the role of governance, Ms. Stefani served as chairman of the board for the Wells Fargo Asset Management United Kingdom and Luxembourg legal entities as well as the Luxembourg funds. Additionally, Ms. Stefani served as the Treasurer for the Wells Fargo Funds from 2012-2021. Prior to joining Wells Fargo Asset Management, Ms. Stefani served as Chief Operating Officer and Chief Compliance Officer for two registered asset management companies where she oversaw all non-investment activities. She currently serves on the University of Minnesota Foundation Board of Trustees (since 2022) and previously served on several other non-profit boards including her alma mater Providence College Business Advisory board, Boston Scores and the National Black MBA Advisory board.

Susan J. Sutherland. Ms. Sutherland has served as a member of the Eaton Vance Fund Boards since 2015 and is the Chairperson of the Compliance Reports and Regulatory Matters Committee. She is also a Director of Ascot Group Limited and certain of its subsidiaries. Ascot Group Limited, through its related businesses including Syndicate 1414 at Lloyd’s of London, is a leading global underwriter of specialty property and casualty insurance and reinsurance. In addition, Ms. Sutherland was a Director of Kairos Acquisition Corp. from 2021 until its dissolution in 2023, which had concentrated on acquisition and business combination efforts within the insurance and insurance technology (also known as “InsurTech”) sectors. Ms. Sutherland was also a Director of Montpelier Re Holdings Ltd., a global provider of customized reinsurance and insurance products, from 2013 until its sale in 2015 and of Hagerty Holding Corp., a leading provider of specialized automobile and marine insurance from 2015-2018. From 1982 through 2013, Ms. Sutherland was an associate, counsel and then a partner in the Financial Institutions Group of Skadden, Arps, Slate, Meagher & Flom LLP, where she primarily represented U.S. and international insurance and reinsurance companies, investment banks and private equity firms in insurance-related corporate transactions. In addition, Ms. Sutherland has also served as a board member of prominent non-profit organizations.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	16	SAI dated April 29, 2025

Scott E. Wennerholm. Mr. Wennerholm has served as a member of the Eaton Vance Fund Boards since 2016 and is the Chairperson of the Audit Committee. He has over 30 years of experience in the financial services industry in various leadership and executive roles. Mr. Wennerholm served as Chief Operating Officer and Executive Vice President at BNY Mellon Asset Management from 2005-2011. He also served as Chief Operating Officer and Chief Financial Officer at Natixis Global Asset Management from 1997-2004 and was a Vice President at Fidelity Investments Institutional Services from 1994-1997. In addition, Mr. Wennerholm served as a Trustee at Wheelock College, a postsecondary institution from 2012-2018.

The Board(s) of the Fund has several standing Committees, including the Governance Committee, the Audit Committee, the Portfolio Management Committee, the Compliance Reports and Regulatory Matters Committee, the Contract Review Committee and the Closed-End Fund Committee. Each of the Committees are comprised of only noninterested Trustees.

Mses. Mosley (Chairperson), Frost, Stefani and Sutherland, and Messrs. Bowser, Fetting, Gorman, Quinton, Smith and Wennerholm are members of the Governance Committee. The purpose of the Governance Committee is to consider, evaluate and make recommendations to the Board with respect to the structure, membership and operation of the Board and the Committees thereof, including the nomination and selection of noninterested Trustees and a Chairperson of the Board and the compensation of such persons. During the fiscal year ended December 31, 2024, the Governance Committee convened four times.

The Governance Committee will, when a vacancy exists, consider a nominee for Trustee recommended by a shareholder, provided that such recommendation is submitted in writing to the Fund’s Secretary at the principal executive office of the Fund. Such recommendations must be accompanied by biographical and occupational data on the candidate (including whether the candidate would be an “interested person” of the Fund), a written consent by the candidate to be named as a nominee and to serve as Trustee if elected, record and ownership information for the recommending shareholder with respect to the Fund, and a description of any arrangements or understandings regarding recommendation of the candidate for consideration.

Messrs. Wennerholm (Chairperson), Gorman and Quinton and Ms. Stefani are members of the Audit Committee. The Board has designated Messrs. Gorman and Wennerholm, each a noninterested Trustee, as “audit committee financial experts” as that term is defined in the applicable SEC rules. The Audit Committee’s purposes are to (i) oversee the Fund’s accounting and financial reporting processes, its internal control over financial reporting, and, as appropriate, the internal control over financial reporting of certain service providers; (ii) oversee or, as appropriate, assist Board oversight of the quality and integrity of the Fund’s financial statements and the independent audit thereof; (iii) oversee, or, as appropriate, assist Board oversight of, the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement and, when appropriate, replacement of the independent registered public accounting firm, and, if applicable, nominate the independent registered public accounting firm to be proposed for shareholder ratification in any proxy statement of the Fund; (v) evaluate the qualifications, independence and performance of the independent registered public accounting firm and the audit partner in charge of leading the audit; and (vi) prepare, as necessary, audit committee reports consistent with the requirements of applicable SEC and stock exchange rules for inclusion in the proxy statement of the Fund. During the fiscal year ended December 31, 2024, the Audit Committee convened nine times.

Messrs. Fetting (Chairperson), Bowser, Gorman, Quinton, Smith and Wennerholm, and Mses. Frost, Mosley, Stefani and Sutherland are members of the Contract Review Committee. The purposes of the Contract Review Committee are to consider, evaluate and make recommendations to the Board concerning the following matters: (i) contractual arrangements with each service provider to the Fund, including advisory, sub-advisory, transfer agency, custodial and fund accounting, distribution services and administrative services; (ii) any and all other matters in which any service provider (including Eaton Vance or any affiliated entity thereof) has an actual or potential conflict of interest with the interests of the Fund or investors therein; and (iii) any other matter appropriate for review by the noninterested Trustees, unless the matter is within the responsibilities of the other Committees of the Board. During the fiscal year ended December 31, 2024, the Contract Review Committee convened four times.

Messrs. Smith (Chairperson), Bowser and Wennerholm and Mses. Frost and Mosley are members of the Portfolio Management Committee. The purposes of the Portfolio Management Committee are to: (i) assist the Board in its oversight of the portfolio management process employed by the Fund and its investment adviser and sub-adviser(s), if applicable, relative to the Fund’s stated objective(s), strategies and restrictions; (ii) assist the Board in its oversight of the trading policies and procedures and risk management techniques applicable to the Fund; and (iii) assist the Board in its monitoring of the performance results of all funds and portfolios, giving special attention to the performance of certain funds and portfolios that it or the Board identifies from time to time. During the fiscal year ended December 31, 2024, the Portfolio Management Committee convened six times.

Mses. Sutherland (Chairperson) and Stefani and Messrs. Fetting and Quinton are members of the Compliance Reports and Regulatory Matters Committee. The purposes of the Compliance Reports and Regulatory Matters Committee are to: (i) assist the Board in its oversight role with respect to compliance issues and certain other regulatory matters affecting the Fund; (ii) serve as a liaison between the Board and the Fund’s CCO; and (iii) serve as a “qualified legal compliance committee” within the rules promulgated by the SEC. During the fiscal year ended December 31, 2024, the Compliance Reports and Regulatory Matters Committee convened seven times.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	17	SAI dated April 29, 2025

Messrs. Quinton (Chairperson), Bowser, Fetting and Ms. Sutherland are members of the Closed-End Fund Committee. The purpose of the Committee is to assist the Board of the Eaton Vance Closed-End Funds in the oversight of the Closed-End Funds, including secondary market trading, capital structure, distribution policies and other matters as delegated by the Board. The Closed-End Fund Committee was established in October 2024 and met one time during the Fund’s fiscal year ended December 31, 2024. However, during the fiscal year ended December 31, 2024, the predecessor to the Closed-End Fund Committee, the Ad Hoc Committee for Closed-End Fund Matters, convened nine times.

Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Fund and in the Eaton Vance family of funds overseen by the Trustee, which may include shares, if any, deemed to be beneficially owned by a noninterested Trustee through a deferred compensation plan as of December 31, 2024.

Name of Trustee	Dollar Range of Equity Securities Beneficially Owned in the Fund	Aggregate Dollar Range of Equity Securities Beneficially Owned in Funds Overseen by Trustee in the Eaton Vance Family of Funds
Noninterested Trustees
Alan C. Bowser	None	Over $100,000
Mark R. Fetting	None	Over $100,000
Cynthia E. Frost	None	Over $100,000
George J. Gorman	None	Over $100,000
Valerie A. Mosley	None	Over $100,000
Keith Quinton	None	Over $100,000
Marcus L. Smith	None	Over $100,000
Nancy Wiser Stefani	None	Over $100,000
Susan J. Sutherland	None	Over $100,000
Scott E. Wennerholm	None	Over $100,000

As of December 31, 2024, no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of Morgan Stanley, EVD, any sub-adviser, if applicable, or any person controlling, controlled by or under common control with Morgan Stanley or EVD or any sub-adviser, if applicable, collectively (“Affiliated Entity”).

During the calendar years ended December 31, 2023 and December 31, 2024, no noninterested Trustee (or their immediate family members) had:

(1)	Any direct or indirect interest in any Affiliated Entity;

(2)

Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Fund; (ii) another fund managed or distributed by any Affiliated Entity; (iii) any Affiliated Entity; or (iv) an officer of any of the above; or

(3)	Any direct or indirect relationship with (i) the Fund; (ii) another fund managed or distributed by any Affiliated Entity; (iii) any Affiliated Entity; or (iv) an officer of any of the above.

During the calendar years ended December 31, 2023 and December 31, 2024, no officer of any Affiliated Entity served on the Board of Directors of a company where a noninterested Trustee of the Fund or any of their immediate family members served as an officer.

Noninterested Trustees may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, an eligible Board member may elect to have his or her deferred fees invested in the shares of one or more funds in the Eaton Vance family of funds, and the amount paid to the Board members under the Deferred Compensation Plan will be determined based upon the performance of such investments. Deferral of Board members’ fees in accordance with the Deferred Compensation Plan will have a negligible effect on the assets, liabilities, and net income of a participating fund or portfolio, and do not require that a participating Board member be retained. There is no retirement plan for Board members.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	18	SAI dated April 29, 2025

The fees and expenses of the noninterested Trustees of the Fund are paid by the Fund. A Board member who is a member of the Eaton Vance organization receives no compensation from the Fund. During the fiscal year ended December 31, 2024, the Trustees of the Fund earned the following compensation in their capacities as Board members from the Fund. For the year ended December 31, 2024, the Board members earned the following compensation in their capacities as members of the Eaton Vance Fund Boards(1):

Source of Compensation	Alan C. Bowser	Mark R. Fetting	Cynthia E. Frost	George J. Gorman	Valerie A. Mosley		Keith Quinton	Marcus L. Smith	Nancy Wiser Stefani	Susan J. Sutherland	Scott E. Wennerholm
Fund	$9,179	$9,992	$9,179	$12,665	$9,992	(2)	$9,827	$9,992	$9,528	$10,049	$10,341
Fund and Fund Complex(1)	$395,000	$430,000	$395,000	$545,000	$430,000	(3)	$420,000	$430,000	$410,000	$432,500	$445,000

(1)	As of April 23, 2025, the Eaton Vance fund complex consists of 123 registered investment companies or series thereof.
(2)	Includes $705 of deferred compensation.
(3)	Includes $30,000 of deferred compensation.

INVESTMENT ADVISORY AND OTHER SERVICES

The Investment Adviser. The investment adviser manages the investments and affairs of the Fund and provides related office facilities and personnel subject to the supervision of the Trust’s Board. The investment adviser furnishes investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold by the Fund and what portion, if any, of the Fund’s assets will be held uninvested. The Investment Advisory Agreement (the “Advisory Agreement”) on behalf of the Fund requires the investment adviser to pay the compensation and expenses of all officers and Trustees of the Fund who are members of the investment adviser’s organization and all personnel of the investment adviser performing services relating to research and investment activities.

Pursuant to the Advisory Agreement between the Adviser and the Fund, the Fund has agreed to pay an investment advisory fee, payable on a monthly basis, computed at an annual rate of 1.000% of the average daily gross assets of the Fund up to and including $1.5 billion, 0.980% of the average daily gross assets of the Fund over $1.5 billion up to and including $3 billion, 0.960% of the average daily gross assets of the Fund over $3 billion up to and including $5 billion, and 0.940% of the average daily gross assets of the Fund over $5 billion. Gross assets of the Fund means total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. Prior to April 14, 2023, the Fund compensated the Adviser at an annual rate of 1.00% of the average daily gross assets of the Fund.

For the fiscal years ended December 31, 2024, 2023 and 2022, the Fund incurred $16,511,951, $14,672,302 and $14,599,010, respectively, in advisory fees.

Pursuant to an investment sub-advisory agreement between the Adviser and the Sub-Adviser, Eaton Vance pays compensation to the Sub-Adviser for providing sub-advisory services to the Fund. For the fiscal years ended December 31, 2024, 2023 and 2022, the Sub-Adviser received $4,135,720, $3,668,719 and $3,649,753, respectively, in sub-advisory fees.

Pursuant to the Administrative Services Agreement (the “Administration Agreement”), based on the current level of compensation payable to Eaton Vance by the Fund under the Advisory Agreement, Eaton Vance receives no compensation from the Fund in respect of the services rendered and the facilities provided as administrator under the Administration Agreement.

The Advisory Agreement with the Adviser continues in effect through and including the second anniversary of its execution and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Fund who are not interested persons of the Adviser or the Fund cast at a meeting specifically called for the purpose of voting on such approval pursuant to the requirements of the 1940 Act and (ii) by the Fund’s Board or by vote of a majority of the outstanding voting securities of the Fund. The Administration

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	19	SAI dated April 29, 2025

Agreement continues in effect through and including the second anniversary of its execution and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Trustees of the Fund and (ii) by the vote of a majority of those Trustees of the Fund who are not interested persons of Eaton Vance or the Fund. Each Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by either party, or by vote of the majority of the outstanding voting securities of the Fund, and the Advisory Agreement will terminate automatically in the event of its assignment. Each Agreement provides that the investment adviser may render services to others. Each Agreement also provides that Eaton Vance shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreements, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties thereunder, and Eaton Vance shall not be liable for any losses sustained in the acquisition, holding or disposition of any security or other investment. Each Agreement is not intended to, and does not, confer upon any person not a party to it any right, benefit or remedy of any nature, except that the sub-advisory agreement with Parametric (as described below) states that the Fund is a third party beneficiary of such agreement.

The Advisory Agreement provides that Eaton Vance may engage one or more investment sub-advisers to assist with some or all aspects of the management of the Fund’s investments subject to such approvals as are required under the 1940 Act. Pursuant to these provisions, Eaton Vance has engaged Parametric as a sub-adviser to structure and manage the Fund’s common stock portfolio, including tax harvesting and other tax management techniques. The Advisory Agreement provides that Eaton Vance may terminate any sub-advisory agreement entered into and directly assume any functions performed by the sub-adviser, upon approval of the Board of Trustees, without the need for approval of the shareholders of the Fund.

Information About Eaton Vance. Eaton Vance is a business trust organized under the laws of The Commonwealth of Massachusetts. EV serves as trustee of Eaton Vance. EV, Eaton Vance and BMR are indirect wholly owned subsidiaries of Morgan Stanley (NYSE: MS), a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services.

The Sub-Adviser. Parametric acts as an investment sub-adviser to the Fund subject to the supervision of the Fund’s Board of Trustees and the Adviser and structures and manages the Fund’s common stock portfolio, including tax harvesting and other tax management techniques, pursuant to a sub-advisory agreement between the Adviser and Parametric (the “Sub-Advisory Agreement”). Eaton Vance pays Parametric a portion of its advisory fee for sub-advisory services provided to the Fund.

Parametric’s principal office is located at 800 Fifth Avenue, Suite 2800, Seattle, WA 98104. Parametric is an investment manager that has been providing investment advisory services since its formation in 1987. Headquartered in Seattle, Parametric has offices in Minneapolis, New York City, Boston and Westport, Connecticut.

The Sub-Advisory Agreement with Parametric continues in effect through and including the second anniversary of its execution and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Fund’s Board of Trustees or by the holders of a majority of its outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the Sub-Advisory Agreement, by vote cast at a meeting called for the purpose of voting on such approval pursuant to the requirements of the 1940 Act. The Sub-Advisory Agreement terminates automatically on its assignment and may be terminated without penalty on sixty (60) days’ written notice at the option of either the Adviser, by the Fund’s Board of Trustees or by a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding shares or by Parametric upon three (3) months’ notice. As discussed above, Eaton Vance may terminate the Sub-Advisory Agreement with Parametric and directly assume responsibility for the services provided by Parametric upon approval by the Board of Trustees without the need for approval of the shareholders of the Fund.

The Sub-Advisory Agreement with Parametric provides that in the absence of willful misfeasance, bad faith, or negligence in the performance of its duties thereunder or any breach by the Sub-Adviser of its obligations or duties thereunder, Parametric is not liable for or subject to, any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered thereunder.

Portfolio Managers. The portfolio managers of the Fund are listed below. The following table shows, as of the Fund’s most recent fiscal year end, the number of accounts each portfolio manager managed in each of the listed categories and the total assets (in millions of dollars) in the accounts managed within each category. The table also shows the number of accounts with respect to which the advisory fee is based on the performance of the account, if any, and the total assets (in millions of dollars) in those accounts.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	20	SAI dated April 29, 2025

	Number of All Accounts	Total Assets of All Accounts		Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee
Charles B. Gaffney(1)
Registered Investment Companies(2)	12	$11,871.1		0	$0
Other Pooled Investment Vehicles	12	$1,627.4		0	$0
Other Accounts	0	$0		0	$0
Douglas R. Rogers, CFA, CMT(1)(3)
Registered Investment Companies(2)	12	$10,150.9		0	$0
Other Pooled Investment Vehicles	14	$13,015.8		0	$0
Other Accounts	5	$1,747.9		0	$0
Gordon Wotherspoon
Registered Investment Companies(2)	18	$17,049.3	(4)	0	$0
Other Pooled Investment Vehicles	0	$0		0	$0
Other Accounts	113,834	$297,916.8	(5)	0	$0
Xiaozhen Li
Registered Investment Companies(2)	11	$6,672.4	(4)	0	$0
Other Pooled Investment Vehicles	0	$0		0	$0
Other Accounts	113,786	$294,654.0	(5)	0	$0

(1)

This portfolio manager serves as portfolio manager of one or more registered investment companies that invests or may invest in one or more underlying registered investment companies in the Eaton Vance family of funds or other pooled investment vehicles sponsored by Eaton Vance. The underlying investment companies may be managed by this portfolio manager or another portfolio manager.

(2)

This portfolio manager may provide advisory services for certain of the “Other Accounts” on a nondiscretionary or model basis. For “Other Accounts” that are part of a wrap account program, the number of accounts is the number of sponsors for which the portfolio manager provides advisory services rather than the number of individual customer accounts within each wrap account program. The assets managed may include assets advised on a nondiscretionary or model basis.

(3)

This portfolio manager provides investment advice with respect to only a portion of the total assets of certain of these accounts. Only the assets allocated to this portfolio manager as of the Fund’s most recent fiscal year end are reflected in the table.

(4)

For “Other Accounts” that are part of a wrap or model account program, the number of accounts is the number of sponsors for which the portfolio manager provides advisory services rather than the number of individual customer accounts within each wrap or model account program.

The following table shows the dollar range of Fund shares beneficially owned by each portfolio manager as of the Fund’s most recent fiscal year ended December 31, 2024 and in the Eaton Vance family of funds as of December 31, 2024.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	21	SAI dated April 29, 2025

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned in the Fund	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Eaton Vance Family of Funds
Charles B. Gaffney	None	$100,001 - $500,000
Douglas R. Rogers, CFA, CMT	None	$500,001 - $1,000,000
Gordon Wotherspoon	None	None
Xiaozhen Li	None	None

It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of the Fund’s investments on the one hand and the investments of other accounts for which a portfolio manager is responsible on the other. For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among the Fund and other accounts he advises. In addition, due to differences in the investment strategies or restrictions between the Fund and the other accounts, the portfolio manager may take action with respect to another account that differs from the action taken with respect to the Fund. In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities. Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his discretion in a manner that he believes is equitable to all interested persons. The investment adviser and sub-adviser have adopted several policies and procedures designed to address these potential conflicts including a code of ethics and policies that govern the investment adviser’s and sub-adviser’s trading practices, including among other things the aggregation and allocation of trades among clients, brokerage allocations, cross trades and best execution.

Compensation Structure for Eaton Vance. The compensation structure of MSIM, including its affiliates that are investment advisers, is based on a total reward system of base salary and incentive compensation, which is paid either in the form of cash bonus, or for employees meeting the specified deferred compensation eligibility threshold, partially as a cash bonus and partially as mandatory deferred compensation. Deferred compensation granted to employees of MSIM and its affiliates that are investment advisers is generally granted as a mix of deferred cash awards under the Investment Management Alignment Plan (IMAP) and equity-based awards in the form of stock units. The portion of incentive compensation granted in the form of a deferred compensation award and the terms of such awards are determined annually by the Compensation, Management Development and Succession Committee of the Morgan Stanley Board of Directors.

Base salary compensation. Generally, portfolio managers receive base salary compensation based on the level of their position with the investment adviser.

Incentive compensation. In addition to base compensation, portfolio managers may receive discretionary year-end compensation. Incentive compensation may include:

•	Cash bonus

•	Deferred compensation:

•

A mandatory program that defers a portion of incentive compensation into restricted stock units or other awards based on Morgan Stanley common stock or other plans that are subject to vesting and other conditions

•

IMAP is a cash-based deferred compensation plan designed to increase the alignment of participants’ interests with the interests of the investment adviser’s clients. For eligible employees, a portion of their deferred compensation is mandatorily deferred into IMAP on an annual basis. Awards granted under IMAP are notionally invested in referenced funds available pursuant to the plan, which are funds advised by MSIM and its affiliates that are investment advisers. Portfolio managers are required to notionally invest a minimum of 40% of their account balance in the designated funds that they manage and are included in the IMAP notional investment fund menu.

•

Deferred compensation awards are typically subject to vesting over a multi-year period and are subject to cancellation through the payment date for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Fund, including failure to comply with internal compliance, ethics or risk management standards, and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information, and solicitation of employees or clients. Awards are also subject to clawback through the payment date if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the firm’s consolidated financial results, constitutes a violation of the firm’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	22	SAI dated April 29, 2025

MSIM and its affiliates that are investment advisers compensate employees based on principles of pay-for-performance, market competitiveness and risk management. Eligibility for, and the amount of any, discretionary compensation is subject to a multi- dimensional process. Specifically, consideration is given to one or more of the following factors, which can vary by portfolio management team and circumstances:

•	Revenue and profitability of the business and/or each fund/account managed by the portfolio manager

•	Individual contribution and performance

•	Contribution to client objectives

•	Revenue and profitability of the firm

•	Return on equity and risk factors of both the business units and Morgan Stanley

•	Assets managed by the portfolio manager

•	External market conditions

•	New business development and business sustainability

•	Team, product and/or MSIM and its affiliates that are investment advisers performance

•

The pre-tax investment performance of the funds/accounts managed by the portfolio manager (which may, in certain cases, be measured against the applicable benchmark(s) and/or peer group(s) over one, three and five-year periods)

Further, the firm’s Global Incentive Compensation Discretion Policy requires compensation managers to consider only legitimate, business related factors when exercising discretion in determining variable incentive compensation, including adherence to Morgan Stanley’s core values, conduct, disciplinary actions in the current performance year, risk management and risk outcomes.

Compensation Structure for Parametric. Compensation of Parametric portfolio managers and other investment professionals has three primary components: (1) a base salary, (2) an annual cash bonus, and (3) annual equity-based compensation awards that are subject to a fixed vesting and distribution schedule. Stock-based compensation awards and adjustments in base salary and bonuses are typically paid and/or put into effect at or shortly after, the firm’s fiscal year-end, December 31.

Method to Determine Compensation. Parametric seeks to compensate portfolio managers commensurate with their responsibilities and performance while remaining competitive with other firms within the investment management industry. In the case of investment strategies that are systematic, including the Fund’s, portfolio managers primarily are measured with respect to whether a strategy’s rules as implemented delivered on the strategy’s objectives. In evaluating the foregoing, Parametric evaluates the manner in which the strategy is implemented relative to strategy targets, rebalancing portfolio exposures consistent with pre-determined triggers, and judicious trade construction. Portfolio managers are also expected to monitor factors that may impact implementation of a strategy and to seek potential ways to address them as needed.

Salaries, bonuses and stock-based compensation are also influenced by the operating performance of Parametric and Morgan Stanley. While the salaries of Parametric portfolio managers are comparatively fixed, cash bonuses and stock-based compensation may fluctuate from year to year, based on changes in financial performance and other factors.

Parametric participates in compensation surveys that benchmark salaries, total cash and total compensation against other firms in the industry. This data is reviewed, along with a number of other factors, to ensure that compensation remains competitive with other firms in the industry.

Investment Advisory Services. Under the general supervision of the Fund’s Board, Eaton Vance will carry out the investment and reinvestment of the assets of the Fund, will furnish continuously an investment program with respect to the Fund, will determine which securities should be purchased, sold or exchanged, and will implement such determinations and will supervise the overall activities of the Sub-Adviser. Eaton Vance will furnish to the Fund investment advice and provide related office facilities and personnel for servicing the investments of the Fund. Eaton Vance will compensate all Trustees and officers of the Fund who are members of the Eaton Vance organization and who render investment services to the Fund, and will also compensate all other Eaton Vance personnel who provide research and investment services to the Fund.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	23	SAI dated April 29, 2025

Commodity Futures Trading Commission Registration. The Commodity Futures Trading Commission (“CFTC”) has adopted regulations that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swaps agreements) or markets itself as providing investment exposure to such instruments. Pursuant to CFTC Rule 4.5, the Adviser has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act with respect to its management of the Fund. Accordingly, neither the Fund nor the Adviser or Sub-Adviser with respect to the operation of the Fund is subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act. Because of their management of other strategies, Eaton Vance and Parametric are registered with the CFTC as commodity pool operators with respect to their management of those other strategies. Eaton Vance and Parametric are also registered as commodity trading advisors. The CFTC has neither reviewed nor approved the Fund’s investment strategies or this SAI.

Administrative Services. Eaton Vance serves as administrator of the Fund under the Administration Agreement, but currently receives no compensation for providing administrative services to the Fund. Under the Administration Agreement, Eaton Vance has been engaged to administer the Fund’s affairs, subject to the supervision of the Board, and shall furnish office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund.

Proxy Voting Policy. The Board adopted a proxy voting policy and procedures (the “Fund Policy”), pursuant to which the Board has delegated proxy voting responsibility to the Adviser and Sub-Adviser and adopted the proxy voting policies and procedures of the Adviser and Sub-Adviser (the “Adviser Policies”). An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. The members of the Board will review the Fund’s proxy voting records from time to time and will review annually the Adviser Policies. For a copy of the Fund Policy and the Adviser Policies, see Appendix A, B and C, respectively. Pursuant to certain provisions of the 1940 Act relating to funds investing in other funds, a Fund may be required or may elect to vote its interest in another fund in the same proportion as the holders of all other shares of that fund. Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling 1-800-262-1122, and (2) on the SEC’s website at http://www.sec.gov.

Code of Ethics. The Adviser, the Sub-Adviser and the Fund have adopted codes of ethics (the “Codes of Ethics”) governing personal securities transactions pursuant to Rule 17j-1 under the 1940 Act. Under the Codes of Ethics, employees of the Adviser and the Sub-Adviser may purchase and sell securities (including securities held or eligible for purchase by the Fund) subject to the provisions of the Codes of Ethics and certain employees are also subject to pre-clearance, reporting requirements and/or other procedures. The Codes of Ethics can be reviewed on the EDGAR Database on the SEC’s Internet site (http://www.sec.gov), or a copy of the Codes of Ethics may be requested after paying a duplication fee by electronic mail at publicinfo@sec.gov.

DETERMINATION OF NET ASSET VALUE

The net asset value of the Fund is determined by State Street Bank and Trust Company (“State Street”) (as agent and custodian) by subtracting the liabilities of the Fund from the value of its total assets. The Fund is closed for business and will not issue a net asset value on the following business holidays and any other business day that the New York Stock Exchange is closed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund’s net asset value per share is readily accessible on the Eaton Vance website (www.eatonvance.com).

The Board has approved procedures pursuant to which investments are valued for purposes of determining the Fund’s net asset value. Listed below is a summary of the methods generally used to value investments (some or all of which may be held by the Fund) under the procedures.

•

Equity securities (including common stock, exchange-traded funds, closed end funds, preferred equity securities, exchange-traded notes and other instruments that trade on recognized stock exchanges) are valued at the last sale, official close or, if there are no reported sales, at the mean between the bid and asked price on the primary exchange on which they are traded.

•

Most debt obligations are valued on the basis of market valuations furnished by a pricing service or at the mean of the bid and asked prices provided by recognized broker/dealers of such securities. The pricing service may use a pricing matrix to determine valuation.

•	Short-term instruments with remaining maturities of less than 397 days are valued on the basis of market valuations furnished by a pricing service or based on dealer quotations.

•	Foreign securities and currencies are valued in U.S. dollars based on foreign currency exchange quotations supplied by a pricing service.

•

Senior and Junior Loans (as defined in the “Investment Objectives, Investment Strategies, and Risks” section of this SAI) are valued on the basis of prices furnished by a pricing service. The pricing service uses transactions and market quotations from brokers in determining values.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	24	SAI dated April 29, 2025

•	Futures contracts are valued at the settlement or closing price on the primary exchange or board of trade on which they are traded.

•

Exchange-traded options are valued at the mean of the bid and asked prices. Over-the-counter options are valued based on quotations obtained from a pricing service or from a broker (typically the counterparty to the option).

•

Non-exchange traded derivatives (including swap agreements, forward contracts and equity participation notes) are generally valued on the basis of valuations provided by a pricing service or using quotes provided by a broker/dealer (typically the counterparty) or, for total return swaps, based on market index data.

•	Precious metals are valued at the New York Composite mean quotation.

•	Liabilities with a payment or maturity date of 364 days or less are stated at their principal value and longer dated liabilities generally will be carried at their fair value.

•

Valuations of foreign equity securities and total return swaps and exchange-traded futures contracts on non-North American equity indices are generally based on the fair valuation provided by a pricing service.

Investments which are unable to be valued in accordance with the foregoing methodologies are valued using fair valuation methods by the investment adviser as the Fund’s “valuation designee” pursuant to Rule 2a-5 under the 1940 Act. The investment adviser, as valuation designee, is responsible for establishing fair valuation methodologies and making fair value determinations on behalf of the Fund for those portfolio securities for which no readily available market quotations exist (or for which market quotations are not reliable) and for other Fund investments that are not securities. Such fair valuation methodologies may include consideration of relevant factors, including but not limited to (i) the type of security and the existence of any contractual restrictions on the security’s disposition; (ii) the price and extent of public trading in similar securities of the issuer or of comparable companies or entities; (iii) quotations or relevant information obtained from broker-dealers or other market participants; (iv) information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities); (v) an analysis of the company’s or entity’s financial statements; (vi) an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold; (vii) any transaction involving the issuer of such securities; and (viii) any other factors deemed relevant by the investment adviser. For purposes of fair valuation, the portfolio managers of one fund managed by the investment adviser that invests in Senior and Junior Loans may not possess the same information about a Senior or Junior Loan as the portfolio managers of another fund managed by the investment adviser. As such, at times the fair value of a Loan determined by certain portfolio managers of the investment adviser may vary from the fair value of the same Loan determined by other portfolio managers.

PORTFOLIO TRADING

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the broker-dealer firm, or other financial intermediary (each an “intermediary”), are made by the Adviser. The Fund is responsible for the expenses associated with its portfolio transactions. The Adviser is also responsible for the execution of transactions for all other accounts managed by it. The Adviser places the portfolio security transactions for execution with one or more intermediaries. The Adviser uses its best efforts to obtain execution of portfolio security transactions at prices that in the Adviser’s judgment are advantageous to the client and at a reasonably competitive spread or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, which may include, without limitation, the full range and quality of the intermediary’s services, responsiveness of the intermediary to the Adviser, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the intermediary, the reputation, reliability, experience and financial condition of the intermediary, the value and quality of the services rendered by the intermediary in this and other transactions, and the amount of the spread or commission, if any. In addition, the Adviser may consider the receipt of Research Services (as defined below), provided it does not compromise the Adviser’s obligation to seek best overall execution for the Fund and is otherwise in compliance with applicable law. The Adviser may engage in portfolio transactions with an intermediary that sells shares of Eaton Vance funds, provided such transactions are not directed to that intermediary as compensation for the promotion or sale of such shares.

The investment adviser is an “affiliated person,” as defined in the 1940 Act, of Morgan Stanley and its affiliates, including certain intermediaries (as previously defined). As a result, the Adviser is subject to certain restrictions regarding transactions with Morgan Stanley-affiliated intermediaries, as set forth in the 1940 Act. Under certain circumstances, such restrictions may limit the Adviser’s ability to place portfolio transactions on behalf of the Fund at the desired time or price. Any transaction the Adviser enters into with a Morgan Stanley-affiliated intermediary on behalf of the Fund will be done in compliance with applicable laws, rules, and regulations; will be subject to any restrictions contained in the Fund’s investment advisory agreement; will be subject to the Adviser’s duty to seek best execution; and will comply with any applicable policies and procedures of the Adviser, as described below.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	25	SAI dated April 29, 2025

Subject to the overriding objective of obtaining the best execution of orders and applicable rules and regulations, as described above, the Fund may use an affiliated intermediary, including a Morgan Stanley-affiliated intermediary, to effect Fund portfolio transactions, including transactions in futures contracts and options on futures contracts, under procedures adopted by the Board.

In order to use such affiliated intermediaries, the Fund’s Board must approve and periodically review procedures reasonably designed to ensure that commission rates and other remuneration paid to the affiliated intermediaries are fair and reasonable in comparison to those of other intermediaries for comparable transactions involving similar securities being purchased or sold during a comparable time period.

Transactions on stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities often involve the payment of brokerage commissions, which may be higher than those in the United States. There is generally no stated commission in the case of securities traded in the OTC markets including transactions in fixed-income securities which are generally purchased and sold on a net basis (i.e., without commission) through intermediaries and banks acting for their own account rather than as brokers. Such intermediaries attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market for such obligations, and the difference between the bid and asked price is customarily referred to as the spread. Fixed-income transactions may also be transacted directly with the issuer of the obligations. In an underwritten offering the price paid often includes a disclosed fixed commission or discount retained by the underwriter or dealer. Although spreads or commissions paid on portfolio security transactions will, in the judgment of the Adviser, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to intermediaries who were selected to execute transactions on behalf of the Adviser’s clients in part for providing brokerage and research services to the Adviser as permitted by applicable law.

Pursuant to the safe harbor provided in Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”) and to the extent permitted by other applicable law, a broker or dealer who executes a portfolio transaction on behalf of the Adviser client may receive a commission that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such compensation was reasonable in relation to the value of the brokerage and research services provided. This determination may be made on the basis of either that particular transaction or on the basis of the overall responsibility which the Adviser and its affiliates have for accounts over which they exercise investment discretion. “Research Services” as used herein includes any and all brokerage and research services to the extent permitted by Section 28(e) and other applicable law. Generally, Research Services may include, but are not limited to, such matters as research, analytical and quotation services, data, information and other services products and materials which assist the Adviser in the performance of its investment responsibilities. More specifically, Research Services may include general economic, political, business and market information, industry and company reviews, evaluations of securities and portfolio strategies and transactions, technical analysis of various aspects of the securities markets, recommendations as to the purchase and sale of securities and other portfolio transactions, certain financial, industry and trade publications, certain news and information services, and certain research oriented computer software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by the Adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer, to the extent permitted by applicable law. Any such Research Service may be broadly useful and of value to the Adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client’s account or of a few clients’ accounts, or may be useful for the management of merely a segment of certain clients’ accounts, regardless of whether any such account or accounts paid commissions to the broker- dealer through which such Research Service was obtained. The Adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and, to the extent permitted by applicable law, may attempt to allocate sufficient portfolio security transactions to such firms to ensure the continued receipt of Research Services which the Adviser believes are useful or of value to it in rendering investment advisory services to its clients. The Adviser may also receive brokerage and Research Services from underwriters and dealers in fixed-price offerings, when permitted under applicable law.

Research Services provided by (and produced by) broker-dealers that execute portfolio transactions or from affiliates of executing broker- dealers are referred to as “Proprietary Research.” Except for trades executed in jurisdictions where such consideration is not permissible, the Adviser may and does consider the receipt of Proprietary Research Services as a factor in selecting broker-dealers to execute client portfolio transactions, provided it does not compromise the Adviser’s obligation to seek best overall execution. In jurisdictions where permissible, the Adviser also may consider the receipt of Research Services under so called “client commission arrangements” or “commission sharing arrangements” (both referred to as “CCAs”) as a factor in selecting broker-dealers to execute transactions, provided it does not compromise the Adviser’s obligation to seek best overall execution. Under a CCA arrangement, the Adviser may cause client accounts to effect transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions paid on those transactions to a pool of commission credits that are paid to other firms that provide Research

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	26	SAI dated April 29, 2025

Services to the Adviser. Under a CCA, the broker-dealer that provides the Research Services need not execute the trade. Participating in CCAs may enable the Adviser to consolidate payments for research using accumulated client commission credits from transactions executed through a particular broker- dealer to periodically pay for Research Services obtained from and provided by other firms, including other broker-dealers that supply Research Services. The Adviser believes that CCAs offer the potential to optimize the execution of trades and the acquisition of a variety of high quality Research Services that the Adviser might not be provided access to absent CCAs. The Adviser may enter into CCA arrangements with a number of broker-dealers and other firms, including certain affiliates of the Adviser. The Adviser will only enter into and utilize CCAs to the extent permitted by Section 28(e) and other applicable law.

The EU’s Markets in Financial Instruments Directive II (“MiFID II”), which became effective January 3, 2018, requires investment advisers regulated under MiFID II to pay for research services separately from trade execution services, either through their own resources or a research payment account funded by a specific charge to a client. Following its withdrawal from the EU, the UK adopted many of the provisions of MiFID II, and investment managers in the UK are required to comply with certain MiFID II equivalent requirements in accordance with rules and guidance issued by the UK Financial Conduct Authority.

Although the Adviser is not directly subject to the provisions of MiFID II, certain of its affiliated advisers are subject to MiFID II or equivalent requirements under the law of the UK, such as Morgan Stanley Investment Management Limited and Eaton Vance Advisers International Ltd (collectively, the “Affiliated Advisers”); accordingly, as applicable, the Adviser makes a reasonable valuation and allocation of the cost of research services as between MiFID II client accounts and other accounts that are able to participate in CCAs, and the Affiliated Advisers will pay for research services received with respect to MiFID II client accounts from their own resources.

The investment companies sponsored by the Adviser or certain of its affiliates also may allocate brokerage commissions to acquire information relating to the performance, fees and expenses of such companies and other investment companies, which information is used by the members of the Board of such companies to fulfill their responsibility to oversee the quality of the services provided to various entities, including the Adviser, to such companies. Such companies may also pay cash for such information. Securities considered as investments for the Fund may also be appropriate for other investment accounts managed by the Adviser or certain of its affiliates. Whenever decisions are made to buy or sell securities by the Fund and one or more of such other accounts simultaneously, the Adviser will allocate the security transactions (including “new” issues) in a manner which it believes to be equitable under the circumstances. As a result of such allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis. An order may not be allocated on a pro rata basis where, for example: (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where the Adviser reasonably determines that departure from a pro rata allocation is advisable. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the members of the Board that the benefits from the Adviser organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

The following table shows brokerage commissions paid during the fiscal years ended December 31, 2024, 2023 and 2022, as well as the amount of Fund security transactions for the most recent fiscal year (if any) that were directed to firms that provided some Research Services to the investment adviser or its affiliates (see above), and the commissions paid in connection therewith. The Fund did not pay any amount in brokerage commissions to affiliated brokers (including Morgan Stanley affiliated brokers) during the past three fiscal years.

Fiscal Year End	Brokerage Commission Paid	Amount of Transactions Directed to Firms Providing Research	Commissions Paid on Transactions Directed to Firms Providing Research
December 31, 2024	$18,060	$296,284,752	$17,488
December 31, 2023	$32,805	$411,499,524	$29,698
December 31, 2022	$41,352	$575,289,541	$40,319

During the fiscal year ended December 31, 2024, the Fund held no securities of its “regular brokers or dealers”, as that term is defined in Rule 10b-1 of the 1940 Act.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	27	SAI dated April 29, 2025

TAXES

The Fund has elected to be treated and intends to qualify each year as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income and net capital gains, if any, (after reduction by certain capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any U.S. federal income or excise tax. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to U.S. federal income tax on income paid to its shareholders in the form of dividends.

To qualify as a RIC for federal income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a “qualified publicly traded partnership” (a partnership (a) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (b) that derives less than 90% of its income from the qualifying income described above). The Fund must also distribute to its shareholders at least the sum of 90% of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid — generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and 90% of its net tax-exempt interest income for each taxable year.

The Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must have, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of cash and cash items, U.S. government securities, securities of other RICs, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the total assets of the Fund or more than 10% of the outstanding voting securities of that issuer. In addition, at the close of each quarter of its taxable year, not more than 25% of the value of the Fund’s assets may be invested, including through corporations in which the Fund owns a 20% or more voting stock interest, in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, or of two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

In general, for purposes of the 90% gross income requirement described above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” will be treated as qualifying income. In general, qualified publicly traded partnerships will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. For purposes of the above paragraph, the term “outstanding voting securities of that issuer” will include equity securities of a qualified publicly traded partnership. For purposes of the diversification test described above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, the identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test described above.

If the Fund qualifies and is eligible for treatment as a RIC during a taxable year, the Fund will not be subject to U.S. federal income tax on its net investment income (i.e., its investment company taxable income, as that term is defined in the Code, determined without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of its net realized long-term capital gain over its net realized short-term capital loss), if any, that it distributes to its shareholders with respect to such taxable year, provided that it distributes to its shareholders at least the sum of 90% of its net investment income and 90% of its net tax-exempt interest income (if any) for such taxable year.

If the Fund were to fail to meet the income, diversification or distribution tests described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to fail to qualify as a RIC for such year, the Fund’s taxable income would be subject to U.S. federal corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), would be taxable to the shareholder as ordinary income. Such distributions may be eligible to be treated as qualified dividend income with respect to shareholders who are individuals and may be eligible for the dividends-received deduction in the case of shareholders taxed as corporations, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

Distributions are taxable as described herein regardless of whether shareholders receive them in cash or in additional shares of the Fund.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	28	SAI dated April 29, 2025

Distributions of investment income and net gains from investments held for one year or less will be taxable as ordinary income. Distributions of net gains from investments held for more than one year are generally taxable as long-term capital gains. Taxes on distributions of capital gains are determined by how long the Fund owned (or is treated as having owned) the investments that generated the gains, rather than how long a shareholder has owned his or her shares in the Fund. Distributions of investment income properly reported by the Fund as derived from qualified dividend income will be taxable to shareholders at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the shareholder and the Fund level (as described below).

For U.S. federal income tax purposes, distributions paid out of the Fund’s current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, generally be taxable as ordinary income. “Qualified dividend income” received by an individual is generally taxed at the rates applicable to long-term capital gain. In order for a dividend received by Fund shareholders to be qualified dividend income, the Fund must meet holding period and other requirements with respect to the dividend-paying stock in its portfolio and the shareholders must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the U.S.) or (b) treated as a passive foreign investment company (“PFIC”). Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income. There can be no assurance as to what portion of the Fund’s distributions will qualify for treatment as qualified dividend income.

In general, distributions of investment income properly reported by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. If the aggregate qualified dividend income received by the Fund during any taxable year is 95% or more of its gross income (excluding net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than properly designated capital gain dividends) will be eligible to be treated as qualified dividend income.

A portion of distributions made by the Fund which are derived from dividends from U.S. corporations may qualify for the dividends-received deduction (“DRD”) in the case of corporate shareholders. The DRD is reduced to the extent the Fund shares with respect to which the dividends are received are treated as debt-financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally more than 45 days (more than 90 days in the case of certain preferred stock) during the 91-day period beginning 45 days before the ex-dividend date (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or if the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Receipt of certain distributions qualifying for the DRD may result in a reduction of the tax basis of the corporate shareholder’s shares. Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify for the DRD.

For U.S. federal income tax purposes, net capital losses incurred by the Fund in a particular taxable year can be carried forward to offset net capital gains in any subsequent year until such loss carryforwards have been fully used, and such capital losses carried forward will retain their character as either short-term or long-term. To the extent subsequent net capital gains are offset by such losses, they would not result in U.S. federal income tax liability to the Fund and would not be distributed as such to shareholders.

Distributions of net capital gain, if any, designated as capital gains dividends are taxable to a shareholder as long-term capital gain, regardless of how long the shareholder has held Fund shares. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of capital gain dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a shareholder as a return of capital which is applied against and reduces the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions of gains from the sale of investments that the Fund owned for one year or less will give rise to short-term capital gain, taxable to shareholders as ordinary income. The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, the Fund may designate the retained

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	29	SAI dated April 29, 2025

amount as undistributed capital gain in a timely notice to its shareholders who would then, in turn, be (i) required to include in income for U.S. federal income tax purposes, as long-term capital gain, their proportionate shares of such undistributed amount and (ii) entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim a refund on a properly and timely-filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund would be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) in the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

The Fund also seeks to avoid the imposition of a U.S. federal excise tax on its ordinary income and net capital gain. In order to avoid incurring a U.S. federal excise tax obligation, the Code requires that a RIC distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not including tax-exempt income) for such year, (ii) 98.2% of its net capital gain, generally computed on the basis of the one-year period ending on October 31 of such year, and (iii) 100% of any ordinary income and net capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund paid no U.S. federal income tax. If the Fund fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts. For the foregoing purposes, a RIC is treated as having distributed any amount on which it is subject to income tax for any tax year ending in such calendar year.

Upon the sale or other disposition of shares of the Fund which a shareholder holds as a capital asset, such shareholder will generally recognize gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in the shares sold and the sale proceeds. If the shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term or short-term depending on the shareholder’s holding period in the shares sold.

Any loss realized upon the sale or other disposition of Fund shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to such shares. In addition, all or a portion of a loss realized on a sale or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquires other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the shares. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the Fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which the sale was made, pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

The net investment income of certain U.S. individuals, estates and trusts is subject to a 3.8% Medicare contribution tax. For individuals, the tax is on the lesser of “net investment income” and the excess of modified adjusted gross income over certain threshold amounts. Net investment income includes, among other things, interest, dividends, and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income.

Dividends and distributions on the Fund’s shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the non-deductible 4% U.S. federal excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Shareholders receiving distributions in the form of additional shares pursuant to a dividend reinvestment plan will be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to either (i) if the shares are trading below net asset value, the amount of cash allocated to the shareholder for the purchase of shares on its behalf in the open market, or (ii) if the shares are trading at or above net asset value, generally the fair market value of the new shares issued to the shareholder, and will have a cost basis in the shares received equal to such amount. The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	30	SAI dated April 29, 2025

The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the U.S. federal alternative minimum tax to individual shareholders.

From time to time, the Fund may make a tender offer for its shares. Shareholders who tender all shares held, or considered to be held, by them will generally be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (“Section 301 Distribution”) unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. A Section 301 Distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Fund’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder’s tax basis in Fund shares, and thereafter as capital gain. Where a redeeming shareholder is treated as receiving a dividend, there is a risk that non-tendering shareholders whose interests in the Fund increase as a result of such tender will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming the shares of the Fund; if isolated, any such risk is likely remote. To the extent that the Fund recognizes net gains on the liquidation of portfolio securities to meet such tenders or otherwise to repurchase Fund shares, the Fund will be required to make additional distributions to its shareholders.

The tax treatment of certain positions entered into by the Fund (including regulated futures contracts, certain foreign currency positions and certain listed non-equity options) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Code Section 1256 generally requires any gain or loss arising from a Section 1256 contract to be treated as 60% long-term and 40% short-term capital gain or loss, although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. In addition, the Fund generally will be required to “mark to market” (i.e., treat as sold for fair market value) each Section 1256 contract which it holds at the close of each taxable year (and for purposes of the 4% excise tax, on certain other dates as prescribed by the Code). If a Section 1256 contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

The taxation of equity options that the Fund expects to write that do not qualify as Section 1256 contracts are governed by Code Section 1234. Pursuant to Code Section 1234, the premium received by the Fund for selling a call option is not included in income at the time of receipt. If an option written by the Fund expires unexercised, the premium is short-term capital gain to the Fund. If the Fund enters into a closing transaction, the difference between the amount paid to close out its position and the premium received for writing the option is short-term capital gain or loss. If a call option written by the Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of the security and any resulting gain or loss will be long-term or short-term, depending upon the holding period of the security. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received for purposes of computing its cost basis in the securities purchased. With respect to a put or call option that is purchased by the Fund, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be short-term or long-term, depending upon the holding period for the option. If the option expires, the resulting loss is a capital loss and is short-term or long-term, depending upon the holding period for the option. If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss. Because the Fund does not have control over the exercise of the call options it writes, such exercise or other required sales of the underlying securities may cause the Fund to realize capital gains or losses at inopportune times.

The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.”

For example, the straddle rules normally apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. The Fund expects that the index call options it writes will not be considered straddles for this purpose because the Fund’s portfolio of common stocks will be sufficiently dissimilar from the components of the indices on which it has outstanding option positions under applicable guidance established by the IRS. Under certain circumstances, the Fund may enter into options transactions or certain other investments that may constitute positions in a straddle. If two or more positions constitute a straddle, recognition of a realized loss from one position must generally be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	31	SAI dated April 29, 2025

The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a “mixed straddle.” Generally a “mixed straddle” is a straddle in which one or more but not all positions are Section 1256 contracts. The Fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from all positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 contract positions, or all short-term capital gain or loss if attributable to the non-Section 1256 contract positions.

The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, these rules may also suspend the running of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale will generally not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that has appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

The Fund’s transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to the Fund and may defer Fund losses. These rules could, therefore, affect the character, amount and timing of distributions to shareholders. These provisions also (a) may require the Fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out), and (b) may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement for qualifying to be taxed as a RIC and the 98% and 98.2% distribution requirements for avoiding U.S. federal excise taxes.

In particular, the Fund expects to write call options with respect to certain securities held by the Fund. Depending on whether such options are exercised or lapse, or whether the securities or options are sold, the existence of these options will affect the amount and timing of the recognition of income and whether the income qualifies as long-term capital gain.

Further, certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into short-term capital gain or ordinary income taxed at the higher rate applicable to ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate DRD as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not constitute qualifying income for purposes of the 90% annual gross income requirement described above.

Dividends and interest received, and gains realized, by the Fund on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund. In addition, investments in foreign securities or currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	32	SAI dated April 29, 2025

Equity investments by the Fund in certain PFICs could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.” Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker may be subject to “backup” withholding of U.S. federal income tax arising from the Fund’s taxable dividends and other distributions as well as the gross proceeds of sales of shares. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Distributions by the Fund to shareholders that are not “United States persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Fund as (1) capital gain dividends, (2) short-term capital gain dividends, as defined below, and (3) interest-related dividends, as defined below and, in each case, subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for capital gain dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation. The Fund is permitted to report such part of its dividends as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders. Foreign shareholders should contact their intermediaries regarding the application of these rules to their accounts.

If the Fund invests in a RIC that pays capital gain dividends, short-term capital gain dividends or interest-related dividends to the Fund, such distributions retain their character as not being subject to withholding if properly reported when paid by the Fund to foreign shareholders.

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Foreign shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, regardless of whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors. Distributions by the Fund to foreign shareholders other than capital gain dividends, short-term capital gain dividends, and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” apply to the foreign shareholder’s sale of shares of the Fund.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisors in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisors about their particular situation.

Any investment by the Fund in equity securities of a real estate investment trust (“REIT”) qualifying as such under Subchapter M of the Code may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in REIT equity securities also may require the Fund to accrue and distribute income not yet received. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by the Fund from a REIT will not qualify for the corporate DRD and generally will not constitute qualified dividend income.

Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. Non-corporate shareholders are permitted a U.S. federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations. Currently, eligible non-corporate shareholders can claim the deduction for tax years beginning after December 31, 2017, and ending on or before December 31, 2025. Very generally, a “section 199A dividend” is any dividend or portion thereof that is attributable to certain dividends received by a RIC from REITs, to the extent such dividends are properly reported as such by the RIC in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholders receiving such dividend holds the dividend-paying RIC shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.

If a shareholder realizes a loss on a disposition of the Fund’s shares in any single tax year of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, or, in any combination of tax years, $4 million or more for an individual shareholder or $20 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted.

Code Sections 1471 through 1474 and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder of the Fund fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	34	SAI dated April 29, 2025

under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of the Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or capital gain dividends the Fund pays. If a payment by the Fund is subject to withholding under FATCA, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., interest-related dividends). Shareholders should consult their own tax advisors regarding the possible implications of these requirements on their investment in the Fund.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to shareholders of investing in Fund shares and reflects the U.S. federal tax law as of the date of this SAI, but it does not address all special tax rules applicable to certain types of investors, such as corporate and foreign investors. Unless otherwise noted, this discussion assumes that an investor is a U.S. person within the meaning of the Code and holds shares as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state and local, and non-U.S. tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

State and Local Taxes. Shareholders should consult their own tax advisors as to the state or local tax consequences of investing in the Fund.

OTHER INFORMATION

The Fund is an organization of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability in connection with Fund property or the acts, obligations or affairs of the Fund. The Declaration of Trust, in coordination with the Fund’s By-Laws, also provides for indemnification out of Fund property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself is unable to meet its obligations. The Fund has been advised by its counsel that the risk of any shareholder incurring any liability for the obligations of the Fund is remote.

The Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to the Fund or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. Voting rights are not cumulative, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees and, in such event, the holders of the remaining less than 50% of the shares voting on the matter will not be able to elect any Trustees.

The Declaration of Trust provides that no person shall serve as a Trustee if shareholders holding two-thirds of the outstanding shares have removed him from that office either by a written declaration filed with the Fund’s custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that the Trustees of the Fund shall promptly call a meeting of the shareholders for the purpose of voting upon a question of removal of any such Trustee or Trustees when requested in writing to do so by the record holders of not less than 10 per centum of the outstanding shares.

The Fund’s Prospectus, any related Prospectus Supplement, and this SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

CUSTODIAN

State Street Bank and Trust Company (“State Street”), One Congress Street, Boston, Massachusetts 02114-2016, is the custodian of the Fund and will maintain custody of the securities and cash of the Fund. State Street maintains the Fund’s general ledger and computes net asset value per share at least weekly. State Street also attends to details in connection with the sale, exchange, substitution, transfer and other dealings with the Fund’s investments, and receives and disburses all funds. State Street also assists in preparation of shareholder reports and the electronic filing of such reports with the SEC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”), 115 Federal Street, Suite 15, Boston, Massachusetts 02110-1894, independent registered public accounting firm, audits the Fund’s financial statements. Deloitte and/or its affiliates provide other audit and related services to the Fund.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of April 24, 2025, the officers and Trustees of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund. To the best knowledge of the Fund, no shareholders (principal holders) owned more than 5% of the Fund’s Common Shares as of April 25, 2025. A shareholder who owns beneficially more than 25% of a fund is deemed to be a control person of that fund.

POTENTIAL CONFLICTS OF INTEREST

As a diversified global financial services firm, Morgan Stanley, the parent company of the adviser and sub-adviser (if applicable), engages in a broad spectrum of activities, including financial advisory services, investment management activities, lending, commercial banking, sponsoring and managing private investment funds, engaging in broker-dealer transactions and principal securities, commodities and foreign exchange transactions, research publication and other activities. In the ordinary course of its business, Morgan Stanley is a full-service investment banking and financial services firm and therefore engages in activities where Morgan Stanley’s interests or the interests of its clients may conflict with the interests of a Fund. Morgan Stanley advises clients and sponsors, manages or advises other investment funds and investment programs, accounts and businesses (collectively, together with any new or successor funds, programs, accounts or businesses sponsored, managed, or advised by the Adviser or one of its investment adviser affiliates, the “Affiliated Investment Accounts”) with a wide variety of investment objectives that in some instances may overlap or conflict with a Fund’s investment objectives and present conflicts of interest. In addition, Morgan Stanley, the Adviser and/or the Adviser’s investment adviser affiliates may also from time to time create new or successor Affiliated Investment Accounts that may compete with a Fund and present similar conflicts of interest. The discussion below enumerates certain actual, apparent and potential conflicts of interest. There is no assurance that conflicts of interest will be resolved in favor of Fund shareholders and, in fact, they may not be. The conflicts herein do not purport to be a complete list or explanation of the conflicts associated with the financial or other interests the Adviser or its affiliates may have now or in the future. Conflicts of interest not described below may also exist. References to the Adviser in this section include a Fund’s affiliated sub-adviser (if any) unless otherwise noted.

The discussions below with respect to actual, apparent and potential conflicts of interest may be applicable to or arise from the Affiliated Investment Accounts managed by the Adviser’s investment adviser affiliates whether or not specifically identified.

Material Non-Public and Other Information. It is expected that confidential or material non-public information regarding an investment or potential investment opportunity may become available to the Adviser. If such information becomes available, the Adviser may be precluded (including by applicable law or internal policies or procedures) from pursuing an investment or disposition opportunity with respect to such investment or disposition opportunity including for an extended period of time. The Adviser may also from time to time be subject to contractual “stand-still” obligations and/or confidentiality obligations that may restrict its ability to transact in certain investments on a Fund’s behalf. In addition, the Adviser may be precluded from disclosing such information to an investment team, even in circumstances in which the information would be beneficial if disclosed. Therefore, the investment team may not be provided access to material non-public information in the possession of Morgan Stanley that might be relevant to an investment decision to be made on behalf of a Fund, and the investment team may initiate a transaction or sell an investment that, if such information had been known to it, may not have been undertaken. In addition, certain members of the investment team may be recused from certain investment-related discussions so that such members do not receive information that would limit their ability to perform functions of their employment with the Adviser or its affiliates unrelated to that of a Fund. Furthermore, access to information held by certain parts of Morgan Stanley may be subject to third party confidentiality obligations and to information barriers established by Morgan Stanley designed to manage potential conflicts of interest and regulatory restrictions, including, without limitation, joint transaction restrictions pursuant to the 1940 Act. Accordingly, the Adviser’s ability to source investments from, or invest alongside, other business units within Morgan Stanley may be limited and there can be no assurance that the Adviser will be able to source any investments from any one or more parts of the Morgan Stanley network.

The Adviser may restrict its investment decisions and activities on behalf of the Funds in various circumstances, including because of applicable regulatory requirements or information held by the Adviser, the Adviser’s investment adviser affiliates or Morgan Stanley. The Adviser might not engage in transactions or other activities for, or enforce certain rights in favor of, a Fund due to Morgan Stanley’s activities outside the Funds. Furthermore, Morgan Stanley could have an interest that is different from, and potentially adverse to, that of the Fund, which may impede the Fund from participating in certain opportunities. In instances where trading of an investment is restricted, the Adviser may not be able to purchase or sell such investment on behalf of a Fund including for an extended period of time, resulting in a Fund’s inability to participate in certain desirable transactions. This inability to buy or sell an investment could have an adverse effect on a Fund’s portfolio due to, among other things, changes in an investment’s value during the period its trading is restricted.

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Morgan Stanley has established certain information barriers and other policies designed to address the sharing of information between different businesses within Morgan Stanley. As a result of information barriers, the Adviser, in certain instances, will not have access, or will have limited access, to certain information and personnel in other areas of Morgan Stanley and, in such instances, will not manage the Funds with the benefit of the information held by such other areas. Morgan Stanley, due to its access to and knowledge of funds, markets and securities based on its various businesses, may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held (directly or indirectly) by the Funds in a manner that may be adverse to the Fund, and will not have any obligation or other duty to share information with the Adviser.

In other instances, Morgan Stanley personnel, including personnel of the Adviser, will have access to information and personnel of its affiliates. For example, the Adviser may, in certain instances, share information with its affiliates regarding due diligence of companies and other investment-related due diligence. The Adviser may face conflicts of interest in determining whether to engage in the sharing of information with its affiliates. Information sharing may limit or restrict the ability of the Adviser to engage in or otherwise effect transactions on behalf of the Funds (including purchasing or selling securities that the Adviser may otherwise have purchased or sold for a Fund in the absence of the sharing of information). Also, it may adversely affect a Fund’s investments, ability to invest in, or divest from, a company or engage in transactions or otherwise disadvantage a Fund. In managing conflicts of interest that arise because of the foregoing, the Adviser generally will be subject to fiduciary requirements. The Adviser may also implement internal information barriers or ethical walls or other internal information sharing protocols, and the conflicts described herein with respect to information barriers and otherwise with respect to Morgan Stanley and the Adviser will also apply internally within the Adviser. As a result, a Fund may not be permitted to transact in (e.g., dispose of a security in whole or in part) during periods when it otherwise would have been desirable and able to do so, which could adversely affect a Fund. Other investors in the security that are not subject to such restrictions may be able to transact in the security during such periods. There may also be circumstances in which, as a result of information held by certain portfolio management teams in the Adviser, the Adviser limits an activity or transaction for a Fund, including if a Fund is managed by a portfolio management team other than the team holding such information.

Morgan Stanley and its personnel will not be under any obligation or other duty to share certain information with the Adviser or personnel involved in decision-making for Affiliated Investment Accounts (including the Funds), as applicable, and the Adviser may make investment decisions for a Fund that differ from those the Adviser would have made if Morgan Stanley, or other parts, of the Adviser had provided such information, and the Fund be disadvantaged as a result thereof. Additionally, different portfolio management teams within the Adviser may make decisions based on information or take (or refrain from taking) actions with respect to Affiliated Investment Accounts they advise in a manner different than or adverse to the Funds.

Investments by Morgan Stanley and its Affiliated Investment Accounts. In serving in multiple capacities to Affiliated Investment Accounts, Morgan Stanley, including the Adviser and its investment teams, may have obligations to other clients or investors in Affiliated Investment Accounts, the fulfillment of which may not be in the best interests of a Fund or its shareholders. An investment team may have obligations to Affiliated Investment Accounts managed by both the Adviser and one or more of the Adviser’s investment adviser affiliates. A Fund’s investment objectives may overlap with the investment objectives of certain Affiliated Investment Accounts. As a result, the members of an investment team may face conflicts in the allocation of investment opportunities among a Fund and other investment funds, programs, accounts and businesses advised by or affiliated with the Adviser or its investment adviser affiliates. Certain Affiliated Investment Accounts may provide for higher management or incentive fees or greater expense reimbursements or overhead allocations, all of which may contribute to this conflict of interest and create an incentive for the Adviser to favor such other accounts.

Morgan Stanley currently invests and plans to continue to invest on its own behalf and on behalf of its Affiliated Investment Accounts in a wide variety of investment opportunities globally. Morgan Stanley and its Affiliated Investment Accounts, to the extent consistent with applicable law and policies and procedures, will be permitted to invest in investment opportunities without making such opportunities available to a Fund. Subject to the foregoing, Morgan Stanley may offer investments that fall into the investment objectives of an Affiliated Investment Account to such account or make such investment on its own behalf, even though such investment also falls within a Fund’s investment objectives. A Fund may invest in opportunities that Morgan Stanley and/or one or more Affiliated Investment Accounts has declined, and vice versa. All of the foregoing may reduce the number of investment opportunities available to a Fund and may create conflicts of interest in allocating investment opportunities. Investors should note that the conflicts inherent in making such allocation decisions may not always be resolved to a Fund’s advantage. There can be no assurance that a Fund will have an opportunity to participate in certain opportunities that fall within their investment objectives. The interests of Morgan Stanley in an investment or a company may present certain conflicts of interest with respect to an investment by a Fund in the same investment or a Fund’s participation in a transaction with such company.

To the extent the Adviser utilizes quantitative models or risk management or optimization investment techniques, the decision on when to initiate a purchase or sale transaction may differ, and be done for different reasons, than the Adviser or its affiliates take on Affiliated Investment Accounts take on the same securities when not utilizing such techniques. This could create conflicts of interest, and it is possible that one or more accounts managed by the Adviser will achieve investment results that are substantially more or less favorable than those results achieved by a Fund.

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To seek to reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, the Adviser has implemented allocation policies and procedures. These policies and procedures are intended to give all clients of the Adviser, including the Fund, fair access to investment opportunities consistent with the requirements of organizational documents, investment strategies, applicable laws and regulations, and the fiduciary duties of the Adviser. Each client of the Adviser that is subject to the allocation policies and procedures, including each Fund, is assigned an investment team and portfolio manager(s) by the Adviser. The investment team and portfolio managers review investment opportunities and will decide with respect to the allocation of each opportunity considering various factors and in accordance with the allocation policies and procedures. The allocation policies and procedures are subject to change. Investors should note that the conflicts inherent in making such allocation decisions may not always be resolved to the advantage of a Fund.

It is possible that Morgan Stanley or an Affiliated Investment Account, including another Morgan Stanley Fund, will invest in or advise (in the case of Morgan Stanley) a company that is or becomes a competitor of a company of which a Fund holds an investment. Such investment could create a conflict between the Fund, on the one hand, and Morgan Stanley or the Affiliated Investment Account, on the other hand. In such a situation, Morgan Stanley may also have a conflict in the allocation of its own resources to the portfolio investment. Furthermore, certain Affiliated Investment Accounts will be focused primarily on investing in other funds which may have strategies that overlap and/or directly conflict and compete with a Fund.

In addition, certain investment professionals who are involved in a Fund’s activities remain responsible for the investment activities of other Affiliated Investment Accounts managed by the Adviser and its affiliates, and they will devote time to the management of such investments and other newly created Affiliated Investment Accounts (whether in the form of funds, separate accounts or other vehicles), as well as their own investments. In addition, in connection with the management of investments for other Affiliated Investment Accounts, members of Morgan Stanley and its affiliates may serve on the boards of directors of or advise companies which may compete with a Fund’s portfolio investments. Moreover, these Affiliated Investment Accounts managed by Morgan Stanley and its affiliates may pursue investment opportunities that may also be suitable for a Fund.

It should be noted that Morgan Stanley may, directly or indirectly, make large investments in certain of its Affiliated Investment Accounts, and accordingly Morgan Stanley’s investment in a Fund may not be a determining factor in the outcome of any of the foregoing conflicts. Nothing herein restricts or in any way limits the activities of Morgan Stanley, including its ability to buy or sell interests in, or provide financing to, equity and/or debt instruments, funds or portfolio companies, for its own accounts or for the accounts of Affiliated Investment Accounts or other investment funds or clients in accordance with applicable law.

Different clients of the Adviser and its affiliates, including a Fund, may invest in (1) different classes of securities of the same issuer (including, without limitation, different parts of an issuer’s capital structure), depending on the respective clients’ investment objectives and policies and/or (2) the same class of securities of the same issuer while seeking different investment objectives or executing different investment strategies (such as long-term v. short-term investment horizons), and the Adviser may face conflicts with respect to the interests involved. As a result, the Adviser and its affiliates, at times, will seek to satisfy fiduciary obligations to certain clients owning one/ the same class of securities of a particular issuer by pursuing or enforcing rights on behalf of those clients with respect to such (class of) securities, and those activities may have an adverse effect on another client which owns a different class of securities of such issuer. For example, if one client holds debt securities of an issuer and another client holds equity securities of the same issuer, if the issuer experiences financial or operational challenges, the Adviser and its affiliates may seek a liquidation of the issuer on behalf of the client that holds the debt securities, whereas the client holding the equity securities may benefit from a reorganization of the issuer. Thus, in such situations, the actions taken by the Adviser or its affiliates on behalf of one client can negatively impact securities held by another client. Alternatively, for example, if a client owns a security while seeking short-term capital appreciation that Adviser may vote proxies or engage with the issuer (as applicable) in pursuit of that goal – which could negatively impact clients who hold the same security but are seeking long-term capital appreciation. These conflicts also exist as between the Adviser’s clients, including a Fund, and the Affiliated Investment Accounts managed by the Adviser’s investment adviser affiliates.

In addition, in certain circumstances, the Adviser restricts, limits or reduces the amount of the Fund’s investment, or restricts the type of governance or voting rights it acquires or exercises, where the Fund (potentially together with Morgan Stanley) exceeds a certain ownership interest, or possesses certain degrees of voting or control or has other interests.

The Adviser and its affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, a Fund even though such other clients’ investment objectives may be similar to those of the Fund and the Adviser may make decisions for a Fund that may be more beneficial to one type of shareholder than another.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	38	SAI dated April 29, 2025

The Adviser and its affiliates manage long and short portfolios. The simultaneous management of long and short portfolios creates conflicts of interest in portfolio management and trading in that opposite directional positions may be taken in client accounts, including client accounts managed by the same investment team, and creates risks such as: (i) the risk that short sale activity could adversely affect the market value of long positions in one or more portfolios (and vice versa) and (ii) the risks associated with the trading desk receiving opposing orders in the same security simultaneously. The Adviser and its affiliates have adopted policies and procedures that are reasonably designed to mitigate these conflicts. In certain circumstances, the Adviser invests on behalf of itself in securities and other instruments that would be appropriate for, held by, or may fall within the investment guidelines of its clients, including a Fund. At times, the Adviser may give advice or take action for its own accounts that differs from, conflicts with, or is adverse to advice given or action taken for any client.

From time to time, conflicts also arise due to the fact that certain securities or instruments may be held in some client accounts, including a Fund, but not in others, or that client accounts may have different amounts of holdings in certain securities or instruments. In addition, due to differences in the investment strategies or restrictions among client accounts, the Adviser may take action with respect to one account that differs from the action taken with respect to another account. In some cases, a client account may compensate the Adviser based on the performance of the securities held by that account or pay a higher overall fee rate. The existence of such a performance based fee or higher fee rates may create additional conflicts of interest for the Adviser in the allocation of management time, resources and investment opportunities. The Adviser has adopted several policies and procedures designed to address these potential conflicts including a code of ethics and policies that govern the Adviser’s trading practices, including, among other things, the aggregation and allocation of trades among clients, brokerage allocations, cross trades and best execution.

In addition, at times an investment team will give advice or take action with respect to the investments of one or more clients that is not given or taken with respect to other clients with similar investment programs, objectives, and strategies. Accordingly, clients with similar strategies will not always hold the same securities or instruments or achieve the same performance. The Adviser’s investment teams also advise clients with conflicting programs, objectives or strategies. These conflicts also exist as between the Adviser’s clients, including the Fund, and the Affiliated Investment Accounts managed by the Adviser’s investment adviser affiliates.

From time to time, the Adviser or its affiliates may provide opportunities to Affiliated Investment Accounts (including potentially a Fund) or other clients to make investments in companies (such as in equity, debt or other securities issued by companies) or to engage in transactions involving companies (such as refinancing, restructuring or other transactions) in which certain Affiliated Investment Accounts (including potentially a Fund) or other clients have already invested. These investments can create conflicts of interest, including those associated with the assets of a Fund potentially providing value to, or otherwise supporting the investments of, other Affiliated Investment Accounts or other clients and potentially diluting or otherwise adversely affecting a Fund previously invested in the company.

Morgan Stanley and its affiliates maintain separate trading desks that operate independently of each other and do not share information with the Adviser. The Morgan Stanley and affiliate trading desks may compete against the Adviser trading desks when implementing buy and sell transactions, possibly causing certain Affiliated Investment Accounts to pay more or receive less for a security than other Affiliated Investment Accounts.

Investments by Separate Investment Departments. For the Adviser and certain of its investment adviser affiliates, the entities and individuals that provide investment-related services can differ by client, investment function, or business line (each, an “Investment Department” and collectively, the “Investment Departments”). Nonetheless, Investment Departments (with certain exceptions) can engage in discussions and share information and resources with another Investment Department (or a team within the other Investment Department) regarding investment-related matters. The sharing of information and resources between the Investment Departments is designed to further increase the knowledge and effectiveness of each Investment Department. However, an investment team’s decisions as to the use of shared research and participation in discussions with another Investment Department could adversely impact a client. Certain investment teams within one Investment Department could make investment decisions and execute trades together with investment teams within other Investment Departments. Other investment teams make investment decisions and execute trades independently. This could cause the quality and price of execution, and the performance of investments and accounts, to vary. Internal policies and procedures set forth the guidelines under which securities and securities trades can be crossed, aggregated, and coordinated between accounts serviced by different Investment Departments. Internal policies and procedures take into consideration a variety of factors, including the primary market in which such security trades. If a security or securities trade is ineligible for crossing, aggregation, or other coordinated trading, then each Investment Department will execute such trades independently of the other.

Payments to Broker-Dealers and Other Financial Intermediaries. (For purposes of this Section, “Adviser” refers to Eaton Vance only) The Adviser, Distributor and/or their affiliates may pay compensation, out of their own funds and not as an expense of a Fund, to certain Financial Intermediaries (which may include affiliates of the Adviser and the Distributor), including recordkeepers and administrators of various deferred compensation plans, in connection with the sale, distribution, marketing and retention of shares of the Fund and/or shareholder servicing. For example, the Adviser or the Distributor may pay additional compensation to a Financial Intermediary for, among other things, promoting the sale and distribution of Fund shares, providing access to various programs, mutual fund platforms or preferred or recommended mutual fund lists that may be offered by a Financial Intermediary, granting the Distributor access to a Financial Intermediary’s financial advisors and consultants, providing assistance in the ongoing education and

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	39	SAI dated April 29, 2025

training of a Financial Intermediary’s financial personnel, furnishing marketing support, maintaining share balances and/or for sub-accounting, recordkeeping, administrative, shareholder or transaction processing services. Such payments are in addition to any distribution fees, shareholder servicing fees and/or transfer agency fees that may be payable by a Fund. The additional payments may be based on various factors, including level of sales (based on gross or net sales or some specified minimum sales or some other similar criteria related to sales of the Fund and/or some or all other Morgan Stanley Funds), amount of assets invested by the Financial Intermediary’s customers (which could include current or aged assets of the Fund and/or some or all other Morgan Stanley Funds), a Fund’s advisory fee, some other agreed upon amount or other measures as determined from time to time by the Adviser and/or the Distributor. The amount of these payments may be different for different Financial Intermediaries. In certain cases, payments to broker-dealers and other Financial Intermediaries may be shared by and among the Adviser, the Distributor and their affiliates.

The prospect of receiving, or the receipt of, additional compensation, as described above, by Financial Intermediaries may provide such Financial Intermediaries and their financial advisors and other salespersons with an incentive to favor sales of shares of the Fund over other investment options with respect to which these Financial Intermediaries do not receive additional compensation (or receives lower levels of additional compensation). These payment arrangements, however, will not change the price that an investor pays for shares of the Fund or the amount that the Fund receives to invest on behalf of an investor. Investors may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Fund shares and should review carefully any disclosures provided by Financial Intermediaries as to their compensation.

The additional compensation received by a given Financial Intermediary from the Adviser and/or the Distributor may vary from the additional compensation received by the Financial Intermediary in respect of an Affiliated Investment Account managed by an affiliate of the Adviser or principally underwritten by an affiliate of the Distributor. In such circumstances, differences in the prospect of receiving, or the receipt of, additional compensation, as described above, by Financial Intermediaries may provide such Financial Intermediaries and their financial advisors and other salespersons with an incentive to favor sales of shares of one Affiliated Investment Account over other investment options with respect to which these Financial Intermediaries do not receive additional compensation (or receives lower levels of additional compensation).

Morgan Stanley Trading and Principal Investing Activities. Notwithstanding anything to the contrary herein, Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for a Fund’s holdings, although these activities could have an adverse impact on the value of one or more of the Fund’s investments, or could cause Morgan Stanley to have an interest in one or more portfolio investments that is different from and potentially adverse to that of a Fund. Furthermore, from time to time, the Adviser or its affiliates may invest “seed” capital in a Fund, typically to enable the Fund to commence investment operations and/or achieve sufficient scale, as further described below. The Adviser and its affiliates may hedge such seed capital exposure by investing in derivatives or other instruments expected to produce offsetting exposure. Such hedging transactions, if any, would occur outside of a Fund.

Morgan Stanley’s sales and trading, financing and principal investing businesses (whether or not specifically identified as such, and including Morgan Stanley’s trading and principal investing businesses) will not be required to offer any investment opportunities to a Fund. These businesses may encompass, among other things, principal trading activities as well as principal investing.

Morgan Stanley’s sales and trading, financing and principal investing businesses have acquired or invested in, and in the future may acquire or invest in, minority and/or majority control positions in equity or debt instruments of diverse public and/or private companies. Such activities may put Morgan Stanley in a position to exercise contractual, voting or creditor rights, or management or other control with respect to securities or loans of portfolio investments or other issuers, and in these instances Morgan Stanley may, in its discretion and subject to applicable law, act to protect its own interests or interests of clients, and not a Fund’s interests.

Subject to the limitations of applicable law, a Fund may purchase from or sell assets to, or make investments in, companies in which Morgan Stanley has or may acquire an interest, including as an owner, creditor or counterparty.

Morgan Stanley’s Investment Banking and Other Commercial Activities. Morgan Stanley advises clients on a variety of mergers, acquisitions, restructuring, bankruptcy and financing transactions. Morgan Stanley may act as an advisor to clients, including other investment funds that may compete with a Fund and with respect to investments that a Fund may hold. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by a Fund. Morgan Stanley may give advice and provide recommendations to persons competing with a Fund and/or any of a Fund’s investments that are contrary to the Fund’s best interests and/or the best interests of any of its investments.

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Morgan Stanley could be engaged in financial advising, whether on the buy-side or sell-side, or in financing or lending assignments that could result in Morgan Stanley’s determining in its discretion or being required to act exclusively on behalf of one or more third parties, which could limit a Fund’s ability to transact with respect to one or more existing or potential investments. Morgan Stanley may have relationships with third-party funds, companies or investors who may have invested in or may look to invest in portfolio companies, and there could be conflicts between a Fund’s best interests, on the one hand, and the interests of a Morgan Stanley client or counterparty, on the other hand.

To the extent that Morgan Stanley advises companies in financial restructurings outside of, prior to or after filing for protection under Chapter 11 of the U.S. Bankruptcy Code or similar laws in other jurisdictions, the Adviser’s flexibility in making investments in such restructurings on a Fund’s behalf, or participating on steering committees and other committees in connection with existing investments, may be limited.

Morgan Stanley could provide investment banking services to competitors of portfolio companies, as well as to private equity and/or private credit funds; such activities may present Morgan Stanley with a conflict of interest vis-a-vis a Fund’s investment and may also result in a conflict in respect of the allocation of investment banking resources to portfolio companies.

To the extent permitted by applicable law, Morgan Stanley may provide a broad range of financial services to companies in which a Fund invests, including strategic and financial advisory services, interim acquisition financing and other lending and underwriting or placement of securities, and Morgan Stanley generally will be paid fees (that may include warrants or other securities) for such services. Morgan Stanley will not share any of the foregoing interest, fees and other compensation received by it (including, for the avoidance of doubt, amounts received by the Adviser) with a Fund, and any advisory fees payable will not be reduced thereby.

Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. Under these circumstances, a Fund may be precluded from participating in a transaction with or relating to the company being sold or participating in any financing activity related to merger or acquisition.

The involvement or presence of Morgan Stanley in the investment banking and other commercial activities described above (or the financial markets more broadly) may restrict or otherwise limit investment opportunities that may otherwise be available to the Fund. For example, issuers may hire and compensate Morgan Stanley to provide underwriting, financial advisory, placement agency, brokerage services or other services and, because of limitations imposed by applicable law and regulation, a Fund may be prohibited from buying or selling securities issued by those issuers or participating in related transactions or otherwise limited in its ability to engage in such investments.

In addition, in situations where the Adviser is required to aggregate its positions with those of other Morgan Stanley business units for position limit calculations, the Adviser may have to refrain from making investments due to the positions held by other Morgan Stanley business units or their clients. There may be other situations where the Adviser refrains from making an investment or refrains from taking certain actions related to the management of such investment due to, among other reasons, additional disclosure obligations, regulatory requirements, policies, and reputational risk, or the Adviser may limit purchases or sales of securities in respect of which Morgan Stanley is engaged in an underwriting or other distribution capacity.

Morgan Stanley’s Marketing Activities. Morgan Stanley is engaged in the business of underwriting, syndicating, brokering, administering, servicing, arranging and advising on the distribution of a wide variety of securities and other investments in which a Fund may invest. Subject to the restrictions of the 1940 Act, including Sections 10(f) and 17(e) thereof, a Fund may invest in transactions in which Morgan Stanley acts as underwriter, placement agent, syndicator, broker, administrative agent, servicer, advisor, arranger or structuring agent and receives fees or other compensation from the sponsors of such products or securities. Any fees earned by Morgan Stanley in such capacity will not be shared with the Adviser or the Fund. Certain conflicts of interest, in addition to the receipt of fees or other compensation, would be inherent in these transactions. Moreover, the interests of one of Morgan Stanley’s clients with respect to an issuer of securities in which a Fund has an investment may be adverse to the Adviser’s or a Fund’s best interests. In conducting the foregoing activities, Morgan Stanley will be acting for its other clients and will have no obligation to act in the Adviser’s or a Fund’s best interests. Due to the restrictions of the 1940 Act, a Fund may be restricted from participating in certain transactions in which Morgan Stanley acts as underwriter, placement agent, syndicator, broker, administrative agent, servicer, advisor, arranger or structuring agent, including transactions that would otherwise be beneficial to the Fund.

Client Relationships. Morgan Stanley has existing and potential relationships with a significant number of corporations, institutions and individuals. In providing services to its clients, Morgan Stanley may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and a Fund, its shareholders or the entities in which the Fund invests, on the other hand. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to a Fund. In acting as principal or in providing advisory and other services to its other clients, Morgan Stanley may engage in or recommend activities with respect to a particular matter that conflict with or are different from activities engaged in or recommended by the Adviser on a Fund’s behalf.

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Principal Investments. There may be situations in which a Fund’s interests may conflict with the interests of one or more general accounts of Morgan Stanley and its affiliates or accounts managed by Morgan Stanley or its affiliates. This may occur because these accounts hold public and private debt and equity securities of many issuers which may be or become portfolio companies, or from whom portfolio companies may be acquired.

Transactions with Portfolio Companies of Affiliated Investment Accounts. The companies in which a Fund may invest may be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies or other entities of portfolio investments of Affiliated Investment Accounts (for example, a company in which a Fund invests may retain a company in which an Affiliated Investment Account invests to provide services or may acquire an asset from such company or vice versa). Certain of these agreements, transactions and arrangements involve fees, servicing payments, rebates and/or other benefits to Morgan Stanley or its affiliates. For example, portfolio entities may, including at the encouragement of Morgan Stanley, enter into agreements regarding group procurement and/or vendor discounts. Morgan Stanley and its affiliates may also participate in these agreements and may realize better pricing or discounts as a result of the participation of portfolio entities. To the extent permitted by applicable law, certain of these agreements may provide for commissions or similar payments and/or discounts or rebates to be paid to a portfolio entity of an Affiliated Investment Account, and such payments or discounts or rebates may also be made directly to Morgan Stanley or its affiliates. Under these arrangements, a particular portfolio company or other entity may benefit to a greater degree than the other participants, and the Morgan Stanley Funds, investment vehicles and accounts (which may or may not include a Fund) that own an interest in such entity will receive a greater relative benefit from the arrangements than the Morgan Stanley Funds, investment vehicles or accounts that do not own an interest therein. Fees and compensation received by portfolio companies of Affiliated Investment Accounts in relation to the foregoing will not be shared with a Fund or offset advisory fees payable.

Investments in Portfolio Investments of Other Funds. To the extent permitted by applicable law, when a Fund invests in certain companies or other entities, other funds affiliated with the Adviser may have made or may be making an investment in such companies or other entities. Other funds that have been or may be managed by the Adviser may invest in the companies or other entities in which a Fund has made an investment. Under such circumstances, a Fund and such other funds may have conflicts of interest (e.g., over the terms, exit strategies and related matters, including the exercise of remedies of their respective investments). If the interests held by a Fund are different from (or take priority over) those held by such other funds, the Adviser may be required to make a selection at the time of conflicts between the interests held by such other funds and the interests held by a Fund.

Investments in Morgan Stanley Funds and Other Funds. To the extent permitted by applicable law, a Fund may invest in a fund affiliated with the Adviser or its affiliates or a fund advised by the Adviser or its affiliates. In connection with any such investments, an investing Fund, to the extent permitted by the 1940 Act, will pay all advisory, administrative and/or Rule 12b-1 fees applicable to the investment. To the extent consistent with applicable law, certain Funds that invest in other funds managed by the Adviser or its affiliates may pay advisory fees to the Adviser or its affiliates that are not reduced by any fees payable by such other funds to the Adviser or its affiliates as manager of such other funds (i.e., there may be fees and expenses involved in making any such investment, which would not arise in connection with the direct allocation of assets by investors in the Funds to such other funds). In such circumstances, as well as in all other circumstances in which the Adviser receives any fees or other compensation in any form relating to the provision of services, no accounting or repayment to the Funds will be required.

The Affiliated Investment Accounts (including the Funds) may, individually or in the aggregate, own a substantial percentage of a Fund. Further, the Adviser, its affiliates, or another entity (i.e., a seed investor) may invest in the Funds at or near the establishment of such Funds, which may facilitate the Funds achieving a specified size or scale. The Adviser and/or its affiliates may make payments to an investor that contributes seed capital to a Fund. Such payments may continue for a specified period of time and/or until a specified dollar amount is reached, and will be made from the assets of the Adviser and/or such affiliates (and not the applicable Fund). Seed investors may contribute all or a majority of the assets in a Fund. There is a risk that such seed investors may redeem their investments in the Fund, particularly after payments from the Adviser and/or its affiliates have ceased. Such redemptions could negatively impact a Fund’s liquidity, expenses and market price of its shares, as applicable.

Allocation of Expenses. Expenses may be incurred that are attributable to a Fund and one or more other Affiliated Investment Accounts (including in connection with issuers in which a Fund and such other Affiliated Investment Accounts have overlapping investments). The allocation of such expenses among such entities raises potential conflicts of interest. The Adviser and its affiliates intend to allocate such common expenses among a Fund and any such other Affiliated Investment Accounts on a pro rata basis or in such other manner as the Adviser deems to be fair and equitable or in such other manner as may be required by applicable law.

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Temporary Investments. To more efficiently invest short-term cash balances held by a Fund, the Adviser may invest such balances on an overnight “sweep” basis in shares of one or more money market funds or other short-term vehicles. It is anticipated that the investment adviser to these money market funds or other short-term vehicles may be the Adviser (or an affiliate) to the extent permitted by applicable law, including Rule 12d1-1 under the 1940 Act. In such a case, the affiliated investment adviser may receive asset-based fees in respect of a Fund’s investment (which will reduce the net return realized by a Fund).

Transactions with Affiliates. The investment adviser and any investment sub-adviser might purchase securities from underwriters or placement agents in which a Morgan Stanley affiliate is a member of a syndicate or selling group, as a result of which an affiliate might benefit from the purchase through receipt of a fee or otherwise. Neither the investment adviser nor any investment sub-adviser will purchase securities on behalf of a Fund from an affiliate that is acting as a manager of a syndicate or selling group. Purchases by the investment adviser on behalf of a Fund from an affiliate acting as a placement agent must meet the requirements of applicable law. Furthermore, Morgan Stanley may face conflicts of interest when the Funds use service providers affiliated with Morgan Stanley because Morgan Stanley receives greater overall fees when they are used.

Affiliated Indexes. Affiliates of the Adviser develop, own and operate indexes (“Indexes”), and may continue to do so in the future, based on investment and trading strategies and concepts developed by the Adviser or its affiliates (“Adviser Strategies”). Some of the Funds seek to track the performance of the Indexes. The Adviser manages Accounts which track the same Indexes used by the Funds or which are based on the same, or substantially similar, Adviser Strategies that are used in the operation of the Indexes and the Funds. The operation of the Indexes, the Funds and the Accounts in this manner gives rise to potential conflicts of interest. For example, Accounts that track the same Indexes used by the Funds may engage in purchases and sales of securities prior to when the Index and the Funds engage in similar transactions because such Accounts may be managed and rebalanced on an ongoing basis, whereas the Funds’ portfolios are only rebalanced on a periodic or other basis subsequent to the rebalancing of the Index.

The Adviser has adopted policies and procedures that are designed to address potential conflicts that arise in connection with the operation of the Indexes, the Funds and the Accounts. The Adviser has established certain information barriers and other policies designed to address the sharing of information between different businesses within the Investment Adviser, including with respect to personnel responsible for constructing and maintaining the Indexes and those involved in decision-making for the Funds.

Valuation of the Funds’ Investments. The Adviser performs certain valuation services related to securities and other assets held by the Funds and performs such services in accordance with its valuation policies. The Adviser will face a conflict with respect to valuation of the Funds’ investments generally because of the effect of such valuations on the Adviser’s fees and other compensation and performance of the Funds.

Proxy Voting by the Adviser. The Adviser has implemented processes designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Funds, and to help ensure that such decisions are made in accordance with its fiduciary obligations to its clients. Notwithstanding such proxy voting processes, proxy voting decisions made by the Adviser in respect of securities held by the Funds may benefit the interests of Morgan Stanley and/or accounts other than the Funds. Further, the Adviser may make different proxy voting decisions in respect of the same security held by clients with different investment objectives or strategies. For a more detailed discussion of these policies and procedures, see Appendix A, Appendix B and Appendix C of this SAI.

Potential Conflict of Interest Related to Use of Sub-Adviser(s). To the extent the Adviser to a Fund engages affiliated and/or unaffiliated sub-advisers, the Adviser generally expects to compensate the sub-adviser out of the advisory fee it receives from the Fund, which creates an incentive for the Adviser to select sub-adviser(s) with lower fee rates or to select affiliated sub-adviser(s). In addition, a sub-adviser may have interests and relationships that create actual or potential conflicts of interest related to their management of Fund assets allocated to or managed by the sub-adviser. These conflicts may be similar to or different from the conflicts described herein related to Morgan Stanley and its investment advisory affiliates. For additional information about potential conflicts of interest for each sub- adviser(s) can be found in the relevant sub-adviser’s Form ADV. A copy of Part 1 and Part 2 of a sub-adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).

Electronic Communication Networks and Alternative Trading Systems. The Adviser’s affiliate(s) have ownership interests in and/or board seats on electronic communication networks (“ECNs”) or other alternative trading systems (“ATSs”). In certain instances the Adviser’s affiliate(s) could be deemed to control one or more of such ECNs or ATSs based on the level of such ownership interests and whether such affiliates are represented on the board of such ECNs or ATSs. Consistent with its fiduciary obligation to seek best execution, the Adviser may, from time to time, directly or indirectly, effect client trades through ECNs or other ATSs in which the Firm’s affiliates have or could acquire an interest or board seat. These affiliates might receive an indirect economic benefit based upon their ownership in the ECNs or other ATSs. The Adviser will, directly or indirectly, execute through an ECN or other ATSs in which an affiliate has an interest only in situations where the Firm or the broker dealer through whom it is accessing the ECN or ATS reasonably believes such transaction will be in the best interest of its clients and the requirements of applicable law have been satisfied.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	43	SAI dated April 29, 2025

General Process for Potential Conflicts. All of the transactions described above involve the potential for conflicts of interest between the Adviser, related persons of the Adviser and/or their clients. The Advisers Act, the 1940 Act and ERISA impose certain requirements designed to decrease the possibility of conflicts of interest between an investment adviser and its clients. In some cases, transactions may be permitted subject to fulfillment of certain conditions. Certain other transactions may be prohibited. In addition, the Adviser has instituted policies and procedures designed to prevent conflicts of interest from arising and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with its fiduciary duty to its clients and in accordance with applicable law. The Adviser seeks to ensure that potential or actual conflicts of interest are appropriately resolved taking into consideration the overriding best interests of the client.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this SAI, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents.

•	The Fund’s Prospectus, dated April 29, 2025, filed with this SAI;

•	The Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025; and

•

The description of the Fund’s Common Shares contained in its Registration Statement on Form 8-A filed with the SEC on May 18, 2005, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Fund will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI, the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling (800) 262-1122.

The Fund makes available the Prospectus, SAI and the Fund’s annual and semi-annual reports, free of charge, at http://www.eatonvance.com. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this SAI, the Prospectus or the accompanying prospectus supplement.

FINANCIAL STATEMENTS

The audited financial statements and the report of the independent registered public accounting firm of the Fund for the fiscal year ended December 31, 2024 are incorporated herein by reference from the Fund’s most recent Annual Report to Common Shareholders filed with the SEC on February 27, 2025 (Accession No. 0001193125-25-038785) on Form N-CSR pursuant to Rule 30b2-1 under the 1940 Act.

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APPENDIX A

Adopted: June 16, 2003

Revised: May 8, 2013;

December 10, 2019;

October 12, 2021;

April 2025

Eaton Vance Funds

Proxy Voting Policy and Procedures

I.	Overview

The Boards of Trustees (the “Board”) of the Eaton Vance Funds1 have adopted these written proxy voting policy and procedures (the “Policy”). For purposes of this Policy:

•	“Fund” means each registered investment company sponsored by the Eaton Vance organization; and

•	“Adviser” means the investment adviser or sub-adviser responsible for the day-to-day management of all or a portion of the Fund’s assets.

II.	Delegation of Proxy Voting Responsibilities

The Board hereby delegates to the Adviser responsibility for voting the Fund’s proxies as described in this Policy. In this connection, the Adviser is required to provide the Board with a copy of its proxy voting policies and procedures (“Adviser Procedures”) and all Fund proxies will be voted in accordance with the Adviser Procedures. The Adviser Procedures shall comply with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and be reasonably designed to ensure that the Adviser votes Fund securities in the best interest of the Fund and include how the Adviser addresses material conflicts that may arise between the interest of the Adviser and the interests of the Fund.

The Adviser is required to report any material change to the Adviser Procedures to the Board in the manner set forth in Section V below.

III.	Delegation of Proxy Voting Disclosure Responsibilities

Pursuant to Rule 30b1-4 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund is required to file Form N-PX no later than August 31st of each year. On Form N-PX, the Fund is required to disclose, among other things, information concerning proxies relating to the Fund’s portfolio investments, whether or not the Fund (or its Adviser) voted the proxies relating to securities held by the Fund and how it voted on the matter and whether it voted for or against management.

To facilitate the filing of Form N-PX for the Fund:

•

The Adviser is required to record, compile and transmit in a timely manner all data required to be filed on Form N-PX for the Fund that it manages. Such data shall be transmitted to Eaton Vance Management, which acts as administrator to the Fund (the “Administrator”) or the third-party service provider designated by the Administrator; and

•

The Administrator is required to file Form N-PX on behalf of the Fund with the Securities and Exchange Commission (the “Commission”) as required by the 1940 Act. The Administrator may delegate the filing to a third-party service provider provided each such filing is reviewed and approved by the Administrator.

IV.	Conflicts of Interest

The Adviser, as a fiduciary to the Fund it manages, put the interests of the Fund and its shareholders above those of the Adviser. When required to vote a proxy for the Fund, the Adviser and in some instances Independent Trustees of the Funds, may have material business relationships with the issuer soliciting the proxy that could give rise to a potential material conflict of interest for the Adviser. Pursuant to Rule 206(4)-7 under the Advisers Act, the Adviser Procedures must include how the Adviser addresses material conflicts that may arise between the interest of the Adviser and the interests of the Fund.

[1]

The Eaton Vance Funds may be organized as trusts or corporations. For ease of reference, the Funds may be referred to herein as Trusts and the Funds’ Board of Trustees or Board of Directors may be referred to collectively herein as the Board.

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V.	Reports and Review

The Administrator shall make copies of Form N-PX filed on behalf of the Fund available for the Board’s review upon the Board’s request. The Administrator (with input from the Adviser for the Fund) shall also provide any reports reasonably requested by the Board regarding the proxy voting records of the Fund.

The Adviser shall provide reports to the Board as requested by the Board, the Administrator, the Funds’ Chief Compliance Officer or the Funds’ Chief Legal Officer, including material changes to the Adviser Procedures and material conflicts of interest. The Adviser Procedures, including procedures relating to material conflicts of interest, shall be provided to the Board at least annually.

The Adviser also shall report any material changes to the Adviser Procedures to the Fund’s Chief Legal Officer prior to implementing such changes in order to enable the Administrator to effectively coordinate the Fund’s disclosure relating to the Adviser Procedures. The Fund’s Chief Legal Officer shall ensure that the required disclosure relating to the Adviser Procedures is included in the Fund’s registration statement.

[1]

The Eaton Vance Funds may be organized as trusts or corporations. For ease of reference, the Funds may be referred to herein as Trusts and the Funds’ Board of Trustees or Board of Directors may be referred to collectively herein as the Board.

[2]

An Adviser is expected to maintain a process for identifying a potential material conflict of interest. As an example only, such potential conflicts may arise when the issuer is a client of the Adviser and generates a significant amount of fees to the Adviser or the issuer is a distributor of the Adviser’s products.

[3]

If a material conflict of interest exists with respect to a particular proxy and the proxy voting procedures of the relevant Adviser require that proxies are to be voted in accordance with the recommendation of a third party proxy voting vendor, the requirements of this Section IV shall only apply if the Adviser intends to vote such proxy in a manner inconsistent with such third party recommendation.

[4]

Effective October 1, 2021, and to the extent that Morgan Stanley Investment Management Company is acting as sub-adviser to Eaton Vance Greater China Growth Fund, the requirements of this Section IV shall be waived, as approved by the Board of Trustees on October 12, 2021.

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APPENDIX B

Morgan Stanley Investment Management (“MSIM”)

Equity Proxy Voting Policy and Procedures

April 2025

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Contents

Introduction

A. MSIM Approach to Proxy Voting

B. Applicability of Policy

Proxy Voting Procedures

A. Proprietary Proxy Voting System

B. Proxy Services Provided by Third Parties

C. Proxy Voting Operations

D. Proxy Voting Oversight

E. Securities Lending

F. Market and Operational Limitations

G. Conflicts of Interest

H. Proxy Voting Reporting & Recordkeeping

I. Review of Policy

MSIM Proxy Voting Guidelines

A. Board of Directors

B. Auditors

C. Executive & Director Compensation

D. Shareholder Rights and Defenses

E. Capital Structure

F. Corporate Transactions & Proxy Fights

G. Shareholder Proposals

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	48	SAI dated April 29, 2025

Introduction

This Proxy Voting Policy (“Policy”) sets out Morgan Stanley Investment Management’s (“MSIM”)1 approach to Proxy Voting, the procedures it follows with respect to Proxy Voting and the guidelines used to inform voting on key issues. The Policy is reviewed annually and updated as necessary to address new and evolving proxy voting issues and standards.

A. MSIM Approach to Proxy Voting

MSIM will vote proxies in a prudent and diligent manner and in the best interests of clients in accordance with its fiduciary duties, consistent with the objectives of the relevant investment strategy (“Client Proxy Standard”). MSIM will generally seek to vote proxies in accordance with the Proxy Voting Guidelines set out below.

MSIM has a decentralized approach towards investment management, consisting of independent investment teams. Investment teams seek to integrate this Policy with their investment goals and client expectations, using their vote to support sound corporate governance with the aim of enhancing long-term shareholder value, providing a high standard of transparency, and enhancing companies’ economic value. To that end, investment teams retain the overall vote decision. In some circumstances, MSIM may further define guidelines that sit under this Policy providing more details on company expectations and voting decisions applicable to certain strategies.

Under this Policy, proxy voting is led by our investment teams with support from the Global Stewardship Team (“GST”). The GST supports investment teams to vote in accordance with the Client Proxy Standard and comprises individuals who are separate from our investment teams. The GST is also responsible for the consistent application of this Policy and the Proxy Voting Guidelines and for providing voting recommendations to investment teams. The GST also oversees the proxy voting operational processes, vote execution and research.

As a result of MSIM’s independent investment team structure, a situation may emerge in which different investment teams have different views on how to vote the same proxy in the best interest of their respective clients. Under these circumstances, each investment team will vote according to their views.

B. Applicability of Policy

This Policy2 applies to proxy voting activities across MSIM. MSIM votes proxies on behalf of its sponsored funds and advisory clients that have granted it the authority to do so and will vote the proxies in accordance with this Policy unless otherwise agreed with the client.

Certain MSIM exchange-traded funds (“ETFs”) will follow Calvert Research and Management’s (“Calvert”) Proxy Voting Policies and Procedures and the Global Proxy Voting Guidelines set forth in Appendix A of the Calvert Proxy Voting Policies and Procedures. MSIM’s oversight of Calvert’s proxy voting engagement is ongoing pursuant to the 40 Act Fund Service Provider and Vendor Oversight Policy.

[1]

The MSIM entities covered by this Equity Proxy Voting Policy and Procedures (the “Policy”) currently include the following: Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Saudi Arabia, MSIM Fund Management (Ireland) Limited, Morgan Stanley Asia Limited, Morgan Stanley Investment Management (Japan) Co. Limited, Morgan Stanley Investment Management Private Limited, Morgan Stanley Eaton Vance CLO Manager LLC, Eaton Vance Management, Boston Management and Research, Eaton Vance Trust Company, Eaton Vance Management (International) Limited, Eaton Vance Advisers International Ltd, Morgan Stanley Eaton Vance CLO CM LLC and FundLogic SAS (each an “MSIM Affiliate” and collectively referred to as the “MSIM Affiliates” or as “we” below.)

[2]

This Policy does not apply to MSIM’s authority to exercise certain decision-making rights associated with investments in loans and other fixed-income instruments (collectively, “Fixed Income Instruments”). Instead, MSIM’s Policy for Exercising Consents Related to Fixed Income Instruments applies to MSIM’s exercise of discretionary authority or other investment management services, to the extent MSIM has been granted authority to exercise consents for an account with respect to any Fixed Income Instruments held therein.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	49	SAI dated April 29, 2025

Proxy Voting Procedures

MSIM follows the following procedures when voting proxies:

A. Proprietary Proxy Voting Platform

MSIM uses a proprietary management system, Provosys3, when voting proxies. Provosys streamlines our proxy voting process by providing a centralized platform for research, vote instruction and management of conflicts of interests. We believe that the internal management of this process provides us with enhanced quality control, as well as oversight and independence of the proxy administration process. Our proprietary system also handles workflow around proxy voting, documenting the views of various investment teams and the GST where relevant.

B. Proxy Services Provided by Third Parties

MSIM also retains the services of Institutional Shareholder Services (“ISS”) and Glass Lewis (collectively, the “Proxy Service Providers4”) for proxy vote execution, reporting, record-keeping, and where appropriate, to provide company-level reports that summarize key data elements within an issuer’s proxy statement or on specific thematic/market topics.

MSIM performs periodic due diligence on the Proxy Service Providers as part of ongoing oversight. Topics of the reviews include, but are not limited to, the Proxy Service Providers’ management of conflicts of interest, methodologies for developing their policies and vote recommendations, and resources.

C. Proxy Voting Operations

The GST5 is responsible for ensuring that voting instructions from investment teams and clients (where applicable) are communicated to our Proxy Service Provider responsible for proxy vote execution (currently, ISS serves in this capacity) and that adequate controls are in place to ensure instructions communicated electronically are accurately recorded in ISS systems for execution (including scenarios where votes have been split because of client preference or differing investment team convictions).

Additionally, the GST conducts monthly reviews of a vote audit report provided by ISS, confirming the execution status for meetings and conducts ex-post reviews to confirm that ISS has accurately implemented voting instructions.

D. Proxy Voting Oversight

The Proxy Review Committee (“PRC”) has overall responsibility for this Policy. The PRC consists of investment professionals who represent the different investment disciplines and/or geographic locations of MSIM and members of the GST. Additionally, the GST administers and implements the Policy through consultation with PRC members and MSIM investment teams, as well as monitors services provided by the Proxy Service Providers and any other research providers used in the proxy voting process.

E. Securities Lending

Accounts or funds sponsored, managed, or advised by MSIM may participate in a securities lending program through a third-party provider. The voting rights for shares that are out on loan are transferred to the borrower and therefore, the lender is not entitled to vote the lent shares at the company meeting.

However, in certain circumstances a portfolio manager may seek to recall shares for the purposes of voting. In this event, the handling of such recall requests would be on a reasonable efforts basis.

F. Market and Operational Limitations

Voting proxies of companies located in some jurisdictions may involve several issues that can restrict or prevent the ability to vote such proxies or entail significant costs. These issues include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings; (iii) restrictions on the ability of holders outside the issuer’s jurisdiction of the listing organization to exercise votes; (iv) requirements to vote proxies in person; (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with power of attorney to facilitate our voting instructions.

As a result, MSIM will use reasonable efforts to vote clients’ non-U.S. proxies, after weighing the costs and benefits of voting such proxies, consistent with the Client Proxy Standard.

[3]	Not applicable for Morgan Stanley AIP GP LP
[4]	Not applicable for Morgan Stanley AIP GP LP
[5]	Not applicable for Morgan Stanley AIP GP LP

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	50	SAI dated April 29, 2025

G. Conflicts of Interest

MSIM is part of Morgan Stanley, a global financial services group, and, as such, MSIM faces potential conflicts due to the role of other Morgan Stanley divisions which may have commercial relationships with companies in which MSIM may invest. Such potential conflicts of interest involving divisions of Morgan Stanley outside MSIM are managed through the operation of various policies and procedures, including (among others) those creating and enforcing information barriers between MSIM and other Morgan Stanley divisions.

MSIM has also enacted policies and procedures to address potential conflicts resulting from its own commercial or other relationships and to manage conflicts of interests so that proxies are voted in accordance with the Client Proxy Standard. The GST administers proxy voting Policy implementation and is responsible for providing investment teams with voting recommendations in accordance with this Policy and the Proxy Voting Guidelines. In the event of a material conflict of interest not addressed by such policies and procedures, the Head of GST will convene a special committee to oversee how a proxy should be voted in accordance with the Client Proxy Standard. Any determinations of the special committee regarding a material conflict of interest where appropriate will be reported to the Fund Board.

MSIM also faces potential conflicts of interest when voting proxies of its parent company Morgan Stanley. In such situations, MSIM will seek to vote its shares in the same proportion as other holders of Morgan Stanley’s shares (“echo vote”).

H. Proxy Voting Reporting & Recordkeeping

We will promptly provide a copy of this Policy to any client requesting it. We will also, upon client request, promptly provide a report indicating how each proxy was voted with respect to securities held in that client’s account. MSIM files an annual Form N-PX on behalf of each MSIM affiliate for which such filing is required, indicating how proxies were voted with respect to each MSIM affiliate fund’s or advisor’s holdings.

The GST will maintain requisite proxy voting books and records, including but not limited to: (1) proxy voting policies and procedures, (2) proxy statements received on behalf of client accounts, (3) proxies voted, (4) copies of any relevant research documents and (5) PRC and Special Committee decisions and actions. This documentation will be maintained for such period as required by relevant law and regulation.

MSIM also maintains rationales for its voting decisions at shareholder meetings (including votes against management) in a searchable database on an external website, which is updated on a rolling 12-month basis.

Records are retained in accordance with Morgan Stanley’s Global Information Management Policy, which establishes general Firm-wide standards and procedures regarding the retention, handling, and destruction of official books and records and other information of legal or operational significance.

The Global Information Management Policy incorporates Morgan Stanley’s Master Retention Schedule, which lists various record classes and associated retention periods on a global basis.

I. Review of Policy

The PRC through consultation with PRC members, and in conjunction with the Legal and Compliance Division, reviews this Policy annually to ensure that it remains consistent with clients’ best interests, regulatory requirements, investment team considerations, governance trends and industry best practices.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	51	SAI dated April 29, 2025

MSIM Proxy Voting Guidelines

MSIM6 (also defined as “We” within this section) will vote proxies in a prudent and diligent manner and in the best interests of clients in accordance with its fiduciary duties, consistent with the Client Proxy Standard.

Our proxy voting principles are rooted in the tenets of accountability, transparency and protection of shareholder rights. Stock ownership represents an opportunity to participate in the economic rewards of a long-lived asset and shareholder rights represent an important path to maximizing these rewards. When reviewing proposals, MSIM considers the financial materiality, including the company’s exposure to the risk or opportunity, the management of such issues and company’s current disclosures.

MSIM therefore expect the companies in which it invests to adhere to effective governance practices and to protect their shareholders’ interests. In addition to these proxy voting guidelines, MSIM may review publicly disclosed information from the issuer, research, and other sources. Investment teams will independently make voting decisions as appropriate for their strategies.

A. Board of Directors

The board of directors plays a key role in overseeing management and ensuring effective execution of strategies to achieve long-term shareholder value creation. The board has several important responsibilities including, but not limited to, selecting the executive leadership, monitoring and incentivizing performance, succession planning, and overseeing company strategy. In order to effectively carry out its fiduciary duties, we believe it is crucial for the board to have the right mix of skills, be sufficiently independent, and have the proper accountability mechanisms in place.

Board Composition

The role of the board of directors is to provide governance oversight and guidance to position the company for strategic success and drive long term value creation for shareholders. We believe that diverse perspectives on the board help directors assess and manage risks and opportunities comprehensively. Diversity on a board can include diversity of thought, background, skills, and experiences. Directors with a mix of tenures can also be beneficial to balance new perspectives with industry experience and knowledge. We generally expect the board to be composed of directors with adequate skill sets and diversity to provide oversight of the business, and in line with any local market regulations. Additionally, we expect the audit committee to have directors with appropriate financial expertise to serve on the committee.

Board Independence

We generally expect boards to adhere at a minimum to their prevalent market or regulatory standards on board independence. In most markets, a majority independent board is considered best practice. When assessing independence of directors, we may consider relevant circumstances and relationships with the company and related parties such as senior management or large shareholders.

In our experience, the right leadership structure is critical to a strong board. When voting on matters related to board leadership, we may consider company performance and any evidence of entrenchment or perceived risk indicating power may be overly concentrated in a single individual. We also generally expect key board committees to be comprised of independent board members.

Board Accountability

Director elections are the primary mechanism for shareholders to hold board members accountable. Therefore, we generally expect directors to be elected annually to serve on the board by majority vote. We generally expect directors who fail to receive majority shareholder support should resign from their position unless there is sufficient disclosure concerning the reasons why they failed to get support from a majority of the shareholders.

Boards should take into consideration the views of their long-term shareholders to ensure alignment, and to make appropriate efforts to communicate their plans and views broadly. To that end, we generally expect the board to engage meaningfully with long-term shareholders, especially to address concerns on matters that may affect the long-term value creation of the company.

[6]

The MSIM entities covered by this Equity Proxy Voting Policy and Procedures (the “Policy”) currently include the following: Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Saudi Arabia, MSIM Fund Management (Ireland) Limited, Morgan Stanley Asia Limited, Morgan Stanley Investment Management (Japan) Co. Limited, Morgan Stanley Investment Management Private Limited, Morgan Stanley Eaton Vance CLO Manager LLC, Eaton Vance Management, Boston Research Management, Eaton Vance Trust Company, Eaton Vance Management (International) Limited, Eaton Vance Advisers International Ltd, Morgan Stanley Eaton Vance CLO CM LLC and FundLogic SAS (each an “MSIM Affiliate” and collectively referred to as the “MSIM Affiliates” or as “we” below)

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	52	SAI dated April 29, 2025

We may consider withholding support for directors where we have significant concerns due to inadequate risk oversight of potentially financially material issues7. We may consider withholding support for Audit Committee members for failure to address accounting irregularities or financial misstatements over consecutive years.

Directors should dedicate adequate time to their role and consider any other existing commitments alongside their board and/or committee memberships. We may look at meeting attendance to determine whether directors have adequate time for their responsibilities.

B. Auditors

Investors rely on auditors to attest to the integrity of a company’s financial statements, without which the business could not be properly evaluated. It is essential that auditors be independent, accurate, fair in the fees charged, and not subject to conflicts of interest. We therefore expect auditors to be independent in order to provide an objective opinion and assurance. We may consider non-audit related business, length of service and any other relevant context when assessing auditor independence. We generally expect non-audit related fees to be less than 50% of the total fee.

C. Executive & Director Compensation

Properly structured compensation is essential to attracting and retaining effective corporate management. Poorly structured compensation plans can create perverse incentives. We expect compensations plans to be reasonable, and appropriately incentivize executives to make risk-reward decisions that align with the business strategy and goals, and long-term shareholder value creation. Compensation plans should also build in retention mechanisms for high performing executives. We generally expect compensation plan payouts to align with performance and long-term value creation.

We expect director compensation to follow market best practice and be aligned with long-term shareholder interests. For executives and directors who gain shares through equity compensation plans, we generally expect reasonable guidelines and holding requirements. Typically, stock options issued to executives should be priced at fair market value on the date of the grant and any re-pricing should not incur a significant cost to shareholders.

We generally expect employee ownership, retirement and severance plans to be designed in a manner that does not disadvantage shareholders. These plans should not be excessively dilutive or incur a high cost. We generally expect discounted employee stock purchase plans to be broad-based and include non-executive employees. Discount rates should be in line with market best practice and not excessive.

For compensation plans with performance metrics, in instances where performance milestones are not met, we may expect reasonable claw back provisions for executive or director compensation related to these missed milestones depending on the circumstances.

We generally evaluate each compensation plan and any related proposals, including shareholder proposals, within the context of the market and the company. In order to make a suitable evaluation about compensation and related matters, we expect appropriate disclosures on relevant aspects.

D. Shareholder Rights and Defenses

Companies should take actions and make decisions with the intent of maximizing long-term shareholder value creation. We generally support proposals that enhance shareholder rights and vote against those that seek to undermine them. We believe that in most cases, each common share should have one vote, and that a simple majority of voting shares should be what is required to effect change.

Shareholder Rights Plans

Shareholder rights plans, commonly known as poison pills, and similar take-over defenses should aim to promote long-term shareholder value creation. When designing plans and defenses, companies should ensure that they do not suppress potential value by unduly discouraging acquirers. We generally expect companies to seek shareholder approval or ratification of shareholder rights plans.

[7]

For example, we may withhold support for a director we believe is responsible for a company’s involvement/remediation of breach of global conventions such as UN Global Compact Principles on Human Rights, Labor Standards, Environment and Business Malpractice.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	53	SAI dated April 29, 2025

Unequal Voting Rights

We generally expect companies to adhere to the one share one vote principle. When companies have dual-class structures, they should ensure that such structures are not misused to support instances where a few insiders may benefit at the cost of other shareholders. Ultimately, structures should strive to create alignment between the shareholders’ economic interests and their voting power.

Voting Requirements

We typically prefer a majority vote standard for binding votes. We also expect management to be responsive to non-binding votes that have received majority support. We generally expect companies to protect minority shareholder rights as their primary goal when considering supermajority vote requirements.

Right to call Special Meetings

We generally expect companies to allow large shareholders to call special meetings. A large shareholder may be defined by a reasonable threshold or in line with prevalent market practices.

Proxy Access

We generally consider ownership thresholds, holding periods, the number of directors that shareholders may nominate and any restrictions on forming a group in our evaluation of proposals related to proxy access.

E. Capital Structure

We expect any changes to the capital structure to be driven by legitimate business needs and not as a means of anti-takeover defense. We generally expect companies to ensure that such changes do not disadvantage shareholders.

Companies should provide a clear business rationale when requesting the authorization, or increase in authorization, of new shares or new share classes. They ought to request a reasonable number of shares in relation to the purpose outlined. Companies should follow prevalent market practices, such as offering pre-emptive rights, to ensure shareholders are not excessively diluted, unless required by specific circumstances which are clearly stated.

We generally consider specific company and market context when we evaluate proposals on dividend payout ratios and related matters.

F. Corporate Transactions & Proxy Fights

We expect companies to provide a clear economic and strategic rationale for proposed transactions. We also expect disclosure of any financial benefits to the board or executives from any proposed transaction and will generally look for assurances that shareholder interests were prioritized. We generally assess company-specific circumstances when evaluating voting matters related to mergers, acquisitions, other special corporate transactions, and contested elections.

G. Shareholder Proposals

In assessing shareholder proposals, we will carefully consider the potential financial materiality (as appropriate to the investment strategy of MSIM’s investment teams and relevant advisory affiliates) of the issues raised in the proposal, as well as the company’s exposure to relevant risks and opportunities, current disclosures on the topic, and the sector and geography in which the company operates. We generally seek to balance concerns of reputational, operational, litigation and other risks that lie behind the proposal against costs of implementation.

We generally support proposals that seek to enhance useful disclosure on potentially financially material issues (as appropriate to the investment strategy of MSIM’s investment teams and relevant advisory affiliates), including but not limited to climate, biodiversity, human rights, supply chain, workplace safety, human capital management and pay equity. We focus on understanding the company’s business and commercial context and recognize that there is no one size fits all that can be applied across the board.

We generally do not support shareholder proposals on matters best left to the board’s discretion, or addressed via legislation or regulation, or that would be considered unduly burdensome. We also generally do not support shareholder proposals related to matters that we do not consider to be financially material (as appropriate to the investment strategy of MSIM’s investment teams and relevant advisory affiliates) for the company.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	54	SAI dated April 29, 2025

Appendix

Policy Statement

The Policy, with respect to securities held in the accounts of clients applies to those MSIM entities that provide discretionary investment management services and for which an MSIM entity has authority to vote proxies. For purposes of this Policy, clients shall include: Morgan Stanley U.S. registered investment companies, other Morgan Stanley pooled investment vehicles, and MSIM separately managed accounts (including accounts for Employee Retirement Income Security (“ERISA”) clients and ERISA-equivalent clients). This Policy is reviewed and updated as necessary to address new and evolving proxy voting issues and standards.

The MSIM entities covered by this Policy currently include the following: Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Saudi Arabia, MSIM Fund Management (Ireland) Limited, Morgan Stanley Asia Limited, Morgan Stanley Investment Management (Japan) Co. Limited, Morgan Stanley Investment Management Private Limited, Morgan Stanley Eaton Vance CLO Manager LLC, and Morgan Stanley Eaton Vance CLO CM LLC (each an “MSIM Affiliate” and collectively referred to as the “MSIM Affiliates” or as “we” below).

Each MSIM Affiliate will use its best efforts to vote proxies as part of its authority to manage, acquire and dispose of account assets.

•

With respect to the U.S. registered investment companies sponsored, managed or advised by any MSIM Affiliate (the “MS Funds”), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the Board of Directors/Trustees of the MS Funds.

•

For other pooled investment vehicles (e.g., UCITS), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the relevant governing board.

•

For separately managed accounts (including ERISA and ERISA-equivalent clients), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under the applicable investment advisory agreement or investment management agreement. Where an MSIM Affiliate has the authority to vote proxies on behalf of ERISA and ERISA-equivalent clients, the MSIM Affiliate must do so in accordance with its fiduciary duties under ERISA (and the Internal Revenue Code).

•

In certain situations, a client or its fiduciary may reserve the authority to vote proxies for itself or an outside party or may provide an MSIM Affiliate with a statement of proxy voting policy. The MSIM Affiliate will comply with the client’s policy.

•

Certain ETFs will follow Calvert’s Global Proxy Voting Guidelines set forth in Appendix A of Calvert’s Proxy Voting Policies and Procedures and the proxy voting guidelines discussed below do not apply to such ETFs. See Appendix A of Calvert’s Proxy Voting Policies and Procedures for a general discussion of the proxy voting guidelines to which these ETFs will be subject.

An MSIM Affiliate will not vote proxies unless the investment management agreement, investment advisory agreement or other authority explicitly authorizes the MSIM Affiliate to vote proxies.

In addition to voting proxies of portfolio companies, MSIM routinely engages with, or, in some cases, may engage a third party to engage with, the management or board of companies in which we invest on a range of environmental, social and governance issues. Governance is a window into or proxy for management and board quality. MSIM engages with companies where we have larger positions, voting issues are material or where we believe we can make a positive impact on the governance structure. MSIM’s engagement process, through private communication with companies, allows us to understand the governance structures at investee companies and better inform our voting decisions. In certain situations, a client or its fiduciary may provide an MSIM Affiliate with a proxy voting policy. In these situations, the MSIM Affiliate will comply with the client’s policy.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	55	SAI dated April 29, 2025

Appendix A

Appendix A applies to the following accounts managed by Morgan Stanley AIP GP LP (i) closed-end funds registered under the Investment Company Act of 1940, as amended; (ii) discretionary separate accounts; (iii) unregistered funds; and (iv) non-discretionary accounts offered in connection with AIP’s Custom Advisory Portfolio Solutions service. Generally, AIP will follow the guidelines set forth in Section II of MSIM’s Proxy Voting Policy and Procedures. To the extent that such guidelines do not provide specific direction, or AIP determines that consistent with the Client Proxy Standard, the guidelines should not be followed, the Proxy Review Committee has delegated the voting authority to vote securities held by accounts managed by AIP to the Fund of Hedge Funds investment team, the Private Markets investment team or the Portfolio Solutions team of AIP. A summary of decisions made by the applicable investment teams will be made available to the Proxy Review Committee for its information at the next scheduled meeting of the Proxy Review Committee.

In certain cases, AIP may determine to abstain from determining (or recommending) how a proxy should be voted (and therefore abstain from voting such proxy or recommending how such proxy should be voted), such as where the expected cost of giving due consideration to the proxy does not justify the potential benefits to the affected account(s) that might result from adopting or rejecting (as the case may be) the measure in question.

Waiver of Voting Rights

For regulatory reasons, AIP may either 1) invest in a class of securities of an underlying fund (the “Fund”) that does not provide for voting rights; or 2) waive 100% of its voting rights with respect to the following:

1.

Any rights with respect to the removal or replacement of a director, general partner, managing member or other person acting in a similar capacity for or on behalf of the Fund (each individually a “Designated Person,” and collectively, the “Designated Persons”), which may include, but are not limited to, voting on the election or removal of a Designated Person in the event of such Designated Person’s death, disability, insolvency, bankruptcy, incapacity, or other event requiring a vote of interest holders of the Fund to remove or replace a Designated Person; and

2.

Any rights in connection with a determination to renew, dissolve, liquidate, or otherwise terminate or continue the Fund, which may include, but are not limited to, voting on the renewal, dissolution, liquidation, termination or continuance of the Fund upon the occurrence of an event described in the Fund’s organizational documents; provided, however, that, if the Fund’s organizational documents require the consent of the Fund’s general partner or manager, as the case may be, for any such termination or continuation of the Fund to be effective, then AIP may exercise its voting rights with respect to such matter.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	56	SAI dated April 29, 2025

APPENDIX C

Parametric Portfolio Associates LLC

Equity Proxy Voting Policy and Procedures

February 2025

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	57	SAI dated April 29, 2025

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	58	SAI dated April 29, 2025

Introduction

This Proxy Voting Policy sets out the Parametric Portfolio Associates LLC (“PPA”) approach to proxy voting, the procedures it follows with respect to Proxy Voting and the guidelines used to inform voting on key issues. The policy is reviewed annually and updated as necessary to address new and evolving proxy voting issues and standards.

A.	PPA Approach to Proxy Voting

PPA will vote proxies in a prudent and diligent manner and in the best interests of clients, in accordance with its fiduciary duties, consistent with the objectives of the relevant investment strategy (“Client Proxy Standard”).

The Proxy Voting Coordinators are members of the Investment Strategy department and are responsible for ensuring shareholder meetings are voted in the best interest of the client and consistently apply this Policy. The Proxy Voting Coordinators oversee the proxy voting Policy implementation, operational processes, vote execution and research, and are involved in the Proxy Committee.

B.	Applicability of Policy

PPA votes proxies on behalf of the clients that have granted it the authority to do so and will vote the proxies in accordance with this Policy unless otherwise agreed with the client.

Proxy Voting Procedures

A.	Proxy Services Provided by Third Parties

PPA retains the services of Institutional Shareholder Services (“ISS”) for proxy vote execution, reporting, record-keeping, and where appropriate, to provide company-level reports that summarize key data elements within an issuer’s proxy statement or on specific thematic/market topics.

As part of our ongoing oversight of the proxy service providers, PPA performs periodic due diligence on ISS. Topics of the reviews include, but are not limited to, ISS’ management of conflicts of interest, methodologies for developing their policies and vote recommendations, and resources.

B.	Proxy Voting Operations

The Client Relations Group (“CRG”) is responsible for account setup, which includes proxy voting instructions. CRG records account-level proxy voting authority in Parametric’s internal systems, reconciles this against information provided by the custodian for the account, and communicates any discrepancies to the advisor or consultant.

The Proxy Voting Coordinators (the “Coordinators”) are members of the Investment Strategy department who are responsible for ensuring proxy ballots are voted in accordance with the Guidelines for all accounts where Parametric has been delegated voting authority. The Coordinators are also responsible for reporting on voting activity and policy, preparing materials for the Committee, maintaining proxy voting records, and other tasks related to administering votes.

The Director of Responsible Investing (the “Director”), or their delegate, is responsible for reviewing and recommending changes to the Guidelines and the Proxy Voting policy, and providing guidance on any votes that fall outside the Guidelines.

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The Committee is responsible for monitoring Parametric’s proxy voting practices and evaluating proxy advisors engaged to vote proxies on behalf of clients. The Committee is responsible for setting and annually reviewing the firm’s Policies and Procedures and the Guidelines.

The Compliance Department is responsible for annually reviewing these policies and procedures to verify that they are adequate, appropriate and effective.

Procedures

Parametric has adopted and implemented procedures to ensure the firm’s proxy voting policies are observed, executed properly and amended or updated, as appropriate. The procedures are summarized as follows:

Account Setup

•

Parametric is generally delegated the responsibility to vote proxies on behalf of clients. This responsibility is typically established in the investment advisory agreement between the client and Parametric. If not set forth in the advisory agreement, Parametric will assume the responsibility to vote proxies on the client’s behalf unless it has received written instruction from the client not to.

•

Parametric views the custodian proxy voting setup as the book of record and will update its own internal systems to reflect this, even if it conflicts with the investment advisory agreement, once the advisor has been informed of the proxy voting authority discrepancy.

Proxy Voting Administration

•

The Coordinators are responsible for ensuring proxies are voted in accordance with the Guidelines. This includes ongoing management of Parametric’s voting environment and reviews of upcoming proxy meetings.

•

The Director, or their delegate, will review research and guidance issued by third party proxy voting analysts regarding proxy voting issues relevant to Parametric’s clients and monitor upcoming shareholder meetings and votes. The Director will provide guidance to the Coordinators with regard to the Guidelines and how they apply to proxy ballots. The Director will ensure that rationale for votes cast is properly documented and reviewed by other Committee members, as warranted.

•

In the unlikely event that a ballot proposal is not addressed by the Guidelines, the Coordinators will consult with the Director to confirm that the Guidelines do not address the proxy issue. If confirmed, the Director may escalate the issue to the Committee for their consideration. The Committee can review research and guidance issued by third party proxy adviser when making a vote determination. A vote determination must be approved in writing by not less than two Committee members. The rationale for making the determination will be documented.

•

Parametric may not vote one or more proxy ballots on behalf of a client account if the economic effect on shareholders’ interests or the value of the holding is indeterminable or insignificant (e.g., the security is no longer held in the client portfolio) or if the cost of voting the proxy outweighs the potential benefit (e.g., international proxies which shareblocking practices may impose trading restrictions or voting requires filing a Power of Attorney).

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	60	SAI dated April 29, 2025

•

The Coordinators also conduct periodic reviews for all active accounts of proxies that are not voted or that are voted inconsistent with the Guidelines. Ballots voted differently than the Guidelines, and the rationale for why, are documented by the Coordinators.

C.	Proxy Voting Oversight

The Proxy Voting Committee has overall responsibility for this Policy. Parametric has established a Committee which shall meet on a quarterly basis to oversee and monitor the firm’s proxy voting practices. Members of the Committee consist of investment team and compliance representation.

On an annual basis, the Committee will approve the firm’s Proxy Voting Policies and Procedures and Proxy Voting Guidelines to ensure they are current, appropriate and designed to serve the best interests of clients and fund shareholders.

D.	Securities Lending

Accounts managed or advised by PPA may participate in a securities lending program through a third-party provider. The voting rights for shares that are out on loan are transferred to the borrower and therefore, the lender is not entitled to vote the lent shares at the company meeting.

E.	Market and Operational Limitations for Non-U.S. Companies

Voting proxies of companies located in some jurisdictions may involve several problems that can restrict or prevent the ability to vote such proxies or entail significant costs. These problems include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings; (iii) restrictions on the ability of holders outside the issuer’s jurisdiction of the listing organization to exercise votes; (iv) requirements to vote proxies in person; (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with power of attorney to facilitate our voting instructions.

As a result, PPA uses reasonable efforts to vote clients’ non-U.S. proxies, after weighing the costs and benefits of voting such proxies, consistent with the Client Proxy Standard.

F.	Conflicts of Interest

PPA is part of Morgan Stanley Investment Management, which is part of Morgan Stanley, a global financial services group, and, as such, PPA faces potential conflicts due to the role of other Morgan Stanley divisions which may have commercial relationships with companies in which PPA may invest. Such potential conflicts of interest involving divisions of Morgan Stanley outside MSIM are managed through the operation of policies and procedures creating and enforcing information barriers between Morgan Stanley and MSIM.

PPA has also enacted policies and procedures to address potential conflicts resulting from its own commercial or other relationships and to manage conflicts of interests so that proxies are voted in accordance with the Client Proxy Standard. Proxy voting is overseen by the Proxy Voting Committee which does not include individuals whose primary duties relate to client relations, sales, or marketing.

Where proxies are voted in accordance with this Policy, no material conflict of interest will be deemed to exist. In situations where a proxy proposal is not addressed by this Policy, Parametric may convene a special committee to determine how the proxy should be voted in accordance with the Client Proxy Standard. Any determinations of the special committee regarding a material conflict of interest where appropriate will be reported to the Fund Board.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	61	SAI dated April 29, 2025

PPA also faces potential conflicts of interest when voting proxies of its parent company Morgan Stanley. In such situations, PPA will seek to vote its shares in the same proportion as other holders of Morgan Stanley’s shares (“echo vote”).

G.	Proxy Voting Reporting & Recordkeeping

We will promptly provide a copy of this Policy to any client requesting it. We will also, upon client request, promptly provide a report indicating how each proxy was voted with respect to securities held in that client’s account.

The Proxy Coordinators will maintain requisite proxy voting books and records, including but not limited to: (1) proxy voting policies and procedures, (2) proxy statements received on behalf of client accounts, (3) proxies voted, (4) copies of any relevant research documents and (5) Proxy Committee and Special Committee decisions and actions. This documentation will be maintained for such period as required by relevant law and regulation.

PPA also maintains rationales for its voting decisions at shareholder meetings including votes against management in a searchable database on an external website which is updated on a rolling 12-month basis.

Records are retained in accordance with Parametric’s Books & Records Policy, which establishes general firm-wide standards and procedures regarding the retention, handling, and destruction of official books and records and other information of legal or operational significance.

The Parametric Books & Records Policy incorporates Morgan Stanley’s Master Retention Schedule, which lists various record classes and associated retention periods on a global basis.

H.	Review of Policy

The Proxy Voting Committee reviews this Policy annually to ensure that it remains consistent with clients’ best interests, regulatory requirements, governance trends and industry best practices.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	62	SAI dated April 29, 2025

PPA Proxy Voting Guidelines

Our proxy voting principles are rooted in the tenets of accountability, transparency and protection of shareholder rights. Stock ownership represents an opportunity to participate in the economic rewards of a long-lived asset and shareholder rights represent an important path to maximizing these rewards. When reviewing proposals, PPA considers the financial materiality, including the company’s exposure to the risk or opportunity, the management of such issues and company’s current disclosures.

Parametric Portfolio Associates LLC (also defined as “We” within this section) therefore expects the companies in which it invests to adhere to effective governance practices and to protect their shareholders’ interests. In addition to these proxy voting guidelines, PPA may review publicly disclosed information from the issuer, research, and other sources. Investment teams will independently make voting decisions as appropriate for their strategies.

A.	Board of Directors

The board of directors plays a key role in overseeing management and ensuring effective execution of strategies to achieve long-term shareholder value creation. The board has several important responsibilities including, but not limited to, selecting the executive leadership, monitoring and incentivizing performance, succession planning, and overseeing company strategy. In order to effectively carry out its fiduciary duties, we believe it is crucial for the board to have the right mix of skills, be sufficiently independent, and have the proper accountability mechanisms in place.

Board Composition

The role of the board of directors is to provide governance oversight and guidance to position the company for strategic success and drive long term value creation for shareholders. We believe that diverse perspectives on the board help directors assess and manage risks and opportunities comprehensively. Diversity on a board can include diversity of thought, background, skills, and experiences. Directors with a mix of tenures can also be beneficial to balance new perspectives with industry experience and knowledge. We generally expect the board to be composed of directors with adequate skill sets and diversity to provide oversight of the business, and in line with any local market regulations. Additionally, we expect the audit committee to have directors with appropriate financial expertise to serve on the committee.

Board Independence

We generally expect boards to adhere at a minimum to their prevalent market or regulatory standards on board independence. In most markets, a majority independent board is considered best practice. When assessing independence of directors, we may consider relevant circumstances and relationships with the company and related parties such as senior management or large shareholders.

In our experience, the right leadership structure is critical to a strong board. When voting on matters related to board leadership, we may consider company performance and any evidence of entrenchment or perceived risk indicating power may be overly concentrated in a single individual. We also generally expect key board committees to be comprised of independent board members.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	63	SAI dated April 29, 2025

Board Accountability

Director elections are the primary mechanism for shareholders to hold board members accountable. Therefore, we generally expect directors to be elected annually to serve on the board by majority vote. We generally expect directors who fail to receive majority shareholder support should resign from their position unless there is sufficient disclosure concerning the reasons why they failed to get support from a majority of the shareholders.

Boards should take into consideration the views of their long-term shareholders to ensure alignment, and to make appropriate efforts to communicate their plans and views broadly. To that end, we generally expect the board to engage meaningfully with long-term shareholders, especially to address concerns on matters that may affect the long-term value creation of the company.

We may consider withholding support for directors where we have significant concerns due to inadequate risk oversight of potentially financially material issues1. We may consider withholding support for Audit Committee members for failure to address accounting irregularities or financial misstatements over consecutive years.

Directors should dedicate adequate time to their role and consider any other existing commitments alongside their board and/or committee memberships. We may look at meeting attendance to determine whether directors have adequate time for their responsibilities.

B.	Auditors

Investors rely on auditors to attest to the integrity of a company’s financial statements, without which the business could not be properly evaluated. It is essential that auditors be independent, accurate, fair in the fees charged, and not subject to conflicts of interest. We therefore expect auditors to be independent in order to provide an objective opinion and assurance. We may consider non-audit related business, length of service and any other relevant context when assessing auditor independence. We generally expect non-audit related fees to be less than 50% of the total fee.

C.	Executive & Director Compensation

Properly structured compensation is essential to attracting and retaining effective corporate management. Poorly structured compensation plans can create perverse incentives. We expect compensations plans to be reasonable, and appropriately incentivize executives to make risk-reward decisions that align with the business strategy and goals, and long-term shareholder value creation. Compensation plans should also build in retention mechanisms for high performing executives. We generally expect compensation plan payouts to align with performance and long-term value creation.

We expect director compensation to follow market best practice and be aligned with long-term shareholder interests. For executives and directors who gain shares through equity compensation plans, we generally expect reasonable guidelines and holding requirements. Typically, stock options issued to executives should be priced at fair market value on the date of the grant and any re-pricing should not incur a significant cost to shareholders.

[1]

For example, we may withhold support for a director we believe is responsible for a company’s involvement/remediation of breach of global conventions such as UN Global Compact Principles on Human Rights, Labor Standards, Environment and Business Malpractice.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	64	SAI dated April 29, 2025

We generally expect employee ownership, retirement and severance plans to be designed in a manner that does not disadvantage shareholders. These plans should not be excessively dilutive or incur a high cost. We generally expect discounted employee stock purchase plans to be broad-based and include non-executive employees. Discount rates should be in line with market best practice and not excessive.

For compensation plans with performance metrics, in instances where performance milestones are not met, we may expect reasonable claw back provisions for executive or director compensation related to these missed milestones depending on the circumstances.

We generally evaluate each compensation plan and any related proposals, including shareholder proposals, within the context of the market and the company. In order to make a suitable evaluation about compensation and related matters, we expect appropriate disclosures on relevant aspects.

D.	Shareholder Rights and Defenses

Companies should take actions and make decisions with the intent of maximizing long-term shareholder value creation. We generally support proposals that enhance shareholder rights and vote against those that seek to undermine them. We believe that in most cases, each common share should have one vote, and that a simple majority of voting shares should be what is required to effect change.

Shareholder Rights Plans

Shareholder rights plans, commonly known as poison pills, and similar take-over defenses should aim to promote long-term shareholder value creation. When designing plans and defenses, companies should ensure that they do not suppress potential value by unduly discouraging acquirers. We generally expect companies to seek shareholder approval or ratification of shareholder rights plans.

Unequal Voting Rights

We generally expect companies to adhere to the one share one vote principle. When companies have dual-class structures, they should ensure that such structures are not misused to support instances where a few insiders may benefit at the cost of other shareholders. Ultimately, structures should strive to create alignment between the shareholders’ economic interests and their voting power.

Voting Requirements

We typically prefer a majority vote standard for binding votes. We also expect management to be responsive to non-binding votes that have received majority support. We generally expect companies to protect minority shareholder rights as their primary goal when considering supermajority vote requirements.

Right to call Special Meetings

We generally expect companies to allow large shareholders to call special meetings. A large shareholder may be defined by a reasonable threshold or in line with prevalent market practices.

Proxy Access

We generally consider ownership thresholds, holding periods, the number of directors that shareholders may nominate and any restrictions on forming a group in our evaluation of proposals related to proxy access.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	65	SAI dated April 29, 2025

E.	Capital Structure

We expect any changes to the capital structure to be driven by legitimate business needs and not as a means of anti-takeover defense. We generally expect companies to ensure that such changes do not disadvantage shareholders.

Companies should provide a clear business rationale when requesting the authorization, or increase in authorization, of new shares or new share classes. They ought to request a reasonable number of shares in relation to the purpose outlined. Companies should follow prevalent market practices, such as offering pre-emptive rights, to ensure shareholders are not excessively diluted, unless required by specific circumstances which are clearly stated.

We generally consider specific company and market context when we evaluate proposals on dividend payout ratios and related matters.

F.	Corporate Transactions & Proxy Fights

We expect companies to provide a clear economic and strategic rationale for proposed transactions. We also expect disclosure of any financial benefits to the board or executives from any proposed transaction and will generally look for assurances that shareholder interests were prioritized. We generally assess company-specific circumstances when evaluating voting matters related to mergers, acquisitions, other special corporate transactions, and contested elections.

G.	Shareholder Proposals

In assessing shareholder proposals, we will carefully consider the potential financial materiality (as appropriate to the investment strategy) of the issues raised in the proposal, as well as the company’s exposure to relevant risks and opportunities, current disclosures on the topic, and the sector and geography in which the company operates. We generally seek to balance concerns of reputational, operational, litigation and other risks that lie behind the proposal against costs of implementation.

We generally support proposals that seek to enhance useful disclosure on potentially financially material issues (as appropriate to the investment strategy), including but not limited to climate, biodiversity, human rights, supply chain, workplace safety, human capital management and pay equity. We focus on understanding the company’s business and commercial context and recognize that there is no one size fits all that can be applied across the board.

We generally do not support shareholder proposals on matters best left to the board’s discretion, or addressed via legislation or regulation, or that would be considered unduly burdensome. We also generally do not support shareholder proposals related to matters that we do not consider to be financially material (as appropriate to the investment strategy) for the company.

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	66	SAI dated April 29, 2025

Eaton Vance Tax-Managed Buy-Write Opportunities Fund

Statement of Additional Information

April 29, 2025

Investment Adviser and Administrator

Eaton Vance Tax-Managed Buy-Write Opportunities Fund

Eaton Vance Management

One Post Office Square

Boston, MA 02109

Sub-Adviser

Eaton Vance Tax-Managed Buy-Write Opportunities Fund

Parametric Portfolio Associates LLC

800 Fifth Avenue, Suite 2800

Seattle, WA 98104

Custodian

State Street Bank and Trust Company

One Congress Street, Suite 1

Boston, MA 02114-2016

Transfer Agent

Equiniti Trust Company, LLC

P.O. Box 500

Newark, NJ 07101

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

115 Federal Street, Suite 15

Boston, MA 02110-1894

Eaton Vance Tax-Managed Buy-Write Opportunities Fund	67	SAI dated April 29, 2025